AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1999
                                                   REGISTRATION NO. 333-80417
==============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ------------------


                              AMENDMENT NO. 1
                                     TO
                                  FORM S-3

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             ------------------


                      SAMCO MORTGAGE SECURITIES CORP.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                  13-4058702
    (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)


                              245 Park Avenue
                          New York, New York 10167
                               (212) 272-2000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ------------------

                            Mr. Samuel Molinaro
                                 Treasurer
                         SAMCO Mortgage Securities
                                   Corp.
                              245 Park Avenue
                          New York, New York 10167
                               (212) 272-2000

         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 COPIES TO:

                          Richard F. Kadlick, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                          New York, New York 10022

                             ------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE
         PUBLIC: From time to time after the effective date of this
                          Registration Statement.

                             ------------------


   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                             ------------------


                     CALCULATION OF REGISTRATION FEE(1)

                                                              PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                         PROPOSED        AGGREGATE
     SECURITIES TO BE         AMOUNT TO BE   MAXIMUM OFFERING     OFFERING        AMOUNT OF
        REGISTERED             REGISTERED     PRICE PER UNIT      PRICE(2)     REGISTRATION FEE
--------------------------- ---------------- ---------------- ---------------- ----------------

Shared Appreciation
Mortgage Pass-Through             $[ ]             100%             $[ ]             $[ ]
Certificates...............

(1) This Registration Statement also registers an indeterminate amount of securities to be sold by Bear, Stearns & Co. Inc. in market-making transactions, where required.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), exclusive of accrued interest, if any, on the Shared Appreciation Mortgage Pass-Through Certificates.
(3) $278 has previously been paid.

                               ------------------


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
=============================================================================




           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [ ], [1999]

                      SAMCO MORTGAGE SECURITIES CORP.
                                 DEPOSITOR

                            [ ] TRUST [1999]-[ ]

                 SHARED APPRECIATION MORTGAGE PASS-THROUGH
                      CERTIFICATES, SERIES [1999]-[ ]

                                    $[ ]

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGES-[ ] IN THIS
          PROSPECTUS SUPPLEMENT AND PAGE [ ] IN THE PROSPECTUS.

The certificates will represent interests only in the trust created for Series [1999]-[ ] and will not represent in terests in or obligations of SAMCO Mortgage Securities Corp., Bear, Stearns & Co. Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The [ ] Trust [1999]-[ ] will issue [ ] classes of offered certificates. Each class of offered certificates will receive distributions of interest, principal or both. The table on page S-[ ] of this prospectus supplement contains a list of the classes of offered certificates, including the principal balance, interest rate and certain special characteristics of each class.

OFFERED CERTIFICATES

Total principal amount         $[           ]
First payment date              [            ], [1999]
Interest paid/principal paid    [Monthly] (25th)
Last possible payment date      [            ], 20[  ]


[The [             ] Trust [1999]-[  ] will also issue [  ] classes of
certificates that will not be offered by this prospectus supplement.
The total principal amount of the private certificates is $[          ].]

The underwriter listed below will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to SAMCO Mortgage Securities Corp. from the sale of the offered certificates will be approximately [ ]% of the principal balance of the offered certificates plus accrued interest, before deducting $[ ] in expenses. The underwriter's commission will be the difference between the price it pays to SAMCO Mortgage Securities Corp. for the offered certificates and the amount that it receives from the sale of the offered certificates to the public.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            Underwriter

                     BEAR, STEARNS & CO. INC.

                            [ ], [1999]




            IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
           PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


   We provide information to you about the offered certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates and this prospectus supplement, which describes the specific terms of your series of certificates.

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SPECIFIC TO YOUR CERTIFICATES AND ENHANCES THE MORE GENERAL INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE MORE DETAILED INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT.

   If and when included in this prospectus supplement and the accompanying prospectus or in documents incorporated herein or therein by reference, the words "expects," "intends," "anticipates," "estimates" and analogous expressions are intended to identify forward-looking statements. Any such statements, which may include statements contained in "risk factors," inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in foreign political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond SAMCO Mortgage Securities Corp.'s control. These forward-looking statements speak only as of the date of this prospectus supplement. SAMCO Mortgage Securities Corp. Expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in SAMCO Mortgage Securities Corp.'s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


   We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

   SAMCO Mortgage Securities Corp.'s principal offices are located at 245 Park Avenue, New York, New York 10167 and its telephone number is (212) 272-2000.



                               TABLE OF CONTENTS


Important Notice about Information
Presented in this Prospectus Supplement and
the Accompanying Prospectus................................................S-2

Summary Information........................................................S-4


Risk Factors..............................................................S-10

The Trust.................................................................S-11

Description of the SAM Pools..............................................S-12
   General................................................................S-12
   The Sellers/Originators................................................S-14

Description of the Certificates...........................................S-15
   Book-Entry Registration................................................S-15
   Definitive Certificates................................................S-17
   Exchangeable Certificates..............................................S-18
   Advances...............................................................S-18
   Distributions of Interest..............................................S-18
   Distributions of Principal.............................................S-18
   Subordination and Allocation of
   Losses.................................................................S-18
   The Class R Certificates...............................................S-19
   Available Distribution Amount..........................................S-19
   Last Scheduled Distribution to
   Certificateholders.....................................................S-20
   The Master Servicer....................................................S-20
   The Servicer...........................................................S-20
   Servicing Compensation, Retained
   Yield and Payment of Expenses..........................................S-21
   Optional Termination of the Trust......................................S-21
   Yield, Appreciation and Prepayment
   Considerations.........................................................S-22
   Yield Considerations with Respect to
   the Adjustable Strip Certificates......................................S-27
   Yield Considerations with Respect to
   the Appreciation Certificate...........................................S-29
   Residual Certificate Yield
   Considerations.........................................................S-30
   Additional Information.................................................S-31

The Pooling and Servicing Agreement and
Sale and Servicing Agreement..............................................S-31
   General................................................................S-31
   Representations and Warranties.........................................S-31

Credit Enhancements.......................................................S-31
   The Pool Insurance Policy..............................................S-32
   The Special Hazard [Insurance
   Policy][Reserve Fund] [Letter of
   Credit]................................................................S-32
   The SAM Repurchase [Reserve
   Fund] [Letter of Credit] [Bond]........................................S-34
   The Bankruptcy [Reserve Fund]
   [Letter of Credit] [Bond]..............................................S-35

Legal Investment Aspects..................................................S-36

ERISA Considerations......................................................S-36

Federal Income Tax Consequences...........................................S-36

Method of Distribution....................................................S-37

Legal Matters.............................................................S-38

Certificate Ratings.......................................................S-38

Glossary of Terms.........................................................S-40




                            SUMMARY INFORMATION

   THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS.

   THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

WHAT YOU OWN


Your certificates represent ownership of a portion of the trust. The trust contains a pool of shared appreciation mortgage loans secured by residential properties with original terms to maturity of not more than [ ] years and certain other assets, as described under "The Trust" in this prospectus supplement. A shared appreciation mortgage loan is a mortgage loan in which the mortgagor pays a lower rate of interest than a similarly situated mortgagor would pay on a mortgage loan with no shared appreciation feature, because he will be required to also pay a pre-determined percentage of the appreciation in the value of the underlying mortgaged property to the related mortgagee or lender under a termination or maturity of the shared appreciation mortgage loan.

THE OFFERED CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.


INFORMATION ABOUT THE MORTGAGE POOLS


The mortgage pool consists of approximately [ ] shared appreciation mortgage loans with an aggregate principal balance as of [ ], [1999] of approximately $[ ]. The principal balance of the individual shared appreciation mortgage loans at origination ranged from a minimum of approximately $[ ] to a maximum of approximately $[ ], with an average principal balance of approximately $[ ]. The shared appreciation mortgage loans have a weighted average remaining term to maturity of approximately [ ] months as of [ ], [1999]. At origination, the shared appreciation mortgage loans had [fixed][adjustable] interest rates ranging from [ ]% to [ ]% and a weighted average [fixed] interest rate of [ ]% and a weighted average appreciation share of [ ]%. The index used to compute stated interest on the shared appreciation mortgage loans is [ ]. The margins range from [ ]% to [ ]%. [other relevant adjustable rate characteristics] The range of appreciation shares is from [ ]% to [ ]%. The shared appreciation mortgage loans are described in the prospectus as [mortgage subsidy][equity release] shared appreciation mortgage loans.


[For a further description of the shared appreciation mortgage loans, see "Description of the SAM Pools" in this prospectus supplement.]

                         THE OFFERED CERTIFICATES


SAMCO Mortgage Securities Corp. will deposit the shared appreciation mortgage loans into the trust. SAMCO Mortgage Securities Corp. created the trust for the purpose of issuing the Shared Appreciation Mortgage Pass-Through Certificates, Series [1999]-[ ]. [The approximate initial class principal balance, certificate interest rate and type of each class of the offered certificates will be as follows:



         Approximate
           Initial       Annual
            Class       Certificat
          Principal     Interest
Class      Balance        Rate      Type
------  -------------   ---------    -----









[Index to be used for appreciation certificates]

[In addition to the offered certificates, the trust will issue the [ ] Certificates. [These private certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates.] [The [ ] Certificates are not being offered by this prospectus supplement.]

CALCULATION OF APPRECIATION SHARE

The following charts set forth an example of how an appreciation share on a shared appreciation mortgage loan would be payable to the holder of an appreciation certificate:

---------------------------------------------------------
                            When home    When home is
                               was          sold
                           purchased
---------------------------------------------------------
House price/                $125,000       $185,000
value
Loan amount                 $100,000       $ 82,000
If mortgage                     N/A         $30,000
obtains a 50%
appreciation
share, one-half of
appreciation
that is due to
lender (percentage
of appreciation
share that is due
can vary from
30% - 60%)
---------------------------------------------------------
Total         N/A          $112,500
pay-off due
to lender at
timeof sale
---------------------------------------------------------
Proceeds to                $72,500
borrower
---------------------------------------------------------

---------------------------------------------------------
                            When home    When home is
                               was          sold
                           purchased
---------------------------------------------------------
House price/               $125,000       $125,000
value
---------------------------------------------------------
Loan amount                $100,000       $ 97,470
---------------------------------------------------------
If mortgage   N/A          $ 0
obtains a 50%
appreciation
share, one-half of
appreciation that
is due to lender
(percentage of
appreciation
share that is due
can vary from
30% - 60%)
---------------------------------------------------------
Total         N/A          $ 97,470
pay-off due
to lender at
time of sale
---------------------------------------------------------
Proceeds to                $27,530
borrower
---------------------------------------------------------



               INITIAL PRINCIPAL BALANCE OF THE CERTIFICATES


The aggregate principal balance of the certificates issued by the trust is approximately $[ ], subject to an upward or downward variance of no more than 5%. [The appreciation certificates do not have a principal amount but have a notional amount of approximately $[ ].]


                 DISTRIBUTIONS ON THE OFFERED CERTIFICATES

PRIORITY OF DISTRIBUTIONS

The first distribution date will be [ ], [1999]. Thereafter, distributions will be made on the 25th day of each month, or if such 25th day is not a business day, on the next business day. [description of priority of interest and principal distributions among the certificates]

DISTRIBUTIONS OF INTEREST

General. On each distribution date, monthly distributions of interest will be made to each class of offered certificates entitled to interest to the extent of available funds.

[The amount of interest each class of certificates accrues each month will equal 1/12th of the annual certificate interest rate for that class of certificates multiplied by the related class principal balance or class notional amount, as applicable.] [additional description of allocation of interest among classes, as applicable]

[Additional interest will be paid to holders of appreciation certificates at the maturity of the shared appreciation mortgage loans.] [additional description of allocation of additional interest to appreciation certificate]


[Compensating Interest and Interest Shortfalls. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of such prepayment. The [master servicer][servicer] of the shared appreciation mortgage loans [will/will not] pay compensating interest to the certificateholders to compensate certificateholders for the shortfall in interest this causes.]


DISTRIBUTIONS OF PRINCIPAL


The certificateholders will receive the principal that the mortgagors pay on the shared appreciation mortgage loans in the trust. [additional description of allocation of principal among the classes of certificates, as applicable]


ALLOCATION OF LOSSES


The [master servicer][servicer] will realize a loss to the trust when it receives all amounts that it expects to recover from any shared appreciation mortgage loan and that amount is less than the outstanding principal balance of such loan and accrued and unpaid interest, including additional interest, on such balance. LOSSES WILL BE ALLOCATED TO THE CERTIFICATES BY DEDUCTING SUCH LOSSES FROM THE PRINCIPAL BALANCE OF THE CERTIFICATES WITHOUT MAKING ANY PAYMENTS TO THE CERTIFICATEHOLDERS. [description of subordination features, as applicable, and method of allocation of losses on the shared appreciation mortgage loans among the certificates]


CREDIT ENHANCEMENTS


[description of credit enhancements, including subordination, if any]


ADVANCES


[description of obligation, if any, of [master servicer][servicer][originator][seller] of the shared appreciation mortgage loans, to make advances to cover shortfalls in payments due on shared appreciation mortgage loans or to make servicing advances]


YIELD, APPRECIATION AND
PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

o  the price at which such certificates are purchased;

o  the applicable certificate interest rate, if any;

o in the case of appreciation certificates, the amount of appreciation of the mortgaged properties that secure the shared appreciation mortgage loans; and

o   the rate of prepayments on the shared appreciation mortgage loans.

A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the shared appreciation mortgage loans more quickly than expected, thereby reducing the aggregate stated interest payments with respect to such shared appreciation mortgage loans. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium. Conversely, a lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the shared appreciation mortgage loans would occur later than anticipated.


A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the shared appreciation mortgage loans more quickly than expected and such reduction could also have the effect of reducing the opportunity for the rate of increase in the value of the related mortgaged properties to increase. In addition, a mortgagor may choose to prepay a shared appreciation mortgage loan at a time when real estate values are declining in order to minimize the amount of appreciation payments. In such instances, a higher rate of principal prepayments would result in a lower than expected yield to maturity on the class or classes of certificates entitled to such additional interest payments, which are defined generally as appreciation certificates.

Further, the level of appreciation of the mortgaged properties underlying the shared appreciation mortgaged properties in your trust and, to a much lesser degree, the rate of change of the index used for calculating the indexed additional interest for any shared appreciation mortgage loan that is repurchased from your trust for, or such certificates will affect the yield earned by holders of, the appreciation certificates. The level of appreciation of the mortgaged properties underlying the shared appreciation mortgage loans may be affected by a variety of factors, including but not limited to:


o  economic conditions in the area where the mortgaged property is located;

o  the general level of inflation and unemployment in the economy;

o  the general level of liquidity in the economy; and

o  more specifically the level of liquidity in the residential mortgage market.

You should be aware that if you hold appreciation certificates their yield may be low, zero or negative, and you should be prepared for the possibility that you could lose your entire investment in the appreciation certificates that you have purchased.


Certain classes of certificates will be especially sensitive to the rate of prepayments and the rate of appreciation on the underlying mortgaged properties. For a discussion of special yield, prepayment and appreciation certificate considerations applicable to these classes of certificates, see "Risk Factors" and "Description of the Certificates--Yield, Appreciation and Prepayment Considerations" in this prospectus supplement.


BOOK-ENTRY REGISTRATION

[In general, the [   ] certificates will be available only in book-entry
form through the facilities of [The Depository Trust Company]. See "Description of the Certificates --Book-Entry Registration" in this prospectus supplement.]

DENOMINATIONS


SAMCO Mortgage Securities Corp. is offering the class [ ] certificates in minimum denominations of $1,000 and in increments of $1.00 in excess of $1,000 and the class [ ] certificates in minimum denominations of $25,000 and in increments of $1.00 in excess of $25,000.


RATINGS

This prospectus supplement requires that the offered certificates receive ratings from [ ] to [ ]. The ratings on the offered certificates address the likelihood that the holders of offered certificates will receive all distributions to which they are entitled on the underlying shared appreciation mortgage loans. They do not address the likely actual rate of prepayments or appreciation of the underlying mortgaged properties. Such rate of prepayments or appreciation, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause certificateholders to fail to recover their initial investments.

LEGAL INVESTMENT

As of the date of their issuance, the offered certificates [, other than the class [ ] certificates,] will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Certain Legal Investment Aspects" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the [ ] Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

TAX STATUS


[A pool of shared appreciation mortgages will be treated as a REMIC, a FASIT or a grantor trust for federal income tax purposes. Holders of some types of certificates that are issued will likely be treated as holding debt instruments with original issue discount. Holders of other types of certificates will be subject to different federal income tax treatment.]

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the residual certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.



                                RISK FACTORS

   THE OFFERED CERTIFICATES, INCLUDING, BUT NOT LIMITED TO, THE
APPRECIATION CERTIFICATES, ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE ANY CLASS OF OFFERED
CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, APPRECIATION OF THE UNDERLYING MORTGAGED PROPERTIES, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

   THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.


   [discussion, as applicable, of risk factors, including prepayment risk, legal risks associated with the origination of shared appreciation mortgage loans, the risk of investing in the appreciation certificates which represent interests in the appreciation of the mortgaged properties, subordination and allocation of losses among the certificates, adjustable-rate shared appreciation interest-only or principal-only certificates, book-entry system of registration and federal income tax consequences]

   [Risks associated with servicer waiving fees or charges with respect to delinquent shared appreciation mortgage loans if applicable] [Risks related to allowing delinquent shared appreciation mortgage loans to remain delinquent for an extended period of time, if applicable]



                                   THE TRUST


   The primary assets in the Trust will consist of SAMs secured by one- to four-family residential properties [or certificates of interest or participations]. The Trust will also include:

      o   [Primary Insurance Policies;]

      o   [the Pool Insurance Policy issued by [            ] and other
          insurance policies related to the SAMs;]

      o [an Advance Claims Endorsement][covering up to a specified amount of certain losses arising from special hazards, certain SAM repurchase defaults by the [master servicer][servicer] and mortgagor bankruptcy;]

      o [a Special Hazard] [Reserve Fund] [Letter of Credit][Certificate Insurance][Insurance Policy];

      o   [a SAM Repurchase] [Reserve Fund] [Letter of Credit] [Bond];

      o   [a Bankruptcy] [Reserve Fund] [Letter of Credit] [Bond]; and

      o   [a Fraud][Bond]

      o property which secured a SAM and which is acquired by foreclosure or by deed in lieu of foreclosure after the Cut-Off Date, and

      o amounts held from time to time in an account or accounts established by the [master] servicer.

The SAMs will be assigned to the Trustee, together with all principal and interest due on the SAMs [other than the Retained Yield] after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the certificates. Each SAM will be identified in the Loan Schedule which will specify with respect to each SAM, among other things, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the Mortgage Note and the stated interest rate and the Appreciation Share, whether such SAM is a Mortgage Subsidy SAM or Equity Release SAM, the stated maturity of each SAM and various material information about each mortgagor.



                         DESCRIPTION OF THE SAM POOLS


   Capitalized terms are defined in the Glossary of Terms in the attached Prospectus or in this Prospectus Supplement.


GENERAL


   The SAM Pools will consist of SAMs having an [approximate] aggregate principal balance outstanding as of [ ], [1999], after deducting payments due on or before such date. Certain of the risks of loss on the SAMs will be covered up to specified limits by the following:

      o    [Primary Insurance Policies;]

      o    [a Pool Insurance Policy;]

      o    [an Advance Claims Endorsement;]

      o    [a Special Hazard] [Reserve Fund] [Letter of Credit] [Insurance
           Policy];

      o    [a SAM Repurchase] [Reserve Fund] [Letter of Credit] [Bond];

      o    [a Bankruptcy] [Reserve Fund] [Letter of Credit] [Bond]; and

      o    [a Fraud][Bond].

   See "Credit Enhancements" in this prospectus supplement and "Description of Credit Enhancements" in the prospectus.

   The SAMs are secured by the Mortgaged Property. The SAMs will have the additional characteristics described in this prospectus supplement and in the prospectus. All of the SAMs will generally be acquired by SAMCO Mortgage Securities Corp. from EMC Mortgage Corporation. EMC Mortgage Corporation acquired the SAMs from [list Originators/sellers] under certain Sale and Servicing Agreements. The SAMs in each SAM Pool will be originated by Originators and purchased from lending institutions which meet the requirements set forth in the attached prospectus.

   [All of the SAMs will be screened and underwritten in accordance with standards set forth in the prospectus.] Each SAM will have been originated during the period from [ ] through [ ], [1999]. Each of the SAMs will have an original term to maturity of [ ] to [30] years. [The SAM will begin making periodic payments on [ ].]

   As of the Cut-Off Date, the stated rate of interest on each SAM will be not less than [ ]% and not more than [ ]% per annum. As of the Cut-Off Date, the weighted average, by principal balance, of the stated interest rates on the SAMs will be approximately [ ]% per annum. [[ ]% of the SAMs are adjustable rate SAMs] [description of features of shared appreciation adjustable-rate mortgage loans, including adjustment date, index, gross margin, adjustment limits, interest ceilings and floors, method of establishing initial rate and historical index tables]. [[ ]% of the SAMs will have been originated as adjustable rate SAMs but converted to fixed rate SAMs prior to inclusion in the SAM Pools.] [[ ]% of the SAMs will have been originated as adjustable rate SAMs and may convert to fixed rate SAMs after inclusion in the SAM Pools.] [[ ]% of the SAMs are Mortgage Subsidy SAMs.] [[ ]% of the SAMs are Equity Release SAMs.]

   At origination, each SAM will have had a principal balance of not less than $[ ] nor more than $[ ] , and the average principal balance of the SAMs as of the Cut-Off Date will be approximately $[ ]. All of the SAMs will have been secured by owner-occupied Mortgaged Properties, based solely on representations of the mortgagors obtained at the origination of the related SAMs.

   [Each SAM has a Remittance Rate equal to the stated interest rate for such SAM less the sum of the Retained Yield, the [[Seller][Servicing] Fee and the Master Servicing Fee] [Servicing Fee and the Certificate Administrator Fee] for such SAM. As of the Cut-Off Date, the Pass-Through Rate for each SAM will be not less than [ ]% and not more than [ ]% per annum. As of the Cut-Off Date, the weighted average, by principal balance, of the Remittance Rates for the SAMs will be approximately [ ]% per annum.]

   Each SAM provides for the payment of additional interest at the earlier of the maturity date and the occurrence of a Mortgage Termination Event equal to the Additional Interest Payment. Such Additional Interest Payment is equal to the Appreciation Share and the amount by which the Settlement Value of such SAM exceeds the Adjusted Value of such SAM at the earlier of the maturity date of such SAM and the occurrence of a Mortgage Termination Event. The index used to compute stated interest on the SAMs is [ ]. The margins range from [ ]% to [ ]%. [other relevant adjustable rate characteristics] The range of Appreciation Shares is from [ ]% to [ ]%.


   The latest original scheduled maturity of any SAM will be [ ][20 ]. As of the Cut-Off Date, the weighted average, by principal balance, remaining term to maturity of the SAMs will be approximately [ ] months.


   [At origination, based upon an appraisal of the Mortgaged Property securing each SAM, approximately [ ]% of the SAMs, by principal balance, will have had a ratio of the principal balance of the SAM to the value of the Mortgaged Property greater than or equal to 80%, and approximately [ ]% of the SAMs (by principal balance) will have had LTVs greater than 80% but less than or equal to [95]%. [ ]% of the SAMs had a LTV Ratio greater than [95]%. As of the Cut-Off Date, the weighted average, by principal balance, of the LTVs of the SAMs will be approximately [ ]%.]

   [Approximately [ ]% of the SAMs, by principal balance, will be covered by Primary Insurance Policies as of the Cut-Off Date.]


   [description of other insurance]


   No more than [ ]% of the SAMs, by principal balance as of the Cut-Off Date will be secured by Mortgaged Properties located in any one zip code area. A geographic distribution of the Mortgaged Properties on a [state by state][zip code by zip code] basis is attached as [Annex I].

   Approximately [ ]% of the SAMs, by principal balance as of the Cut-Off Date will have been originated for the purpose of refinancing existing mortgage debt, including cash-out refinancings. [Approximately [ ]% of the SAMs, by principal balance, will have been originated for the purpose of refinancing existing SAMs.] Approximately [ ]% of the SAMs, by principal balance, will have been originated for the purpose of purchasing the Mortgaged Property.

   [additional description of SAMs as applicable, i.e., the number of SAMs that provide for Balloon Loans, particular characteristics of SAMs, whether _____SAMs may provide for Negative Amortization and Equity Release SAMs and any special characterization of SAMs; add charts re: SAMs which were originated for the purpose of purchasing and refinancing the related Mortgaged Properties and chart re: mortgagors in specified age groups; additional chart showing relevant characteristics of SAMs]


[add charts (attached in Annex I) as necessary]


THE SELLERS/ORIGINATORS


   [description, as applicable, of [seller's][Originator's] underwriting criteria and loan documentation standards]



                        DESCRIPTION OF THE CERTIFICATES


   The certificates will be issued to certificateholders under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the Registration Statement of which this prospectus supplement is a part. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates. The issuance of the certificates is subject to the condition that they be rated [" "] by [ ] [and will otherwise qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.] [The certificates will be freely transferable and exchangeable at the office of [ ], the Registrar and Paying Agent, in [ ] , [ ] . The net proceeds of the offering will be held in trust by SAMCO Mortgage Securities Corp. for the benefit of certificateholders, subject to release to SAMCO Mortgage Securities Corp. simultaneously with receipt by the Trustee of the SAMs.


BOOK-ENTRY REGISTRATION


   The certificates, other that the Class R Certificates, will generally be available only in book-entry form through the facilities of DTC if they are Participants, or indirectly through organizations which are Participants. Transfers between Participants will occur in the ordinary way in accordance with DTC rules. Cede & Co., as nominee of DTC, will hold the global certificate for each class of Book-Entry Certificates. SAMCO Mortgage Securities Corp. is offering the Class [ ] Certificates in minimum denominations of $1,000 and in increments of $1.00 in excess of $1,000 and the Class [ ] Certificates in minimum denominations of $25,000 and in increments of $1.00 in excess of $25,000.

   DTC has advised SAMCO Mortgage Securities Corp. that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include Bear, Stearns & Co. Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with an Indirect Participants.

   Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, unless Definitive Certificates are issued, certificateholders will receive all distributions of principal of and interest on the Book-Entry Certificates through Participants. Under a book-entry format, certificateholders will receive payments after the related Distribution Date, because while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or certificateholders. It is anticipated that the sole "Certificateholder", as such term is used in the Pooling and Servicing Agreement, of the Book-Entry Certificates will be Cede & Co., as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the [Trustee] as certificateholders under the Pooling and Servicing Agreement. Book-Entry certificateholders will be permitted to exercise the rights of certificateholders under the Pooling and Servicing Agreement only indirectly through Participants, who in turn will exercise their rights through DTC.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificateholders.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such certificates, may be limited due to the lack of a physical certificate for such certificates.

   DTC has advised SAMCO Mortgage Securities Corp. that it will take any action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the certificates are credited. Additionally, DTC has advised SAMCO Mortgage Securities Corp. that it will take such actions with respect to a certificate only at the direction of and on behalf of the Participant whose holdings include that certificate. DTC may take conflicting actions with respect to other certificates to the extent that such actions are taken on behalf of Participants whose holdings include such certificates.


   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES


   The Book-Entry Certificates will be issued in fully registered, certificated form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

   o SAMCO Mortgage Securities Corp. advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates, and the Trustee or SAMCO Mortgage Securities Corp. is unable to locate a qualified successor or

   o SAMCO Mortgage Securities Corp., at its option, elects to terminate the book-entry system through DTC.

   Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing each class of the Book-Entry Certificates and instructions for registration, the Trustee will issue the Book-Entry Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

   Distribution of principal of and interest on the certificates will be made by [ ] directly to holders of Definitive Certificates in accordance with the procedures set forth in this prospectus supplement and in the Pooling and Servicing Agreement. Interest and principal payments on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered on the Record Date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Registrar. The final payment on any certificate, whether Definitive Certificates or the certificates registered in the name of Cede & Co. representing each class of the Book-Entry Certificates, will be made only upon presentation and surrender of such certificate at the offices of the Transfer Agent and Registrar, which shall initially be [ ], or such office or agency as is specified in the notice of final distribution to holders of certificates of the class being retired. The Trustee will provide such notice to registered certificateholders not later than the fifth day of the month in which all remaining outstanding certificates of the applicable class will be retired.


   Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.]

[EXCHANGEABLE CERTIFICATES]


   The Class [ ] Certificates are exchangeable certificates.


ADVANCES


   The [master servicer][servicer][seller][Originator] will [not] make Advances for delinquent payments of principal and interest on SAMs and real estate taxes, assessments and certain insurance premiums necessary to maintain the Mortgaged Property as described in the prospectus under "Description of the Certificates--Advances." [No Advance of Additional Interest Payments will be made to the SAMs]


DISTRIBUTIONS OF INTEREST


   [description of amounts passed through to certificateholders as interest and allocation of such amounts among classes, if any]


DISTRIBUTIONS OF PRINCIPAL


   [description of amounts passed through to certificateholders as principal and allocation of such amounts among classes, if any]


SUBORDINATION AND ALLOCATION OF LOSSES

   [description of loss allocation provisions]


   Priority of the Senior Certificates. As of Closing Date, the aggregate current principal amounts of the Class [ ] Certificates and of the Class [ ] Certificates, Class [ ] Certificates, Class [ ] Certificates, and Class [ ] Certificates will equal approximately [ ]% and [ ]%, respectively, of the aggregate current principal amounts of the certificates.

   The rights of the holders of the Subordinated Certificates to receive distributions with respect to the SAMs will be subordinated to such rights of the holders of the Senior Certificates and to each class of Subordinated Certificates having a lower numerical designation than such class. The subordination of the Subordinated Certificates to the Senior Certificates and of Subordinated Certificates to classes of Subordinated Certificates with a higher payment priority is intended to increase the likelihood of timely receipt by the holders of the Senior Certificates and the applicable class of Subordinated Certificates of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on SAMs to the extent described above.

           However, in certain circumstances, the amount of available subordination, including the limited subordination provided for excess losses, may be exhausted and shortfalls in distributions on the Senior Certificates or Subordinated Certificates, as applicable, could result. Holders of the Senior Certificates or Subordinated Certificates, as applicable, will then bear their proportionate share of realized losses in excess of the total subordination amount.

           Priority among the Subordinated Certificates. On each
Distribution Date, the holders of any particular class of Subordinated Certificates will have a preferential right to receive the amounts due them on such Distribution Date out of the Distribution Account, prior to any distribution being made on such date on each class of certificates subordinated to such class.

           As a result of the subordination of any class of certificates, such class of certificates will be more sensitive than more senior classes of certificates to the rate of delinquencies and defaults on the SAMs in the related SAM Pool, and under certain circumstances investors in such certificates may not recover their initial investment.


THE CLASS R CERTIFICATES


   On each Distribution Date, any amounts remaining in the Distribution Account after distributions of interest on and principal of the certificates [, including Additional Interest Payments or the Appreciation Certificates,] and payment of expenses, if any, of the Trust will be distributed to the holder of the Class R Certificates together with Excess Liquidation Proceeds, if any. Distributions of such excess amounts to the holder of the Class R Certificates will be subordinate to all payments required to be made on the certificates on any Distribution Date.

   Any amounts remaining in the Distribution Account upon reduction of the principal balance of the certificates to zero, payment of any outstanding expenses and termination of the Trust will be distributable to the holder of the Class R Certificates. Such remaining assets are expected to be minimal. See "--Optional Termination of the Trust".


AVAILABLE DISTRIBUTION AMOUNT


   On each Distribution Date, the Available Distribution Amount, which generally includes scheduled principal and interest payments on the SAMs due on the related [Due Date], principal prepayments received on the SAMs in the previous calendar month and amounts received with respect to liquidations and repurchases upon conversions of the SAMs, will be distributed by or on behalf of the Trustee to the related class of certificateholders.

   The Due Date related to each Distribution Date is the first day of the month in which such Distribution Date occurs.


LAST SCHEDULED DISTRIBUTION TO CERTIFICATEHOLDERS


   Scheduled distributions on the SAMs, assuming defaults or losses on the SAMs do not exceed amounts that are covered by the credit enhancements described elsewhere in this prospectus supplement, will be sufficient to make timely distributions of interest on the certificates and to reduce the principal balance of each class of certificates to zero not later than its Last Scheduled Distribution Date set forth below:


                                                     Last Scheduled
               Class                                Distribution Date
-----------------------------------     -------------------------------------
[List of classes of certificates]       [List of Last Scheduled Distribution
                                        Dates for each class of certificates]

   The determination of the Last Scheduled Distribution Date or each class of certificates assumes, among other things, timely payments, without principal prepayments, of principal of and interest on the SAMs underlying the certificates, [no conversions to fixed rates or any SAMs], no repurchases of any SAMs and no optional termination of the Trust. Since the rate of payment, including principal prepayments, of the SAMs can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date may be earlier, and could be substantially earlier, than the Last Scheduled Distribution Date indicated.


[THE MASTER SERVICER


   description, as applicable, of master servicer's business and delinquency, foreclosure and loss experience with respect to comparable shared appreciation loans serviced by the master servicer]


[THE SERVICER


   description, as applicable, of servicer's business and delinquency, foreclosure and loss experience with respect to comparable shared appreciation loans serviced by the servicer] [Description of servicer's authority to waive fees or changes or to allow SAMs to remain delinquent, if applicable].


SERVICING COMPENSATION, RETAINED YIELD AND PAYMENT OF EXPENSES


   [The [Master][Servicer] Fee with respect to each SAM [is expected to] [will] range from a minimum of [ ]% to a maximum of [ ]% per annum.] The [initial weighted average] [master][Servicing][Seller][Originator] Fee with respect to each SAM [is expected to] [will] be approximately [ ]% per annum. [The Certificate Administrator Fee with respect to each SAM [is expected to] [will] be approximately [ ]% per annum.] [The Retained Yield [is expected to] [will] range from [ ]% to [ ]%, with an initial weighted average Retained Yield of approximately [ ]%. The Retained Yield [is expected to be] [may be] [sold] [transferred to [the Underwriter for resale] to] a third party.] See "Description of the Certificates--Retained Yield" and "--Servicing Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to SAMCO Mortgage Securities Corp. and the [seller][Originator][master][servicer]. The [master] servicer will pay [all] [certain] expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement [and the Sale and Servicing Agreement], subject to reimbursement as described in the prospectus, including, without limitation, the various items of expense enumerated in the prospectus. In particular, under the [Pooling and Servicing Agreement][Sale and Servicing Agreement], each month or year, as applicable, the [master] servicer will be obligated to pay from the [Master] Servicing Fee


   o   the premiums on the Pool Insurance Policy,
   o   [the fees of the Trustee] and
   o certain other fees and expenses of the Trust, as prescribed by the Pooling and Servicing Agreement.

Such fees and expenses are expected to aggregate not more than [ ]% per annum. [The Certificate Administrator will pay the fees and expenses of the Trustee.]


OPTIONAL TERMINATION OF THE TRUST


   On any Distribution Date after the first date on which the aggregate outstanding principal balance of the SAMs is less than [ ]% of the aggregate principal balance of the SAMs as of the Cut-Off Date, SAMCO Mortgage Securities Corp. may repurchase the SAMs and any other property remaining in the Trust, and thereby effect the termination of the Trust and the retirement of the certificates. The repurchase price will equal the sum of 100% of the aggregate outstanding principal balances of such SAMs, plus accrued interest thereon at the applicable [stated interest rates] through the last day of the month of such repurchase plus the Indexed Appreciation Payments for all such SAMs and the fair market value of all other property remaining in the Trust less expenses of disposition of any property remaining in the Trust. The proceeds of such repurchase will be treated as a principal prepayment of the SAMs for purposes of distributions to certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding principal balance of the certificates to be paid in full. In no event will the Trust continue beyond the expiration date identified in the Pooling and Servicing Agreement. See "Description of Certificates--Termination and Optional Termination" in the prospectus.


YIELD, APPRECIATION AND PREPAYMENT CONSIDERATIONS


   The effective yield to maturity of the certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable Pass-Through Rate and the rate of principal payments on the SAMs. The effective yield to certificateholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price of such certificates, because principal and interest distributions will not be payable to such certificateholders until the 25th day of the month following the month of accrual, without any additional distribution of interest or earnings thereon with respect to such delay. [Because the [master] servicer will not be obligated to pass through a full month's payment of interest with respect to principal prepayments, the effective yield may also be reduced in the event of interest shortfalls attributable to Payoffs of, or Curtailments with respect to, one or more SAMs.]

      Further, the level of the appreciation of the Mortgaged Properties underlying the SAMs in the Trust will, and the index used for calculating the Indexed Appreciation Payment for any SAM in the Trust or the Appreciation Certificates may, affect the yield earned by holders of principally the Appreciation Certificates. The level of appreciation of the Mortgaged Properties underlying the SAMs may be affected by a variety of factors, including but not limited to: economic conditions in the area where the Mortgaged Property is located, the general level of inflation and unemployment in the economy, the general level of liquidity in the economy and more specifically the level of liquidity in the residential mortgage market. The amount of appreciation paid to any holders of Appreciation Certificates may also be affected by the amount of principal prepayments that are occurring on the SAMs. Holders of Appreciation Certificates should be aware that their yield may be low, zero or negative and should be prepared that they can lose their entire investment in the Appreciation Certificates they have purchased.

   The rate of principal payments on the certificates is directly related to the rate of payments of principal on the SAMs, which may be in the form of scheduled payments or principal prepayments. See "Yield Considerations" in the prospectus. A higher than anticipated rate of principal prepayments would reduce the aggregate principal balance of the SAMs more quickly than expected. As a consequence, aggregate interest payments at the applicable stated interest rate with respect to such SAMs could be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to investors in classes of certificates purchased at a premium. Conversely, a lower than anticipated rate of principal prepayments could reduce the return to investors on any classes of certificates purchased at a discount, in that payments of principal with respect to the SAMs would occur later than anticipated.

   The actual rate of payments of principal and principal prepayments on the SAMs may be influenced by a variety of economic, geographic, social and other factors, including general economic conditions and homeowner mobility. In general, if prevailing interest rates fall significantly below the effective interest rates on the SAMs, i.e., the sum of the applicable stated interest rate and the implicit rate associated with the payment of additional interest the SAMs are likely to be subject to higher principal prepayment rates than if prevailing rates remain at or above the effective interest rates on the SAMs. Conversely, if interest rates rise above the effective interest rate on the SAMs, the rate of principal prepayment would be expected to decrease. The rate of payment of principal will also be affected by any repurchase by SAMCO Mortgage Securities Corp. of the SAMs. See "Maturity, Average Life, Appreciation and Prepayment Assumptions" and "Description of Certificates--Termination and Optional Termination" in the prospectus and "Description of the Certificates--Optional Termination of the Trust" in this prospectus supplement. In such event, the repurchase price paid by SAMCO Mortgage Securities Corp. would be passed through to certificateholders in accordance with their respective interests.

   SAMCO Mortgage Securities Corp. makes no representation as to the specific factors that will affect the prepayment of the SAMs or the appreciation of the underlying Mortgaged Properties or the relative importance of such factors. Factors not identified by SAMCO Mortgage Securities Corp. or discussed in this prospectus supplement may significantly affect the Principal prepayments of the SAMs or the level of appreciation of the underlying Mortgaged Properties. In particular, SAMCO Mortgage Securities Corp. makes no representation as to the percentage of the principal amount of the SAMs that will be paid as of any date or as to the overall rate of prepayment or appreciation.

   [The SAMs comprising the SAM Pools are adjustable rate shared appreciation mortgage loans. SAMCO Mortgage Securities Corp. is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable rate shared appreciation mortgage loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the adjustable rate shared appreciation mortgage loans comprising the SAM Pools. The rate of principal prepayments with respect to adjustable rate shared appreciation mortgage loans has fluctuated in recent years. As in the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant, because the availability of fixed rate shared appreciation mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate shared appreciation mortgage loans to "lock in" a lower fixed interest rate. The features of the adjustable rate shared appreciation mortgage loan programs of shared appreciation mortgage loan Originators during the past years have varied significantly in response to market conditions such as interest rates, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable rate shared appreciation mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, there can be no certainty as to the rate of prepayments on the SAMs in stable or changing interest rate environments.]

   [With respect to all SAMs, including SAMs that are Balloon Loans, payment of the unamortized principal balance and any additional interest due at maturity, which, based on the amortization schedule of such SAMs, is expected to be a substantial amount, will generally depend on the mortgagor's ability to obtain refinancing of such SAM or to sell the Mortgaged Property prior to the maturity of such SAMs. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.]

   [With respect to Equity Release SAMs, payments of the principal balance and any additional interest due at maturity will [also] generally depend on the mortgagor's ability to obtain refinancing of such SAM or sell the Mortgaged Property prior to the maturity of the SAM. The ability to obtain refinancing will depend on a number of factors prevailing at the time the refinancing or sale is required, including without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, tax laws and prevailing general economic conditions and may particularly depend upon whether SAMs are being offered at that time. In addition, in the case of Equity Release SAMs, the ability to obtain refinancing may be more difficult than for other types of mortgage loans and SAMs, since the typical mortgagor of an Equity Release SAM may have less current income available to repay such refinancing than would be acceptable to most financial institutions that would facilitate such refinancing. There can be no assurance that SAMs or similar type of mortgages will be used as a method for financing single family residential real estate at that time.]

   [Because distributions on the Adjustable Strip Certificates [consist primarily of distributions of interest] [are based upon the excess of interest at the weighted average Remittance Rate on the SAMs over [ ]% per annum], the yield to maturity on the Adjustable Strip Certificates will be extremely sensitive to the level of principal prepayments on the SAM, and may fluctuate significantly from time to time. The yield to maturity on such class will be particularly sensitive to the rate of prepayments on SAMs bearing higher interest rates, which could be significantly higher than the prepayment rates on SAMs bearing lower interest rates, since the rate of interest payable on the Adjustable Strip Certificates will decrease as a result of principal prepayments on SAMs with gross margins that are higher than the weighted average gross margin from time to time on the SAMs. Investors should fully consider all of the associated risks, including the risk that an extremely rapid rate of principal prepayments on the SAMs could result in the failure of investors in Adjustable Strip Certificates to recoup fully their initial investments. For information regarding yield considerations on the Adjustable Strip Certificates, see "--Yield Considerations with Respect to the Adjustable Strip Certificates".]

   [Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the Mortgage Pool.] [Investors in the Appreciation Certificates will be affected by the level of appreciation in value of the Mortgaged Properties. The model used in this prospectus supplement assumes a constant annual rate of appreciation each month, expressed as a per annum percentage of the then-scheduled principal balance of the Mortgage Pool, taking into account the volatility of the Constant Prepayment Rate.

   The [Constant Prepayment Rate] does not purport to be either an historical description of the appreciation experience of the mortgaged properties underlying any pool of mortgage loans or a prediction of the anticipated rate of appreciation of the mortgaged properties underlying any pool of mortgage loans, including the SAMs, and there is no assurance that the SAMs will prepay at any given percentage of the [Constant Prepayment Rate.

   The [Constant Appreciation Rate] does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a predictor of the anticipated rate of prepayments of any pool of mortgage loans, including the SAMs, and there is no assurance that the SAMs will prepay at any given percentage of the [Constant Appreciation Rate].

   The table set forth below has been prepared on the basis of the characteristics of the SAMs that are expected to be included in the SAM Pools and the respective expected initial Principal Balances of the certificates as set forth in this prospectus supplement and using the following assumptions:

o The figures shown for 0% of the [Constant Prepayment Rate] were calculated assuming, among other things, that the SAMs have stated interest rates of [ ]%, Remittance Rates of [ ]% and remaining terms to maturity of [ ] months;

o In connection with calculating the figures shown for the other percentages of the [Constant Prepayment Rate], it was assumed that the SAMs have stated interest rates and original and remaining terms to maturity which fall within the parameters set forth beginning on page [ ] under "Description of the SAM Pools" in this prospectus supplement;

o         The SAMs have an aggregate principal balance of $[    ];

o The SAMs have Remittance Rates which fall within the parameters set forth beginning on page [ ] under "Description of the SAM Pools" in this prospectus Supplement;

o         Each monthly payment is received on its [Due Date] commencing
          [          ], [1999];

o         The first monthly payment on the certificates is received on
          [         ], [1999];


o No optional termination of the Trust occurs and no default in the payment of any SAM occurs;

o Prepayments on the SAMs are received on the last day of each month commencing [ ], [1999] at the various percentages of the [Constant Prepayment Rate] specified in the table; and


o All prepayments will be prepayments in full and 30 days of interest is received in connection with such principal prepayments. Certificateholders generally will receive less than 30 days of interest on principal prepayments and


o         Volatility is at the level indicated in each table.


   See "Description of the Certificates--Distributions of Interest" in this prospectus supplement).

    Any discrepancy between the characteristics of the SAMs actually included in the SAM Pools and the characteristics of the SAMs expected to be so included may affect the percentages of the outstanding Principal Balances of such class set forth in the table and the weighted average lives of the certificates. To the extent that the SAMs that are actually included in the SAM Pools have characteristics that differ from those assumed in preparing the following table, the outstanding principal balance of any class of certificates may be reduced to zero earlier or later than indicated by the table.

   Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Principal Balances of a class and the weighted average lives shown in the following table. Such variations may occur even if the average prepayment experience of all of the SAMs equals the indicated percentage of the [Constant Prepayment Rate]. There is no assurance, however, that prepayment of the SAMs will conform to any given percentage of the [Constant Prepayment Rate].

   There are no historical prepayment or appreciation data available for the SAM Pools, and comparable data are not available because the SAMs do not constitute a representative sample of the shared appreciation mortgage loan market generally. In addition, experiences with respect to shared appreciation mortgage loans may differ from historical data with respect to mortgage loans underlying mortgage pass-through certificates issued by the GNMA, FNMA or FHLMC and the prepayments experienced by the mortgage loans underlying such mortgage pass-through certificates may not be comparable to prepayments expected to be experienced by the SAM Pools, because the SAMs may have characteristics which differ from the shared appreciation mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

   Based on the foregoing assumptions, the following table indicates the projected weighted average life of each class of certificates, other than the Class R Certificates, and sets forth the percentages of the initial outstanding principal balance of each such class of certificates that would be outstanding after each of the dates shown at various constant percentages of the [Constant Prepayment Rate].



                                                Percentage of Principal Amount
        Class                     Date                    Outstanding
------------------------    ---------------     ------------------------------
[Prepayment tables]


[YIELD CONSIDERATIONS WITH RESPECT TO THE ADJUSTABLE STRIP CERTIFICATES


   The following table illustrates the significant effect that principal prepayments on the SAMs have upon the pre-tax yield to maturity of the Adjustable Strip Certificates. The actual prices to be paid on the Adjustable Strip Certificates have not been determined and will be dependent on the characteristics of the SAM Pools as ultimately constituted. The table shows hypothetical pre-tax yields to maturity for the Adjustable Strip Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the [Constant Prepayment Rate]. The table has been prepared based on the same assumptions underlying the table on page [ ] relating to percentages of the [Constant Prepayment Rate] [and the percentages of Constant Appreciation Rate], and the additional assumption that the Appreciation Certificates are purchased on [ ] at the purchase prices stated in the table, including accrued interest from the Cut-Off Date.


                                                                Pre-tax
                                                           Yield to Maturity
                                   Certificate             (Basic Prepayment
            Class                     Price                   Assumptions)
-----------------------------    ---------------     -----------------------

[Yield Charts]


   The yields set forth in the preceding table were calculated by initially determining, for each prepayment assumption shown in the table, the monthly discount rate which, when applied to the assumed stream of cash flows to be paid to the Adjustable Strip Certificateholders, would cause the discounted present value of such assumed stream to equal the assumed purchase price including accrued interest for the Adjustable Strip Certificates. These monthly discount rates were then converted to corporate bond equivalent yields, which are higher than the monthly discount rates, because they are based on semiannual compounding.


   On the basis of a constant prepayment rate of approximately [ ]% of the [Constant Prepayment Rate], a constant appreciation rate of approximately [ ]% of the [Constant Appreciation Rate], a purchase price of $[ ], including accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Adjustable Strip Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, an investor in the Adjustable Strip Certificates would not fully recoup the initial purchase price of such certificates.


   It is unlikely that the characteristics of the SAMs will correspond exactly to those assumed in preparing the tables above. The yields to maturity of the Adjustable Strip Certificates therefore will differ even if all of the SAMs prepay monthly at the related assumed prepayment rates. In addition, it is not likely that the SAMs will prepay at a constant percentage of the [Constant Prepayment Rate] and [Constant Appreciation Rate] until maturity or that all of the SAMs will prepay at the same percentage of the [Constant Prepayment Rate] and [Constant Appreciation Rate], and the timing of changes in the rate of prepayments and appreciation may affect significantly the yield to maturity received by a holder of the Adjustable Strip Certificates.

[YIELD CONSIDERATIONS WITH RESPECT TO THE APPRECIATION CERTIFICATES


   The following table illustrates the significant effect that [principal prepayments and] different appreciation rates on the SAMs have upon the pre-tax yield to maturity of the Appreciation Certificates. The actual prices to be paid on the Appreciation Certificates have not been determined and will be dependent on the characteristics of the SAM Pools as ultimately constituted. The table shows hypothetical pre-tax yields to maturity for the Appreciation Certificates, stated on a corporate bond equivalent basis, under [five] different prepayment assumptions based on the [Constant Prepayment Rate] described above. The table has been prepared based on the same assumptions underlying the table on page [ ] relating to percentages of the [Constant Prepayment Rate][and the percentage of the Constant Appreciation Rate], and the additional assumption that the Appreciation Certificates are purchased on [ ] at the purchase prices stated in the table, including accrued interest from the Cut-Off Date.



                                                            Pre-tax
                                                       Yield to Maturity
                               Certificate           (Basic Prepayment and
            Class                 Price             Appreciation Assumption)
-------------------------    ---------------     ---------------------------


[Yield Charts]

   The yields set forth in the preceding table were calculated by initially determining, for each prepayment [and appreciation] assumption shown in the table, the monthly discount rate which, when applied to the assumed stream of cash flows to be paid to the Appreciation Certificateholders, would cause the discounted present value of such assumed stream to equal the assumed purchase price. These monthly discount rates were then converted to corporate bond equivalent yields, which are higher than the monthly discount rates because they are based on semiannual compounding.


   On the basis of a constant prepayment rate of approximately [ ]% of the [Constant Prepayment Rate], constant appreciation rates of approximately [ ]% of the [Constant Appreciation Rate], a purchase price of $[ ], and the assumptions described above, the pre-tax yield to maturity of the Appreciation Certificates would be approximately 0%. If the actual prepayment rate or appreciation rate were to exceed the rate assumed above, an investor in the Appreciation Certificates would not fully recoup the initial purchase price of such certificates.


   It is unlikely that the characteristics of the SAMs will correspond exactly to those assumed in preparing the tables above. The yields to maturity of the Appreciation Certificates therefore will differ even if all of the SAMs prepay monthly at the related assumed prepayment rate and the related Mortgaged Properties appreciate at the assumed appreciation rate. In addition, it is not likely that the SAMs will prepay at a constant percentage of the [Constant Prepayment Rate][Constant Appreciation Rate] until maturity or that all of the SAMs will [prepay at the same percentage of the Constant Prepayment Rate][appreciate at the same percentage of the Constant Appreciation Rate], and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of the Appreciation Certificates.


   SAMCO Mortgage Securities Corp. makes no representation that the SAMs will prepay in the manner or at any of the rates assumed above or that the underlying Mortgaged Properties will appreciate at any of the rates assumed above or that such rate will be constant. Each investor must make its own decision as to the appropriate prepayment or appreciation assumptions to be used in deciding whether or not to purchase any of the certificates. Since the rate of principal payments, including prepayments, with respect to, and repurchases of, the SAMs and appreciation on the underlying Mortgaged Properties will significantly affect the yield to maturity on the certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments, including prepayments, on the SAMs and appreciation on the underlying Mortgaged Properties and the suitability of the certificates to their investment objectives.]



[RESIDUAL CERTIFICATE YIELD CONSIDERATIONS


   Any distributions payable on the Residual Certificates may be subject to United States federal income tax withholding in an amount equal to the total distributions paid thereon which would result in a zero after-tax rate of return. The Residual Certificates bear a greater risk of loss than the other classes of Senior Certificates because of their later priority for distributions of principal and because the interest thereon is added to the Principal Balances until such principal distributions commence.

   The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Certain Federal Income Tax Consequences" in the prospectus.]


[ADDITIONAL INFORMATION


   SAMCO Mortgage Securities Corp. intends to file with the commission certain additional yield tables and other computational materials with respect to one or more classes of the certificates on a current report on Form 8-K to be dated [ ]. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained is subject to, and superseded by, the information in this prospectus supplement.]



     THE POOLING AND SERVICING AGREEMENT AND SALE AND SERVICING AGREEMENT

GENERAL


   The certificates will be issued under the Pooling and Servicing Agreement. Reference is made to the prospectus for important information additional to that set forth in this prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement, [any servicing agreements] and the certificates. SAMCO Mortgage Securities Corp. will provide to a prospective or actual certificateholder without charge, upon written request, a copy, without exhibits, of the Pooling and Servicing
Agreement. Requests should be addressed to [                ] at
[                                    ].


REPRESENTATIONS AND WARRANTIES


   In the Sale and Servicing Agreement between EMC Mortgage Corporation and each Seller of the SAMs, each Seller will represent and warrant to EMC Mortgage Corporation with respect to all SAMs, among other things, that:


[a summary of the representations and warranties that will be approved here]


[description of remedy for breaches of representations and warranties including substitution process, if any in the event of a substitution of SAMs as provided in this prospectus supplement; no more than 5% of the SAMs relative to the aggregate SAM Pool balance will deviate from the SAM characteristics on [Closing Date], as described in this prospectus supplement]



                              CREDIT ENHANCEMENTS

[THE POOL INSURANCE POLICY


   The Pool Insurance Policy for the certificates will be issued by the Pool Insurer. Claims under the Pool Insurance Policy will be limited to an aggregate initial amount [, to be specified in the current report on Form 8-K referred to above under "Description of the SAM Pools--Additional Information"] [equal to not less than [ ]% of the aggregate principal balance of the SAMs that are not covered as to their entire outstanding principal balances by Primary Insurance Policies as of the Cut-Off Date.] [The Pool Insurance Policy will include an Advance Claims Endorsement.] [The Pool Insurance Policy will [also] include an endorsement which provides that the insurer will pay claims presented although claims against the applicable Primary Insurance Policy have not been settled due to insolvency, bankruptcy, receivership or assignment for the benefit of creditors of the issuer of the Primary Insurance Policy.] The coverage provided by the Pool Insurance Policy may be cancelled or reduced, provided that the then current rating of the certificates assigned by [the rating agencies] will not be adversely affected thereby.

   The Pool Insurer is a corporation engaged principally in the business of insuring shared appreciation mortgage loans on residential properties against default in payment by the mortgagor. At [ ], [1999], the Insurer had at risk $[ ] billion covering approximately $[ ] billion of residential mortgages. At such date, the Insurer had total assets of approximately $[ ] million, capital and surplus aggregating $[ ] million and statutory contingency reserves of $[ ] million, resulting in total policyholders' reserves of approximately $[ ] million. The information set forth in this paragraph has been provided by the Pool Insurer. SAMCO Mortgage Securities Corp. makes no representation as to the accuracy or completeness of such information.] [Audited financial statements of the Pool Insurer are attached hereto as Annex II.]



[THE SPECIAL HAZARD [INSURANCE POLICY][RESERVE FUND] [LETTER OF CREDIT]


   [The Special Hazard Reserve Fund for the SAM Pools will be established with a financial institution[, the debt obligations of which are rated at least " " by [ ]] [acceptable to the rating agencies] to cover a specified amount of certain losses arising from special hazards. The initial coverage amount of the Special Hazard Reserve Fund is expected to be approximately [ ], which is equal to the greatest of:

      (a) the aggregate principal balance of the SAMs located in the single [California] zip code zone that has the largest aggregate principal balance of SAMs,
      (b) [ ]% of the aggregate unpaid principal balance of the SAMs or (c) [twice] the unpaid principal balance of the largest single SAM, in each case calculated as of the Cut-Off Date.

On each anniversary of the Cut-Off Date, the amount of such Special Hazard Reserve Fund will be reduced to an amount equal to the greatest of clauses
(a), (b) and (c), calculated as of the preceding [ ]. However, if the balance of the Special Hazard Reserve Fund as of [ ] has been reduced by payment of special hazard losses to an amount less than the greatest of clauses (a), (b) and (c), SAMCO Mortgage Securities Corp. will not be obligated to deposit additional amounts in the Special Hazard Reserve Fund on such anniversary of the Cut-Off Date to return the amount in the fund to such required amount. The amount required to be deposited into the Special Hazard Reserve Fund may be reduced to zero, provided that the then current rating of the certificates obtained from [the rating agencies] will not be adversely affected thereby.]

   [The Special Hazard Letter of Credit will be issued by [ ], [ ] in an amount equal to the greatest of:

      (a) the aggregate principal balance of the SAMs located in the single [California] zip code zone that has the largest aggregate principal balance of SAMs,
      (b) [ ]% of the aggregate unpaid principal balance of the SAMs or (c) [twice] the unpaid principal balance of the largest single SAM, in each case calculated as of the Cut-Off Date.

On each anniversary of the Cut-Off Date, the amount available under the Special Hazard Letter of Credit will be reduced to an amount equal to the greatest of clauses (a), (b) and (c), calculated as of the preceding [ ]. Moreover, the amount available as of each anniversary of the Cut-Off Date will in no event be greater than the coverage amount on the immediately preceding anniversary, reduced by all payments made in respect of special hazard losses during such year. The coverage provided by the Special Hazard Letter of Credit may be cancelled or reduced, provided that the then current rating of the certificates obtained from [ ] will not be adversely affected thereby.

   [The Special Hazard Insurance Policy for the SAM Pools will be issued by the Special Hazard Insurer, [ ], a [ ] corporation. Claims under such policy initially will be limited to an amount equal to the greatest of:

      (a) [ ]% of the aggregate unpaid principal balance of such SAMs, (b) the aggregate principal balance of the SAMs located in the single [California] zip code zone that has the largest aggregate principal balance of SAMs or
      (c) [twice] the unpaid principal balance of the largest single SAM, in each case calculated as of the Cut-Off Date.

   On each anniversary of the Cut-Off Date, the amount of coverage will be reduced to an amount equal to the greatest of clauses (a), (b) and (c), calculated as of the preceding [ ]. Moreover, the coverage amount of the Special Hazard Insurance Policy as of each anniversary of the Cut-Off Date will in no event be greater than the balance on the immediately preceding anniversary, reduced by all payments made in respect of claims during such year. The coverage provided by the Special Hazard Insurance Policy may be cancelled or reduced, provided that the then current rating of the certificates obtained from [ ] will not be adversely affected thereby. At December 31, [1999], [ ] had total assets of approximately $ [ ] and total policyholders' surplus of $[ ]. The information set forth in the preceding sentence has been provided by [ ], and SAMCO Mortgage Securities Corp. makes no representation as to the accuracy or completeness of such information.]]



[THE SAM REPURCHASE [RESERVE FUND] [LETTER OF CREDIT] [BOND]


   Some or all of the Primary Insurance Policies may contain an exclusion from coverage for circumstances involving fraudulent conduct or negligence by the [seller][master] [servicer] [Originator] or the mortgagor. The [master] servicer will agree to repurchase any such SAM for which Primary Insurance Policy coverage is ultimately not available solely by reason of such exclusion. A SAM Repurchase [Reserve Fund] [Letter of Credit] [Bond] will be [obtained] [established] for the SAM Pools to support the [master] servicer's repurchase obligation.

   The SAM Repurchase [Reserve Fund] [Letter of Credit] [Bond] will be in an aggregate amount of $[ ], which is equal to [ ]% of the aggregate outstanding principal balance of the SAMs as of the Cut-Off Date. This coverage amount will be maintained during the first year of the SAM Pools and will thereafter be reduced on [the first anniversary of the Cut-Off Date to [ ]% of the aggregate outstanding principal balance of the SAMs on such date, and thereafter on] each anniversary of the Cut-Off Date to an amount equal to [ ]% of the then aggregate outstanding principal balance of the SAMs. In addition, the coverage provided by the SAM Repurchase [Letter of Credit] [Bond] may be cancelled or reduced and the amount required to be deposited into the [Reserve Fund] may be reduced to zero, provided that the then current rating of the certificates obtained from [ ] will not be adversely affected thereby. Coverage provided by the SAM Repurchase [Reserve Fund] [Letter of Credit] [Bond] will terminate five years after the Cut-Off Date.

   [The SAM Repurchase Reserve Fund for the SAM Pools will be established and maintained with a financial institution, the debt obligations of which are rated at least " " by [ ]. Amounts placed in such Reserve Fund may be invested for the benefit of the [master] servicer in instruments rated not less than " " by [ ]. Such Reserve Fund will initially be established at [ ] with a cash deposit by the [master] servicer.]

   [The SAM Repurchase Letter of Credit will be issued by [ ]. As of [ ], [1999], [ ] had total assets of approximately $[ ] and total liabilities of approximately $[ ].] [The information set forth in this paragraph concerning [ ] has been provided by [ ]. SAMCO Mortgage Securities Corp. makes no representation as to the accuracy or completeness of such information.

   [The SAM Repurchase Bond will be issued by [ ], a[n] [ ] corporation. As of [ ], [1999] , [ ] had total assets of approximately $[ ] and total policyholders' surplus of $[ ]. SAMCO Mortgage Securities Corp. makes no representation as to the accuracy or completeness of such information.]


[THE BANKRUPTCY [RESERVE FUND] [LETTER OF CREDIT] [BOND]


   Under the terms of the [Pooling and Servicing Agreement][applicable Sale and Servicing Agreement], the [master] servicer will agree to pay to the Trustee for the benefit of certificateholders any portion of the principal balance of a SAM that becomes unsecured under a ruling under the federal Bankruptcy Code. The [master] servicer will also agree to pay to the Trustee for the benefit of certificateholders any shortfall in payment of principal and interest resulting from the recasting of any originally scheduled monthly principal and interest payment under a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the Pooling and Servicing Agreement. The [master] servicer will have the option, in lieu of making such payments, to repurchase any SAM affected by bankruptcy court rulings. To insure the [master] servicer's obligation to make the payments described above, [a Bankruptcy [Letter of Credit] [Bond] will be issued by [ ]]. [The [master] servicer will establish and maintain a Bankruptcy Reserve Fund with a financial institution, the debt obligations of which are rated at least " " by [ ]. Amounts placed in such Reserve Fund may be invested for the benefit of the [master] servicer in instruments rated not less than " " by [ ].]

   The [master] servicer's payment obligations and the related coverage under the Bankruptcy [Reserve Fund] [Letter of Credit] [Bond] shall in no event exceed $[ ]. The Bankruptcy Coverage shall be reduced by the amount of any payment by the [master] servicer in accordance with the preceding paragraph. The [master] servicer's payment obligations and the coverage amount of the Bankruptcy [Reserve Fund] [Letter of Credit][Bond] may be cancelled or reduced, provided that the then current rating of the certificates obtained from [ ] will not be adversely affected thereby. [See "--The SAM Repurchase [Reserve Fund] [Letter of Credit] [Bond]" above for certain financial information regarding [ ].] [At [ ], [1999], [ ] had total assets of approximately $[ ], and total liabilities of $[ ]. The information set forth in the preceding sentence has been provided by [ ], and SAMCO Mortgage Securities Corp. makes no representation as to the accuracy or completeness of such information.]]


                           LEGAL INVESTMENT ASPECTS


   [discussion of investments and possible legal ramifications]


                             ERISA CONSIDERATIONS


   Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of certificates. See "ERISA Considerations" in the prospectus.

   [discussion of PTCE 83-1, Underwriter's PTCE, and other prohibited transaction class exemptions or prohibited transaction exemptions relevant or potentially relevant to the certificates]


                        FEDERAL INCOME TAX CONSEQUENCES

   [For federal income tax purposes, a SAM Pool will be treated as a REMIC, a FASIT or a grantor trust, depending on the election that is made or not made. Additional Interest Payments will be excluded from any mortgage pool that elects to be treated as a REMIC or a FASIT.

   Holders of REMIC or FASIT Regular Certificates will be treated as holding debt instruments for federal income tax purposes. In general, interest, including OID to the extent that the certificates are issued with OID, will be treated as ordinary income to the holders of such certificates. The prepayment assumption that will be used in determining the rate of accrual of OID for federal income tax purposes is [ ]% of the Constant Prepayment Rate. See "Description of the Certificates - Yield, Appreciation and Prepayment Considerations" herein. Holders of such certificates will be required to include in income all interest on the certificates in accordance with the accrual method of accounting regardless of the holder's usual method of accounting, the effect of which is that cash basis holders may be required to recognize income in a year regardless of whether or not they receive a cash distribution with respect to the certificates.

   Holders of Pass-Through Certificates and Stripped Certificates that are not Appreciation Certificates will also be treated as holding debt instruments for federal income tax purposes. Although there is not authority directly on point and other characterizations are possible, the issuer will also treat holders of Appreciation Certificates as holding debt instruments for federal income tax purposes. In general, holders of Stripped Certificates that are not Appreciation Certificates will generally be subject to federal income tax in the same manner as holders of REMIC or FASIT Regular Certificates. The federal income tax consequences to holders of Pass- Through Certificates and Appreciation Certificates is less clear. Nevertheless, the issuer will treat such holders as holding debt instruments that are subject to Section 1272(a)(6) of the Code and the Contingent Payment Debt Regulations. Interest, including OID, will be treated as ordinary income to the holders of such certificates. Holders of such certificates will be required to include in income all interest on the certificates in accordance with the accrual method of accounting regardless of the holder's usual method of accounting, the effect of which is that cash basis holders may be required to recognize income in a year regardless of whether or not they receive a cash distribution with respect to the certificates.]


                            METHOD OF DISTRIBUTION


   [Subject to the terms and conditions set forth in the Underwriting Agreement, SAMCO Mortgage Securities Corp. has agreed to sell to the Underwriter[s], and the Underwriter[s] [has][have] agreed to purchase, all of the offered certificates. [Bear, Stearns & Co. Inc., an Underwriter, is an affiliate of SAMCO Mortgage Securities Corp.] Such offered certificates will be offered by the Underwriter[s], only as and if issued and delivered to and accepted by the Underwriter[s], from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds, excluding accrued interest, to SAMCO Mortgage Securities Corp. from the sale of the certificates, before deducting expenses estimated to be $[ ], will be approximately [ ]% of the initial aggregate certificate principal balance of the certificates plus accrued interest thereon. In connection with the purchase and sale of such offered certificates, the Underwriter[s] may be deemed to have received compensation from SAMCO Mortgage Securities Corp. in the form of an underwriting discount. ]

   [SAMCO Mortgage Securities Corp. has agreed to indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter[s] may be required to make.]

   [This prospectus supplement and the related prospectus may be used by Bear, Stearns & Co. Inc., an affiliate of SAMCO Mortgage Securities Corp., in connection with offers and sales related to secondary market transactions in the certificates. Bear, Stearns & Co. Inc., may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.]

   There is currently no secondary market for the certificates and no assurances are made that such a market will develop. The Underwriter[s] intends to establish a market in the offered certificates, but it is not obligated to do so. Any such market, even if established, may or may not continue.

   [See "SAMCO Mortgage Securities Corp.--Relationships with Affiliates" in the prospectus for a description of the affiliation between the Underwriter and SAMCO Mortgage Securities Corp.] [Pending final sale of the certificates, SAMCO Mortgage Securities Corp. may cause the certificates to be issued to itself and may enter into repurchase agreements or secured lending arrangements for purposes of financing the holding of certificates by SAMCO Mortgage Securities Corp.]



                               LEGAL MATTERS


   Certain legal matters will be passed upon for SAMCO Mortgage Securities Corp. and the Underwriter by [Skadden, Arps, Slate, Meagher & Flom LLP].



                            CERTIFICATE RATINGS


   It is a condition to the issuance of the certificates that they be rated [" "] by [ ] and the Appreciation Certificates be rated [" "] by [ ]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating].

   The ratings on the certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying SAMs, in light of the structural and legal aspects associated with the certificates and the nature of the underlying SAMs. The ratings do not represent any assessment of the likelihood that principal prepayments by mortgagors might differ from those originally anticipated or the rate that appreciation will occur on the underlying Mortgaged Properties. As a result of such differences in principal prepayments or appreciation, certificateholders might suffer a lower than anticipated yield. [The ratings also do not address the likelihood that the [master] servicer will be able to repurchase any SAM which has been converted from an adjustable rate loan to a fixed rate loan.] See "Description of the Certificates--Yield, Appreciation and Prepayment Considerations" in this prospectus supplement.]


                             GLOSSARY OF TERMS


   "ADDITIONAL INTEREST PAYMENT" means the payment of additional interest at the earlier of the maturity date thereof and the occurrence of a Mortgage Termination Event equal to a portion of the increase in value, if any, of the Mortgaged Properties over the term of the SAM. Such Additional Interest Payment is equal to the product of (i) the Appreciation Share and
(ii) the amount by which the settlement value of such SAM exceeds the Adjusted Value of such SAM at the earlier of the maturity date of such SAM and the occurrence of a Mortgage Termination Event.

   "APPRECIATION SHARE" means the product of a percentage set forth in the SAM that the mortgagor must pay to the Originator.

   "AVAILABLE DISTRIBUTION AMOUNT" means the sum of the following amounts with respect to the SAMs:

   (1) the total amount of all cash received by the [master servicer][servicer][certificate administrator] by the Determination Date for such Distribution Date (including Advances made by the [master servicer][servicer][seller][Originator] and withdrawals from the Reserve
   Fund), except:

      (a) all scheduled payments of principal and interest due on or before the Cut-Off Date;

      (b) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

      (c) all Principal Prepayments received after the previous calendar month (together with any interest payments received with such Principal Prepayments to the extent that they represent the payment of interest accrued on the related SAMs for the period subsequent to the previous calendar month);

      (d) Insurance Proceeds and Liquidation Proceeds received in the calender month and [proceeds of SAMs repurchased following conversion of such SAMs to fixed stated interest rates] during such month;

      (e) all amounts in the Distribution Account which are due and reimbursable to the [master servicer][servicer][seller][Originator] pursuant to the terms of the Pooling and Servicing Agreement;

      (f) the sum of [the Master Servicing Fee and] the Servicing Fee [and the Certificate Administrator Fee] for each SAM; and

      (g) with respect to a SAM, the Excessive Liquidation Proceeds.

   (2) all Advances made by the [master servicer][servicer][seller][Originator] to the Trustee with respect to such Distribution Date.]

   "BANKRUPTCY COVERAGE" means the amount of  $[          ].

   "BOOK-ENTRY CERTIFICATES" means the certificates generally available only in book-entry form through the facilities of DTC if they are Participants, or indirectly through organizations which are Participants.

   "CLOSING DATE" means [          ].

   "CONSTANT PREPAYMENT RATE" means the prepayment standard or model used in this prospectus supplement which assumes a constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the Mortgage Pool.

   "CONSTANT APPRECIATION RATE" means the appreciation standard or model used in this prospectus supplement which assumes a constant annual rate of appreciation each month, expressed as a per annum percentage of the then-scheduled principal balance of the Mortgage Pool, taking into account the volatility of the Constant Appreciation Rate.

   "CUT-OFF DATE" means [          ], [1999].

   "DEFINITIVE CERTIFICATES" means Book-Entry Certificates issued in fully registered, certificated form to certificateholders or their nominees.

   "DETERMINATION DATE" means the Due Date related to each Distribution Date, or the first day of the month in which such Distribution Date occurs.

   "EMC" means EMC Mortgage Corporation.

   "EXCESS LIQUIDATION PROCEEDS" means the excess, if any, of aggregate Liquidation Proceeds received during the previous calendar month over the amount that would have been received if a Payoff had been made with respect to the related SAM on the date such Liquidation Proceeds are received.

   "FHLMC" means the Federal Home Loan Mortgage Corporation.

   "LTV" means a ratio of the principal balance of the SAM to the value of the Mortgaged Property.

   "LAST SCHEDULED DISTRIBUTION DATE" means the Distribution Date that occurs in the month following the latest scheduled maturity date of any of the SAMs.

   "LOAN SCHEDULE" means a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each SAM, among other things, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the Mortgage Note and the stated interest rate and the Appreciation Share, whether such SAM is a Mortgage Subsidy SAM or Equity Release SAM, the stated maturity of each SAM and various material information about each mortgagor.

   "MORTGAGED PROPERTY" means one- to four- family residential properties which may include detached homes, duplexes, townhouses, condominiums, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units.

   "PAYING AGENT" means [          ].

   "POOL INSURER" means [          ], the issuer of the Pool Insurance Policy
for the certificates.

   "RECORD DATE" means the close of business on the last business day of the month preceding the month in which the Distribution Date occurs.

   "REGISTRAR" means [          ].

   "REMITTANCE RATE" means a rate equal to the stated interest rate for such SAM less the sum of the Retained Yield, the [[Seller][Servicing] Fee and the Master Servicing Fee] [Servicing Fee and the Certificate
Administrator Fee] for such SAM.

   "SALE AND SERVICING AGREEMENT" means each such Agreement between EMC
Mortgage
Corporation and each Seller of the SAMs.

   "SAM REPURCHASE" means a repurchase by the [master] servicer of any such SAM for which Primary Insurance Policy coverage is ultimately not available solely due to the fact that a Primary Insurance Policy may contain an exclusion from coverage for circumstances involving fraudulent conduct or negligence by the [Seller] [master] [servicer] [Originator] of the mortgagor.

   "SELLERS" means lending institutions which meet the requirements set forth in the attached prospectus which sell SAMs to SAMCO Mortgage Securities Corp..

   "SENIOR CERTIFICATES" means the class [  ] certificates.

   "SUBORDINATED CERTIFICATES" means the class [ ] certificates, class [ ] certificates, class [ ] certificates, and class [ ] certificates.

   "TRANSFER AGENT" means [          ].

   "TRUST" means the [ ] Trust [1999]-[ ], the primary assets of which consist of SAMs secured by one- to four-family residential properties [ or certificates or participations therein].

   "TRUSTEE" means [          ].

   "UNDERWRITING AGREEMENT" means the underwriting agreement, dated as of
[      ], between [              ] and [             ].




PROSPECTUS
                        SAMCO MORTGAGE SECURITIES CORP.
                                   DEPOSITOR
            SHARED APPRECIATION MORTGAGE PASS-THROUGH CERTIFICATES

SAMCO Mortgage Securities Corp. may periodically issue certificates representing interests in a trust that consists primarily of shared appreciation mortgage loans. The certificates will be issued in series, and each series of certificates will represent interests in a different trust established by SAMCO Mortgage Securities Corp.

EACH TRUST WILL CONSIST OF:

1. a pool or pools of shared appreciation mortgage loans secured by residential properties, described in detail in the accompanying prospectus supplement;
2. related property and interests in such property or other interests in shared appreciation mortgage loans;
3. mortgage pass through securities issued or guaranteed by certain government or government sponsored agencies;
4. privately issued mortgaged-backed securities; and 5. other property as described in the accompanying prospectus supplement.

THE CERTIFICATES IN A SERIES:


1. will represent interests in a trust and will be paid only from the assets of that trust; and
2. may be divided into multiple classes of certificates, and, if so, each class may have differing characteristics.


The certificates may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus. Bear, Stearns & Co. Inc. may act as agent or underwriter in connection with the sale of the certificates. This prospectus and the accompanying prospectus supplement may be used by Bear, Stearns & Co. Inc. in secondary market transactions in connection with the offer and sale of any certificates. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions and such sales will be made at prevailing market prices or otherwise.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ___________, 1999



            IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
           PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   We provide information to you about the certificates in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of certificates and the accompanying prospectus supplement, which describes the specific terms of your series of certificates.



   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.


   The information in the prospectus supplement is specific to your certificates and amplifies on the more general information contained in the prospectus. To the extent that the prospectus supplement provides such greater detail about the terms of you certificates, you should rely on it rather than the information in the prospectus. Additionally, we do not claim the accuracy of any factual information in this prospectus or the accompanying prospectus supplement as of any date other than the date state on their respective covers.


   We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.




                             TABLE OF CONTENTS



Risk Factors.................................................................5

The SAM Pools...............................................................14
   General..................................................................14
   Agency Certificates......................................................19
   Private Mortgage-Backed Securities.......................................27

Use of Proceeds.............................................................30

Yield Considerations........................................................30
   General..................................................................30
   Effective Interest Rate..................................................31

Maturity, Average Life, Appreciation and
Prepayment Assumptions......................................................33

SAMCO Mortgage Securities Corp..............................................35
   EMC Mortgage Corporation.................................................35
   Mortgage Purchase Program................................................35
   Loan Standards...........................................................36
   Credit, Appraisal and Underwriting Standards.............................37
   Representations and Warranties and Indemnification of Mortgage
   Securities Corp..........................................................38
   Mortgage Subsidy SAMs and Equity
   Release SAMs.............................................................39

Description of the Certificates.............................................41
   General..................................................................41
   Book-Entry Registration..................................................43
   Definitive Certificates..................................................48
   Assignment of SAMs.......................................................49
   Substitution of SAMs.....................................................51
   Representations and Warranties...........................................51
   Retained Yield...........................................................53
   Payments on SAMs; Deposits to Accounts...................................53
   Distributions on Certificates............................................56
   Advances.................................................................58
   Termination and Optional Termination.....................................59
   Reports to Certificateholders............................................60

Description of the Pooling and Servicing
Agreement and the Sale and Servicing Agreement..............................62
   General..................................................................62
   Servicing................................................................63
   Collection and Other Servicin Procedures.................................63
   Servicing Compensation and Payment
   of Expenses..............................................................64
   Rights Upon Event of Default.............................................65
   Amendment................................................................66
   List of Certificateholders...............................................67
   The Trustee..............................................................68
   Duties of the Trustee....................................................68
   Resignation of Trustee...................................................69
   Evidence as to Compliance................................................69
   Certain Matters Regarding the Master Servicer, the Servicer
   and the Certificate Administrator........................................70

Exchangeable Certificates...................................................72
   General..................................................................72
   Exchanges................................................................73
   Procedures and Exchange Proportions......................................78

Primary Insurance, Hazard Insurance; Claims
Thereunder..................................................................79
   Primary Insurance........................................................79
   Hazard Insurance.........................................................81
   Maintenance of Mortgage Impairment
   Insurance................................................................82
   Maintenance of Fidelity Bond and
   Errors and Omissions Insurance...........................................82

Description of Credit Enhancements..........................................83
   Pool Insurance Policies..................................................85
   Subordination............................................................87
   Fraud Bond...............................................................88
   Bankruptcy Bond..........................................................89
   Special Hazard Insurance Policies........................................89
   Letter of Credit.........................................................91
   Reserve Fund.............................................................91
   Certificate Insurance Policies...........................................92
   Maintenance of Credit Enhancements; Claims Thereunder and Other
   Realization Upon Defaulted SAMs..........................................92

Authority To Issue SAMS and Certain Legal
Considerations Concerning SAMS..............................................96
   Authority to Originate SAMs..............................................96
   Applicability of Usury Laws..............................................97
   Disclosure Requirements related to SAMs..................................98
   Certain State Law Considerations.........................................99
   Certain Legal Considerations Applicable to SAMs..........................99

ERISA Considerations.......................................................106
   Plan Assets Regulation..................................................106
   Prohibited Transaction Class
   Exemption 83-1..........................................................107
   Other Exemptions........................................................109
   General Considerations..................................................112

Federal Income Tax Consequences............................................113
   Tax Status of SAM Pools.................................................113
   Characterization of REMIC and
   FASIT Regular Certificates..............................................115
   Taxation of Owners of REMIC and
   FASIT Regular Certificates..............................................115
   Taxation of Owners of REMIC
   Residual Certificates...................................................120
   Taxation of Owners of FASIT
   Ownership Certificates..................................................125
   Sales of REMIC or FASIT Certificates....................................128
   Prohibited Transactions and Other
   Possible REMIC Taxes....................................................130
   Termination of a REMIC or FASIT.........................................130
   Reporting and Other Administrative
   Matters of REMICs.......................................................131
   Backup Withholding with Respect to
   REMIC and FASIT Certificates............................................132
   Foreign Investors in REMIC or FASIT
   Certificates............................................................132
   Classification as a Grantor Trust.......................................134
   Taxation of Holders of Pass-Through
   Certificates............................................................135
   Taxation of Holders of Stripped
   Certificates............................................................138
   Information Reporting...................................................139
   Taxation of Holders of Classes of
   Exchangeable Certificates...............................................139
   State and Local Taxation................................................142

Methods of Distribution....................................................143
   Certain Legal Investment Aspects........................................144

Legal Matters..............................................................145

Financial Information......................................................146

Reports to Certificateholders..............................................146

Where You Can Find More Information........................................146

Annex II: Global Clearance, Settlement
and Tax Documentation Procedures.........................................AII-1



                                 RISK FACTORS


   YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE ANY OF THE CERTIFICATES.


LACK OF SECONDARY MARKET MAY LIMIT      A secondary market for the certificates
YOUR ABILITY TO RESELL YOUR             of any series may not develop.  If a
CERTIFICATES                            secondary market does develop, it might
                                        not continue or it might not be
                                        sufficiently liquid to allow you to
                                        resell any of your certificates. An
                                        underwriter, including Bear,
                                        Stearns & Co. Inc., may decide to
                                        establish a secondary market for a
                                        particular series of certificates.
                                        If so, the prospectus supplement
                                        for that series of certificates
                                        will indicate this intention.
                                        However, no underwriter, including
                                        Bear, Stearns & Co. Inc., will be
                                        obligated to do so. The
                                        certificates will not be listed on
                                        any securities exchange.


THERE IS NO SOURCE OF PAYMENTS FOR      When you buy a certificate, you will
YOUR CERTIFICATES OTHER THAN            not own an interest in SAMCO Mortgage
PAYMENTS ON THE SAMS IN THE TRUST       Securities Corp., Bear, Stearns & Co.
                                        Inc. or any of its affiliates. You
                                        will own an interest in the trust
                                        established for that series of
                                        certificates. Your payments come
                                        only from assets in the trust.
                                        Therefore, the mortgagors' payments
                                        on the shared appreciation mortgage
                                        loans included in the trust, and
                                        any credit enhancements, will be
                                        the sole source of payments to you.
                                        If those amounts are insufficient
                                        to make required payments of
                                        interest or principal to you, there
                                        is no other source of payments.
                                        Moreover, it is not anticipated
                                        that any governmental agency or any
                                        other entity will guarantee or
                                        insure payments on the certificates
                                        or any of the shared appreciation
                                        mortgage loans. SAMCO Mortgage
                                        Securities Corp. and the servicers
                                        of the shared appreciation mortgage
                                        loans will have limited
                                        obligations. These will usually
                                        include: the obligation under
                                        certain circumstances to repurchase
                                        the shared appreciation mortgage
                                        loans if there has been a breach of
                                        representations and warranties;
                                        advancing payments on the shared
                                        appreciation mortgage loans when
                                        the mortgagor is delinquent if the
                                        servicers of the shared
                                        appreciation mortgage loans believe
                                        the advance is recoverable; and
                                        various servicing and
                                        administrative obligations made in
                                        the Pooling and Servicing Agreement
                                        and servicing contracts.

YOU BEAR THE LOSSES OF CERTAIN          Because your certificates represent an
SHARED APPRECIATION MORTGAGOR           interest in the shared appreciation
DEFAULTS;                               mortgage loans, your investment may be
                                        affected by a decline in real
                                        estate values and changes in
                                        individual mortgagors' financial
                                        conditions. Investors should be
                                        aware that the value of the
                                        mortgaged properties may decline.
                                        If the outstanding balance of a
                                        shared appreciation mortgage loan
                                        and any secondary financing on the
                                        mortgaged property is greater than
                                        the value of the property, there is
                                        an increased risk of delinquency,
                                        foreclosure and losses on or with
                                        respect to the shared appreciation
                                        mortgage loan. If the residential
                                        real estate market experiences an
                                        overall decline in property values,
                                        the rates of delinquencies,
                                        foreclosures and losses could be
                                        higher than those now generally
                                        experienced in the mortgage lending
                                        industry as to mortgage loans that
                                        are not shared appreciation
                                        mortgage loans or mortgage loans
                                        generally. To the extent your
                                        certificates do not have any form
                                        of credit enhancements, you will
                                        bear all of the risks resulting
                                        from defaults by mortgagors.

THE SHARED APPRECIATION MORTGAGE        Further, shared appreciation mortgage
LOANS MAY BE ESPECIALLY PRONE TO        loans may involve a greater degree of
DEFAULTS                                risk with respect to default, because
                                        the ability of a mortgagor to make
                                        this final payment, which because
                                        of the shared appreciation feature
                                        may be greater than a typical
                                        mortgage loan, typically depends on
                                        the ability of the mortgagor to
                                        refinance the shared appreciation
                                        mortgage loan or sell the related
                                        mortgaged property. If the
                                        mortgagor is unable to obtain such
                                        financing at maturity, the
                                        mortgagor may be more likely to
                                        default.

                                        The shared appreciation mortgage
                                        loans may have higher than average
                                        rates of default than mortgage
                                        loans which are not shared
                                        appreciation mortgage loans or
                                        other types of shared appreciation
                                        mortgage loans that may be included
                                        in the trust that issues your
                                        certificates. For instance, the
                                        value of a mortgaged property
                                        subject to an equity release
                                        mortgage loan may decline more than
                                        would have been the case had such
                                        mortgaged property been subject to
                                        a mortgage associated with a shared
                                        appreciation mortgage loan other
                                        than an equity release mortgage
                                        loan. The principal reason why this
                                        may occur is that the mortgagor
                                        under an equity release mortgage
                                        loan may have agreed to pay the
                                        originator a more substantial
                                        portion of the appreciation in the
                                        value of the mortgaged property
                                        since the date of origination of
                                        the mortgage loan than another type
                                        of shared appreciation mortgage
                                        loan and therefore may be less
                                        inclined to perform routine
                                        maintenance or make capital
                                        expenditures on or with respect to
                                        the property. Further, your trust
                                        may include shared appreciation
                                        mortgage loans with a negative
                                        amortization feature. The principal
                                        balances of such loans may be
                                        increased to amounts greater than
                                        the value of the underlying
                                        mortgaged property and such value
                                        may decrease as described above.
                                        This increases the likelihood of
                                        default. Your trust may include
                                        shared appreciation mortgage loans
                                        that do not fully amortize over
                                        their terms to maturity. Such
                                        mortgage loans are sometimes
                                        referred to as balloon loans. Such
                                        loans will require a large payment
                                        at their stated maturity. These
                                        mortgage loans involve a greater
                                        degree of risk, because the ability
                                        of a mortgagor to make this final
                                        payment typically depends on the
                                        ability of the mortgagor to
                                        refinance the shared appreciation
                                        mortgage loan or sell the related
                                        mortgaged property. Further, your
                                        trust may include shared
                                        appreciation mortgage loans that
                                        provide for escalating or variable
                                        payments by the mortgagor. The
                                        mortgagor may have qualified for
                                        such shared appreciation mortgage
                                        loans based on an income level
                                        sufficient to make the initial
                                        payments only. As the required
                                        payments increase, the likelihood
                                        of default will increase. Finally,
                                        your trust may include shared
                                        appreciation mortgage loans that
                                        are concentrated in certain
                                        regions, states or zip code areas
                                        of the United States. Such
                                        geographic units may experience
                                        weak economic conditions or housing
                                        markets. This may cause higher
                                        rates of loss and delinquency on
                                        the shared appreciation mortgage
                                        loans originated in these areas.
                                        See "Description of the SAM Pool"
                                        in the related prospectus
                                        supplement to see if any of these
                                        or other types of special risk
                                        loans are present in the mortgage
                                        pool applicable to your
                                        certificates.

CREDIT ENHANCEMENTS MAY BE              The prospectus supplement related to
LIMITED OR REDUCED AND THIS MAY         your certificates may specify that
CAUSE YOUR CERTIFICATES TO BEAR         credit enhancements will provide some
MORE LOSSES OF MORTGAGOR                protection to cover certain losses on
DEFAULTS                                the underlying shared appreciation
                                        mortgage loans. The forms of credit
                                        enhancement include, but are not
                                        limited to, the following:

                                        o  subordination of one or more
                                           classes of certificates to other
                                           classes of certificates in the
                                           same series;

                                        o  insurance policies on particular
                                           classes of certificates to
                                           support payments on those
                                           certificates;

                                        o  a letter of credit;

                                        o  a mortgage pool insurance
                                           policy;

                                        o  a special hazard insurance
                                           policy;

                                        o  a fraud bond;

                                        o  a bankruptcy bond;

                                        o  a reserve fund; or

                                        o  any combination of the above.
                                           See "Description of the Credit
                                           Enhancements". See also "Credit
                                           Enhancements" in the related
                                           prospectus supplement in order
                                           to see what forms of credit
                                           enhancements apply to your
                                           certificates.

                                        Regardless of the form of credit
                                        enhancement, an investor should be
                                        aware that:

                                        o  the amount of coverage is
                                           usually limited;

                                        o  the amount of coverage will
                                           usually be reduced over time
                                           according to a schedule or
                                           formula;

                                        o  the particular form of credit
                                           enhancements may provide
                                           coverage only to certain types
                                           of losses, such as hazard losses
                                           or special hazard losses, on the
                                           shared appreciation mortgage
                                           loans, and not to other types of
                                           losses;

                                        o  the particular form of credit
                                           enhancements may provide
                                           coverage only to certain
                                           certificates and not other
                                           certificates of the same series;
                                           and

                                        o  if the applicable rating
                                           agencies believe that the rating
                                           on the certificates will not be
                                           adversely affected, certain
                                           types of credit enhancements may
                                           be reduced or terminated.

IF THE RATE OF PREPAYMENTS ON THE       The yield to maturity of your
SHARED APPRECIATION MORTGAGE LOANS      certificates will depend primarily on
IS DIFFERENT THAN EXPECTED, YOUR        the price you paid for your
YIELD MAY BE CONSIDERABLY LOWER         certificates and the rate of principal
THAN ANTICIPATED                        payments on the shared appreciation
                                        mortgage loans in the applicable
                                        trust. The rate of principal
                                        payments includes scheduled
                                        payments of interest and principal,
                                        payments of additional interest,
                                        prepayments, liquidations due to
                                        defaults and repurchases. If the
                                        rate of prepayments on the shared
                                        appreciation mortgage loans related
                                        to your certificates is higher or
                                        lower than anticipated, the yield
                                        to maturity may be adversely
                                        affected. The yield on some types
                                        of certificates are more sensitive
                                        to variations in prepayments than
                                        others. For example, certificates
                                        that receive only payments of
                                        interest are especially sensitive
                                        to variations in the rate of
                                        prepayments. If the rate of
                                        prepayments is high or if a
                                        redemption or call feature of the
                                        certificates or the underlying
                                        shared appreciation mortgage loans
                                        occurs, the holders of such
                                        certificates may not fully recoup
                                        their initial investment. See
                                        "Yield Considerations" and
                                        "Maturity, Average Life,
                                        Appreciation and Prepayment
                                        Assumptions" in this prospectus.
                                        See also "Risk Factors" and
                                        "Description of the
                                        Certificates--Yield, Appreciation
                                        and Prepayment Considerations" in
                                        the related prospectus supplement
                                        for more information concerning the
                                        prepayment risks pertaining to your
                                        certificates.

THE REDEMPTION OF THE                   Your certificates may be subject to
CERTIFICATES OR                         redemption or other call features.
THE UNDERLYING SHARED APPRECIATION      Likewise, the underlying shared
MORTGAGE LOANS WILL AFFECT YOUR         appreciation mortgage loans may
YIELD                                   be subject to a call feature which
                                        would result in the retirement of
                                        the certificates. Such an event
                                        would affect the average life and
                                        yield of each class of certificates
                                        in such series. In addition, if you
                                        are the purchaser of an
                                        appreciation certificate, your
                                        yield will also be affected by the
                                        method for calculating the indexed
                                        appreciation payments for any
                                        shared appreciation mortgage loans
                                        or any certificates. See "Yield
                                        Considerations" and "Maturity,
                                        Average Life, Appreciation and
                                        Prepayment Assumptions" in this
                                        prospectus.

IF YOU PURCHASE APPRECIATION            Appreciation certificates will be
CERTIFICATES, YOUR YIELD WILL BE        allocated some or all of the additional
ESPECIALLY AFFECTED BY CHANGES IN       interest payments generated by the
THE VALUE OF THE MORTGAGED PROPERTY     shared appreciation mortgage
                                        loans in your trust. The amount of
                                        these payments for any trust is a
                                        function of both the actual
                                        appreciation occurring on the
                                        mortgaged properties underlying the
                                        shared appreciation mortgage loans
                                        in the trust that have matured and
                                        the index used for calculating the
                                        indexed appreciation payments for
                                        the shared appreciation mortgage
                                        loans in the trust or such
                                        certificates. The value of any
                                        mortgaged properties in the trust
                                        may not increase. Similarly, the
                                        value of any mortgaged properties
                                        in the trust may decrease. Thus, as
                                        an investor in the appreciation
                                        certificates, you should be aware
                                        that your yield may be low, zero or
                                        negative and you may lose the
                                        entire investment in the
                                        appreciation certificates that you
                                        purchase. See "Yield
                                        Considerations" and "Maturity,
                                        Average Life, Appreciation and
                                        Prepayment Assumptions" in this
                                        prospectus.

VIOLATION OF VARIOUS FEDERAL AND        Applicable state laws generally
STATE LAWS MAY RESULT IN LOSSES ON      regulate interest rates and other
THE SHARED APPRECIATION MORTGAGE        charges and require certain
LOANS                                   disclosures. In addition, most
                                        states have other laws, public
                                        policies and general principles of
                                        equity relating to the protection
                                        of consumers, unfair and deceptive
                                        practices, and other practices that
                                        may apply to the origination,
                                        servicing and collection of the
                                        shared appreciation mortgage loans.

                                        The shared appreciation mortgage
                                        loans may also be subject to
                                        various federal laws. The
                                        Truth-in-Lending Act and Regulation
                                        Z and the Real Estate Settlement
                                        Procedures Act and Regulation X
                                        require certain disclosures to the
                                        mortgagors regarding the terms of
                                        the shared appreciation mortgage
                                        loans. The Equal Credit Opportunity
                                        Act and Regulation B and the Fair
                                        Housing Act and the regulations
                                        prohibit discrimination in the
                                        provision of housing credit on the
                                        basis of certain protected classes.
                                        The Fair Credit Reporting Act
                                        regulates the use and reporting of
                                        information related to the
                                        mortgagors' credit experience.
                                        Other federal laws may also apply.

                                        Depending on the provisions of the
                                        applicable law and the specific
                                        facts and circumstances involved,
                                        violations of such laws, policies
                                        and general principles of equity
                                        may limit the ability of a servicer
                                        to collect all or part of the
                                        principal of or interest charged on
                                        the shared appreciation mortgage
                                        loans, may entitle the mortgagors
                                        to rescind the loan or to a refund
                                        of amounts previously paid and, in
                                        addition, could subject the owner
                                        of the shared appreciation mortgage
                                        loans to damages and administrative
                                        sanctions.

APPRECIATION CERTIFICATES MAY BE        If the additional interest provision of
SUBJECT TO USURY LAWS                   the shared appreciation mortgage loans
                                        does not fall within the scope of
                                        the Depositary Institutions
                                        Deregulation and Monetary Control
                                        Act of 1980 and the Alternative
                                        Mortgage Transaction Parity Act of
                                        1982 is interpreted not to provide
                                        for an exemption from state usury
                                        statutes, individual state usury
                                        laws may apply to such loans. Only
                                        limited case law exists on the
                                        application of these federal acts
                                        to shared appreciation mortgage
                                        loans.





                               THE SAM POOLS


      Capitalized terms are defined in the Glossary of Terms in this Prospectus.


GENERAL


      Each series will consist of a SAM Pool, each of which will consist of SAMs evidenced by Mortgage Notes secured by Mortgages on Mortgaged Properties, Agency Securities issued or guaranteed by the government agencies or government sponsored agencies and private issued mortgage-backed securities. The types of Mortgaged Properties securing the SAMs in each SAM Pool may include owner-occupied (a) attached or detached single-family residences, including residences in planned unit developments, (b) two- to four-family primary residences and (c) condominiums or other attached dwelling units and owner-occupied leasehold interests in the underlying Mortgaged Properties and any other homes or dwellings that conform with the underwriting policies and credit criteria of EMC Mortgage Corporation. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the SAM by at least ten years.


Private Mortgage-Backed Securities may include:


      o mortgage participation or pass-through certificates representing beneficial interests in certain mortgage loans or SAMs,

      o      CMOs secured by such mortgage loans or SAMs, and

      o stripped mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, or in some specified portion of the principal and interest distributions, but not all of such distributions, on certain mortgage loans or SAMs.


Agency Securities may include:


      o      GNMA Certificates,

      o      FNMA Certificates,

      o      FHLMC Certificates,

      o stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, or in some specified portion of the principal and interest distributions, but not all of such distributions, on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency certificates and generally guaranteed to the same extent as the underlying securities,

      o another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government- sponsored agency and described in the related prospectus supplement, or

      o      a combination of such Agency Securities.

      The SAMs to be purchased by EMC Mortgage Corporation, which will transfer them to SAMCO Mortgage Securities Corp. for inclusion in a SAM
Pool) will be screened in accordance with the standards set forth under "SAMCO Mortgage Securities Corp.--Credit, Appraisal and Underwriting Standards" unless there are changes thereto, which changes are set forth in the related prospectus supplement. EMC Mortgage Corporation will also underwrite a percentage of the SAMs to be purchased. The SAMs in each SAM Pool will be originated by "Originators" in accordance with standards set forth by EMC Mortgage Corporation and purchased from lending institutions which meet the requirements set forth under "SAMCO Mortgage Securities Corp.--Mortgage Purchase Program". Generally, with respect to Mortgage Pass-Through Certificates to be issued in series from time to time, an entity, often being or affiliated with such seller, set forth in the related prospectus supplement will be responsible for the servicing and administration of the SAMs and will perform certain servicing functions with respect to the SAMs. In the event that a master servicer or servicer named in the prospectus supplement, is acting as master servicer or servicer with respect to a single series,

   o such master servicer or servicer will act as master servicer or servicer for the SAMs in the related SAM Pool as set forth in the related prospectus supplement,

   o the duties, obligations and liabilities of such master servicer or servicer shall relate only to its respective SAM Pool, and

   o the master servicer or servicer will calculate amounts distributable to the certificateholders of the certificates, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling and Servicing Agreement.

If so specified in the applicable prospectus supplement, the Trustee may be the certificate administrator with respect to such series. The servicing of the SAMs may be performed by the seller which sold the SAMs to EMC Mortgage Corporation for inclusion in the Trust Fund, or by a qualified servicer selected by SAMCO Mortgage Securities Corp. and there may not be a master servicer. The master servicer, the servicer and the certificate administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors but shall not thereby be released from any of their obligations under the Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement and the Servicing Agreement--Servicing."

      For each series, the applicable prospectus supplement will set forth information respecting the number and principal amount of SAMs in each SAM Pool which were originated for the purpose of purchasing and refinancing the related Mortgaged Properties; and for borrowers on such SAMs in specified age groups. For each SAM Pool, the related prospectus supplement will generally contain specific information as of the date specified in the prospectus supplement relating to the creation of the Trust Fund regarding:

      (1)   the aggregate principal balance of the SAMs;

      (2) the range of contractual stated periodic interest payments and the Appreciation
            Shares by principal balance;

      (3) the month and year in which the first monthly payments occur, and the latest maturity of the SAMs;

      (4) the largest and smallest principal balances of the SAMs at origination;

      (5) the aggregate principal balance of all SAMs having LTVs at origination exceeding 80% and the maximum permissible loan-to-value ratio for all SAMs;

      (6) the types of dwellings constituting the Mortgaged Properties securing the SAMs;
            and

      (7) the geographic distribution of the SAMs, prepared on a state-by-state or zip code by zip code basis for states containing 5% or more of the SAM Pool.

To the extent specified in the applicable prospectus supplement, SAMs with LTVs or principal balances exceeding certain limits will be covered partially by Primary Insurance Policies. In addition, if specified in the applicable prospectus supplement, SAMCO Mortgage Securities Corp., the master servicer, a seller or a servicer, as applicable, may obtain or establish one or more credit enhancements for a SAM Pool. Any such credit enhancement will be described in the applicable prospectus supplement. Such credit enhancements may be limited to one or more classes of certificates and may include, but will not necessarily be limited to, any of the following: a Pool Insurance Policy, a Special Hazard Insurance Policy, a Fraud Bond, a Bankruptcy Bond, a Letter of Credit, a Reserve Fund, a Certificate Insurance Policy, or any combination of the foregoing. Coverage of certain risks of default or loss may also be provided to a particular class or classes of certificates by the subordination in right of payment of one or more other classes of certificates of the same series to the right of holders of such class or classes of certificates to receive payments. See "Description of Credit Enhancements".

      All SAMs will be of one or more of the following types of SAMs of varying terms at origination:

   o Mortgage Subsidy SAMs, see "SAMCO Mortgage Securities Corp.--Mortgage Subsidy SAMs and Equity Release SAMs");

   o Equity Release SAMs, see "SAMCO Mortgage Securities Corp.--Mortgage Subsidy SAMs and Equity Release SAMs"); and

   o any other type of SAM described in the applicable prospectus supplement.

      Specific information with respect to the SAMs in a particular SAM Pool and the applicable credit enhancements which is not included in the related prospectus supplement will generally be included in a current report on Form 8-K which will be available to purchasers of the certificates at or before the time of initial issuance of the related series of certificates and which will be filed with the Commission within 15 days thereafter.

      Each master servicer has entered or will enter into a contract with each related servicer to perform, as an independent contractor, certain servicing functions for such master servicer subject to its supervision and may enter into a contract with an independent entity to perform administrative functions for the SAM Pools, or the Trustee has entered or will enter into a contract with each related servicer to perform certain servicing functions for the SAM sold to the Trust by it or for all the SAMs in the SAM Pool. There may be no master servicer for a particular series of certificates. In such event, the servicing of the SAMs will be performed by the servicer specified in the applicable prospectus supplement. Such master servicer may have the right to remove any related servicer of any SAM at any time if such master servicer considers such removal to be in the best interests of certificateholders, but only for cause as described in such prospectus supplement. In such event, such master servicer must designate a replacement servicer, which may include a related master servicer or servicer, or an affiliate of such master servicer or servicer. Each master servicer may also perform its administrative and servicing responsibilities through agents or independent contractors but shall not thereby be released from any of its responsibilities under the Pooling and Servicing Agreement. Each master servicer will receive a fee for its services in accordance with performing its duties and under any Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The servicer will receive a fee for performing its services in accordance with performing its duties under any Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The fees to a master servicer and the servicers will be paid from the difference between the stated interest rate on each SAM, or SAM
Pool, if applicable, and the amount needed to pay Master Servicing Fees, Servicing Fees, Certificate Administrator Fees and any Retained Yield with respect to such SAM or, if specified in the prospectus supplement, be paid from Additional Interest Payments.

      With respect to each series, a certificate administrator may be appointed. If appointed, the certificate administrator will calculate amounts distributable to the certificateholders, and may prepare tax returns on behalf of the Trust Fund and provide certain other services specified in a separate Pooling and Servicing Agreement for the series. The servicer and the certificate administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors but shall not thereby be released from any of their respective responsibilities under the Pooling and Servicing Agreement. With respect to such series of certificates, the certificate administrator will receive a fee for its services, which will be paid from the difference between the stated interest rate on each SAM and the Remittance Rate, net of any Retained Yield, with respect to such SAM or if specified in the prospectus supplement, be paid from Additional Interest Payments in such other manner specified in the related prospectus supplement.

      The certificates of each series will represent undivided interests in a trust consisting of the SAMs included in one or more SAM Pools for that series and related property. Certain series will be enhanced by mortgage loan insurance or other forms of credit enhancement, in each case as more fully described under the captions "Description of the Certificates" and "Description of Credit Enhancements" and in the related prospectus supplement. When each series of certificates is issued, SAMCO Mortgage Securities Corp. will cause the SAMs in each SAM Pool for that series to be assigned to an independent bank or trust company as trustee for the benefit of the holders of certificates of that series, and the master servicer or the servicer, as applicable, will be responsible for master servicing the SAMs under the Pooling and Servicing Agreement. The Trustee may also serve as certificate administrator.

      SAMCO Mortgage Securities Corp.'s assignment of the SAMs to the Trustee will be without recourse, and SAMCO Mortgage Securities Corp.'s obligations with respect to the SAMs will, unless otherwise indicated in the prospectus supplement for a series of certificates, be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Pooling and Servicing Agreement for each series. In the event of delinquencies in payments on the SAMs, or the related SAM Pool for such series, the master servicer, the seller or the Originator, as specified in the applicable prospectus supplement will only be obligated to advance cash in the amounts described under "Description of the Certificates--Advances" relating to its SAM Pool to the extent such Advances are not made by the servicers. Any such Advances by a master servicer, the servicer, the seller or the Originator will be limited to amounts which, in the judgment of such entity, ultimately will be reimbursable with respect to such SAM Pool from principal payments, Additional Interest Payments and the stated interest paid on the SAMs or amounts paid by or under any applicable Pool Insurance Policy, any applicable Special Hazard Insurance Policy, any Primary
Insurance Policy, any applicable Letter of Credit, Reserve Fund or any other applicable policy of insurance, any subordination feature described in this prospectus or the proceeds of liquidation of a SAM. See
"Description of Credit Enhancements." If so specified in the applicable prospectus supplement, neither a master servicer nor any such other entity will be obligated to make Advances with respect to SAMs delinquent longer than the time period specified in such prospectus supplement. See "Description of the Certificates--Advances" and "Description of Credit Enhancements." A master servicer is obligated to remit to certificateholders of a series all amounts relating to the SAMs to the extent such amounts have been collected or advanced by the servicers or advanced by such master servicer and are due certificateholders under the terms of the Pooling and Servicing Agreement for such series. With respect to any series of certificates as to which there will be no master servicer and the servicing of the SAMs will be performed by the servicer and the seller or the Originator as specified in the related prospectus supplement, the servicer may be obligated to make Advances in the amounts described under "Description of the Certificates--Advances" limited to amounts which, in the judgment of the servicer, ultimately will be reimbursable with respect to such SAM Pool from any of the sources stated above.


AGENCY CERTIFICATES

Government National Mortgage Association


      GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. The Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in FHA Loans, or partially guaranteed by the VA.


          Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates


      Each GNMA Certificate held in a Trust Fund, which may be issued under either the GNMA I Program or the GNMA II Program, will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a GNMA Issuer approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a Guaranty Agreement between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.


          The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

          If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate, except for pools of mortgage loans secured by manufactured homes.

          Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.


          GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided and deposited into escrow accounts for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a series of certificates may be held in book-entry form.

          GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

          The GNMA Certificates included a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related prospectus supplement.


FNMA


      FNMA is a federally chartered and privately owned corporation organized and existing under the Charter Act. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.


          FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

FNMA Certificates


      FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased under the criteria of the FNMA purchase program.


          Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.


         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option, under which the mortgagee or other servicers assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option, under which FNMA assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related prospectus supplement, FNMA Certificates may be backed by adjustable rate mortgages.

          FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any United States agency is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

          FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks, or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates, as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

          The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related prospectus supplement.


FHLMC


         FHLMC is a publicly-held United States government-sponsored enterprise created under the FHLMC Act. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.


FHLMC Certificates

         Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.


          Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years or such other period as provided in the related prospectus supplement. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

          FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than

      o      30 days following foreclosure sale,
      o 30 days following payment of the claim by any mortgage insurer, or
      o 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.


In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.


          FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy its obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

          Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

         Under FHLMC's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield, expressed as a percentage, required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the cash program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

          FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of the FHLMC Certificates in accordance with such holders' instructions.

Stripped Mortgage-Backed Securities

      Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, or in some specified portion of the principal and interest distributions, but not all of such distributions, on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency certificates. The underlying securities may be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government- sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. FHLMC, FNMA or GNMA or another government agency or government-sponsored agency generally will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security.


Other Agency Securities


      A Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such related prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.


PRIVATE MORTGAGE-BACKED SECURITIES


      Private Mortgage-Backed Securities may consist of mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans or SAMs, or CMOs secured by mortgage loans or SAMs. Private Mortgage-Backed Securities will have been issued under a pooling and servicing agreement. The Private Mortgage-Backed Securities in a Trust Fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans or SAMs underlying such Private Mortgage-Backed Security. Mortgage loans or SAMs underlying a Private Mortgage-Backed Security will be serviced by the servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer.

     Such securities will (1) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust or the assignment by it of the representations and warranties of another entity from which it acquired the assets. The PMBS Issuer generally will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans or SAMs underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage- Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS servicer. The PMBS Issuer or the PMBS servicer may have the right to repurchase assets underlying the Private Mortgage- Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.


Credit Support Relating to Private Mortgage-Backed Securities

      Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans or SAMs underlying the Private Mortgage-Backed
Securities or with respect to the Private Mortgage-Backed Securities themselves.

Additional Information


         The related prospectus supplement for a series for which the Trust Fund includes Private Mortgage-Backed Securities will specify:

            o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund;

            o certain characteristics of the mortgage loans or SAMs which comprise the underlying assets for the Private
                  Mortgage-Backed Securities including to the extent available

                        o the payment features of such mortgage loans or SAMs, the approximate aggregate principal balance, if known, of underlying mortgage loans or SAMs insured or guaranteed by a governmental entity,
                        o     the servicing fee or range of servicing fees
                              with respect to the mortgage loans or SAMs,
                        o     the minimum and maximum stated maturities of the
                              underlying mortgage loans or SAMs and at
                              origination and
                        o delinquency experience with respect to the mortgage loans or SAMs;

            o the pass-through or certificate rate of the Private Mortgage-Backed Securities and the method of determination of the pass-through or certificate rate;

            o the PMBS Issuer, the PMBS servicer, if other than the PMBS Issuer, and the PMBS Trustee for such Private Mortgage-Backed Securities;

            o certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating the mortgage loans or SAMs underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves;

            o the terms on which the underlying mortgage loans or SAMs for such Private Mortgage-Backed Securities, or such Private Mortgage-Backed Securities themselves, may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

            o the terms on which mortgage loans, SAMs or Private Mortgage-Backed Securities may be substituted for those originally deposited with the PMBS Trustee or the Trustee; and

            o any other material information related to such Private Mortgage-Backed Securities.


                                USE OF PROCEEDS


      All of the net proceeds to be received from the sale of each series of the certificates will be used by SAMCO Mortgage Securities Corp. to purchase the SAMs related to that series or to return to SAMCO Mortgage Securities Corp. the amounts previously used to effect such purchases, the costs of carrying the SAMs until sale of the certificates and other expenses connected with pooling the SAMs and issuing the certificates, or for general corporate purposes. SAMCO Mortgage Securities Corp. expects to issue certificates in series from time to time as part of its continuing program of acquiring SAMs and selling certificates. See "SAMCO Mortgage Securities Corp.--Mortgage Purchase Program."



                             YIELD CONSIDERATIONS

GENERAL


      The yield to maturity on any certificate will depend on the purchase price paid by the certificateholder, the effective interest rate of the certificate and, if such certificate is an Appreciation Certificate, the amount of any Additional Interest Payments passed through to such certificate. See "Maturity, Average Life, Appreciation and Prepayment Assumptions" for a discussion of the weighted average life of the certificates and consideration of the effect of the appreciation of the Mortgaged Properties on payments made on the Appreciation Certificates. Any prepayment of a SAM, liquidation of a SAM, by foreclosure proceedings or by virtue of the purchase of a SAM in advance of its stated maturity or otherwise or, if applicable, the occurrence of an early termination or other call feature of the certificates of a series or the underlying SAMs will have the effect of passing through to certificateholders amounts of principal which would otherwise be passed through in amortized increments over the remaining term of such SAM, causing interest payments which may have been expected to continue to be paid over time to stop and an Indexed Appreciation Payment to be made which may be zero. The effect of such prepayments on the yield to maturity to certificateholders depends on several factors. For example, if the certificates are purchased above par, i.e., for more than 100% of the outstanding principal balance of the SAMs they represent, such prepayments will tend to decrease the yield to maturity. If the certificates are purchased at a discount, i.e., for less than 100% of such outstanding principal balance, such prepayments will tend to increase the yield to maturity. Moreover, in either case, such effect may be negatively affected by the payment of smaller than anticipated Additional Interest Payments. See "Certain Legal Considerations--Certain Legal Considerations Applicable to SAMs--Enforceability of Certain Provisions" for a description of certain provisions of each SAM and statutory, regulatory and judicial developments that may affect the prepayment experience, maturity assumptions and appreciation payments on the SAMs. See also "Description of the Certificates--Termination and Optional Termination" for a description of the repurchase of the SAMs in any SAM Pool when the aggregate outstanding principal balance in any SAM Pool is less than a specified percentage of the aggregate outstanding principal balance of the SAMs in such SAM Pool on the related Cut-Off Date. For this purpose, an Additional Interest Payment may include a payment at the purchase price of the SAM based upon an index defined in the prospectus supplement and used as a surrogate for what the Additional Interest Payment would have been had the SAM matured or terminated. The existence of certificates with an exchange feature will have no impact on the yield to maturity to certificateholders.

      The timing of changes in the rate of principal payments on or repurchases of the SAMs, including, if applicable, the occurrence of a redemption, other call or put feature of the certificates of a series or the underlying SAMs may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal or a repurchase on the underlying SAMs, including, if applicable, the occurrence of a redemption or other call feature of the certificates of a series or the underlying SAMs, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.


EFFECTIVE INTEREST RATE


      Each monthly interest payment on a SAM is calculated as set forth in the applicable prospectus supplement. The Pass-Through Rate will be calculated as set forth in the applicable prospectus supplement. The Remittance Rate does not take into account the amount of any Additional Interest Payments which may be payable to any Appreciation Certificate.

      As described in the applicable prospectus supplement, in certain events, if the amounts available for distribution in respect of interest are not sufficient to cover the total of all accrued and unpaid interest at the Remittance Rate, the available amount will be distributed to the certificateholders, pro rata, in accordance with their respective interests or in an order of priority described in the applicable prospectus supplement.

      For the sale of certificates under this prospectus, SAMCO Mortgage Securities Corp. may establish one or more SAM Pools having a variable, as opposed to a fixed, stated interest rate. A SAM Pool with a variable stated interest rate may be composed of SAMs that have adjustable stated interest rates or fixed stated interest rates; provided that the amount of fixed stated interest rates to be passed through is determined on a SAM-by-SAM basis as the stated interest rate minus specified fees for servicing and administrative compensation, which may include any of the Master Servicing Fee, the Servicing Fee and the Certificate Administrator Fee, for each such SAM, as set forth in the applicable prospectus supplement. Because the stated interest rates may vary in such a SAM Pool, and the servicing and administrative compensation generally will be fixed as a percentage of the principal balance of the SAMs, the Remittance Rate will be affected by disproportionate principal prepayments among SAMs bearing different stated interest rates and, consequently, for certificates which are not Appreciation Certificates, the yield to maturity on the certificates will be affected. The characteristics of any such variable-rate SAM Pools will be described in the applicable prospectus supplement. Although stated interest rates for SAMs in a SAM Pool may vary from SAM to SAM, disproportionate principal prepayments among the SAMs bearing different stated interest rates will not affect the return to certificateholders of certificates with fixed Pass-Through Rates purchased on par.

      For any class of certificates that are not Appreciation Certificates, the effective yield to maturity to certificateholders generally will be lower than the yield to maturity otherwise produced by the applicable Pass-Through Rate, because while interest will accrue on each SAM from the first day of each month, the distribution of such interest to certificateholders at the applicable Pass-Through Rate generally will be made on a later day, which will be stated in the applicable prospectus supplement, or, if such day is not a business day, the next succeeding business day of the month following the month of accrual.

      When a prepayment in full is made by the mortgagor on a SAM during a month, the mortgagor is charged interest on the days in the month actually elapsed up to the date of the prepayment in full at the daily interest rate, determined by dividing the stated interest rate by 365, or 360 in the case of a prepayment in full received on a Due Date, which is applied to the principal amount of the SAM so prepaid. Similarly, when a SAM is liquidated under a Pool Insurance Policy during a month, the Pool Insurer will pay interest on the SAM only to the date the claim is paid. Also, when a partial principal prepayment is made on a SAM together with the scheduled monthly payment for a month on or after the related Due Date, the mortgagor does not pay interest on the prepaid amount, and therefore certificateholders will not receive any interest on such prepaid amount.

      To the extent that Compensating Interest is not paid, the effect of a Prepayment in full or such a liquidation will be to reduce the amount of interest passed through on the next Distribution Date, because interest on the principal amount of the SAM so prepaid was paid only to the date of such prepayment in full or liquidation and not to the end of the month of prepayment. The following may apply: prepayments in fulls received during the period from the first day of a calendar month through the 15th day of such month will be passed through, without Compensating Interest and without interest accrued from the first day of such month to the date of the prepayment in full, on the Distribution Date in such month, and prepayments in full received during the period from the 15th day of a calendar month through the last day of such month will be passed through, with Compensating Interest and with interest at the applicable Pass-Through Rate attributable to interest paid through the date of the Prepayment in full by the mortgagors, on the Distribution Date in the following month. Proceeds of SAMs liquidated under a Pool Insurance Policy during a month will be passed through, with Compensating Interest and interest at the applicable Pass-Through Rate attributable to interest paid by the Pool Insurer under an applicable Pool Insurance Policy, on the Distribution Date in the following month.

      Compensating Interest on liquidated SAMs will be passed through to certificateholders, together with any interest at the applicable Pass-Through Rate attributable to interest paid by the Pool Insurer under any applicable Pool Insurance Policy to the date of liquidation on the Distribution Date of the month following liquidation. Compensating Interest on prepayments in fulls may be paid on a Distribution Date only with respect to prepayments in fulls received during the period from the 15th day of the preceding calendar month through the last day of such preceding month. The applicable prospectus supplement will specify any limitations on the extent of or source of funds available for payments of Compensating Interest.



        MATURITY, AVERAGE LIFE, APPRECIATION AND PREPAYMENT ASSUMPTIONS


      The SAMs at origination will have varying stated interest rates, maturities and Appreciation Shares as more fully described in the applicable prospectus supplement. SAMCO Mortgage Securities Corp. expects that most such SAMs will have maturities at origination of either 15 to 30 years and such SAMs may be prepaid in full or in part at any time. However, some of the SAMs may, where permissible under state law, require a penalty for prepayment in whole or in part in the initial years after origination of the SAM. The particulars of such prepayment penalties will be disclosed in the applicable prospectus supplement. The prepayment experience or, if applicable, the occurrence of an optional termination or other call or put of the certificates of a series or the underlying SAMs will affect the weighted average lives of the certificates. The yield on any certificates, including Appreciation Certificates, purchased at a premium will be adversely affected by any increase in the level of prepayments occurring with respect to any series. A substantial number of SAMs are anticipated to be paid in full prior to their scheduled maturity.

      A number of factors, including homeowner mobility, economic conditions, enforceability of "due-on-sale" clauses, mortgage market interest rates, the appreciation of real estate generally and the general availability of mortgage funds may affect prepayment experience. Generally, each Mortgage executed in connection with a fixed rate SAM, will contain "Mortgage Termination Event" provisions permitting the holder of the Mortgage Note to accelerate the maturity of the SAM upon conveyance by the mortgagor of the underlying Mortgaged Property. With respect to series of certificates, the master servicer or the servicer, as applicable, will agree that it will enforce the Mortgage Termination Event clause contained in each such SAM to the extent it has knowledge of the termination and reasonably believes that it is entitled to do so under applicable law.

      Further, the level of the appreciation of the Mortgaged Properties underlying the SAMs in any Trust and, to a much lesser degree, the index used for calculating the indexed appreciation payments for such SAMs or such certificates will affect the yield earned by holders of the Appreciation Certificates of any series. The level of appreciation of the Mortgaged Properties underlying the SAMs may be affected by a variety of factors, including but not limited to: economic conditions in the area where the Mortgaged Property is located, the general level of inflation and unemployment in the economy, the general level of liquidity in the economy and more specifically the level of liquidity in the residential mortgage market. The amount of appreciation paid to any Appreciation Certificates may also be affected by the amount of prepayments that are occurring on the SAMs. Holders of Appreciation Certificates should be aware that their yield may be low, zero or negative and should be prepared for the possibility that they could lose their entire investment in the Appreciation Certificates they have purchased.

      The prospectus supplement with respect to any series will further describe the risks that prepayments and low levels of increase in the value of the Mortgaged Properties may have on the yield of holders of the certificates of such series.

      The weighted average life of the certificates will be influenced by the rate at which principal on the SAMs in the Trust is paid, which may be in the form of scheduled amortization of principal prepayments. SAMCO Mortgage Securities Corp. has to date not compiled information on the prepayment experience of SAMs. However, based upon published information, the rate of prepayments on fixed and adjustable rate conventional one- to four-family mortgage loans has fluctuated significantly in recent years. SAMCO Mortgage Securities Corp. believes such fluctuation is due to a number of factors, including those discussed above, and that such factors will also affect the prepayment experience on the SAMs in any Trust. Accordingly, SAMCO Mortgage Securities Corp. cannot predict what future prepayment experience will be or what the resulting weighted average life might be applicable to SAMs. However, principal prepayments on mortgage loans which are not SAMs are commonly measured relative to a prepayment standard or model. The model used in this prospectus and in each prospectus supplement, assumes a constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the Mortgage Pool. Such prepayment model assumes a constant prepayment rate as stated in the prospectus supplement. Further, as stated above, investors in the Appreciation Certificates will be affected by the level of appreciation in value of the Mortgaged Properties. The model used in this prospectus and each prospectus supplement, assumes a constant annual rate of appreciation each month, expressed as a per annum percentage of the then-scheduled principal balance of the Mortgage Pool, taking into account the volatility of the Constant Appreciation Rate. It is unclear whether either of these models even has any relevance to the certificates. The prospectus supplement or current report on Form 8-K for each series of certificates may contain a table setting forth the projected weighted average life of each class of certificates of such series and the percentage of the original principal amounts or notional principal amounts of each such class that would be outstanding on specified Distribution Dates for such series and the yield on Appreciation Certificates, based on the assumptions set forth with respect to the Constant Prepayment Rate and Constant Appreciation Rate deemed appropriate by SAMCO Mortgage Securities Corp. and specified in this prospectus.

                        SAMCO MORTGAGE SECURITIES CORP.

      SAMCO Mortgage Securities Corp., a Delaware corporation, is a wholly-owned subsidiary of EMC Mortgage Corporation. SAMCO Mortgage Securities Corp. was organized as a special purpose entity for the purpose of acquiring SAMs and selling interest in the SAMs. SAMCO Mortgage Securities Corp. does not have, nor is it expected to have in the future, any significant assets. SAMCO Mortgage Securities Corp.'s principal executive offices are located at 245 Park Avenue, New York, New York 10167, telephone (212) 272-2000.

EMC MORTGAGE CORPORATION

      EMC Mortgage Corporation is a Delaware Corporation organized on December 23, 1995. EMC Mortgage Corporation is an affiliate of Bear, Stearns & Co. Inc. and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. EMC Mortgage Corporation's principal executive offices are located at 245 Park Avenue, New York, New York 10167, telephone (212) 272-2000.


MORTGAGE PURCHASE PROGRAM


      Set forth below is a description of the principal aspects of EMC Mortgage Corporation's purchase program for SAMs eligible for inclusion in a SAM Pool. In the case of most SAM Pools, SAMCO Mortgage Securities Corp. will represent and warrant to the Trustee that at the time that a SAM was originated, the Originator was a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act, as amended, or a savings and loan association, a savings bank, a commercial bank, a licensed mortgage banker or similar banking or lending institution which is supervised and examined by a federal or state authority or such other entities as may be described in the applicable prospectus supplement. EMC Mortgage Corporation has approved, or will approve, individual institutions as eligible Originators by applying certain criteria, including the Originator's depth of mortgage origination experience, servicing experience and financial stability. In general, each Originator must have experience in originating and servicing conventional residential mortgages and must have a net worth acceptable to EMC Mortgage Corporation. Each Originator is required to use the services of qualified underwriters, appraisers and attorneys. Other factors evaluated by EMC Mortgage Corporation in approving Originators include delinquency and foreclosure ratio performances for conventional mortgage loans.


LOAN STANDARDS


      The SAMs to be included in each SAM Pool will be loans with fixed or adjustable rates of interest secured by first mortgages, deeds of trust or security deeds on residential properties with original principal balances which generally did not exceed 95% of the value of the Mortgaged Properties, unless such loans are FHA insured or VA guaranteed. Each SAM having an LTV at origination and as of the Cut-Off Date in excess of 80% will be covered by a Primary Insurance Policy insuring against default all or a specified portion of the principal amount of such SAM. See "Primary Insurance, Hazard Insurance; Claims Thereunder." Each mortgage insurer must be a mortgage guaranty insurance company which is duly qualified as such under the laws of each state in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact a mortgage guaranty insurance business and to write the insurance provided by the Primary Insurance Policy or the Pool Insurance Policy, as the case may be, and which is approved as a Qualified Insurer.

      The SAMs to be included in each SAM Pool will be "one- to four-family" shared appreciation mortgage loans, which means permanent loans, as opposed to construction or land development loans, secured by Mortgages on non-farm properties, including attached or detached single-family homes, two- to four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. If specified in the related prospectus supplement, each SAM may be required to be secured by an owner occupied primary residence. The Mortgaged Property may not be a mobile home or cooperative.


CREDIT, APPRAISAL AND UNDERWRITING STANDARDS


      The SAMs to be included in each SAM Pool will be subject to the various credit, appraisal and underwriting standards described in this prospectus. SAMCO Mortgage Securities Corp.'s credit, appraisal and underwriting standards with respect to certain SAMs will generally conform to the Program as established and maintained by EMC Mortgage Corporation. The Program may be revised based on opportunities and prevailing conditions in the residential mortgage market and the market for SAMCO Mortgage Securities Corp.'s mortgage pass-through certificates. The SAMs are being underwritten by designated third party sellers involved in the Program.

      In addition, SAMCO Mortgage Securities Corp. may purchase SAMs which do not conform to the underwriting standards set forth by SAMCO Mortgage Securities Corp. Such SAMs may be purchased in negotiated transactions from sellers who will represent that the SAMs have been originated in accordance with credit, appraisal and underwriting standards agreed to by SAMCO Mortgage Securities Corp. SAMCO Mortgage Securities Corp. will generally review only a limited portion of the SAMs in any delivery of such SAMs for conformity with the applicable credit, appraisal and underwriting standards.

      The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing insurance for SAMS may vary substantially from the credit, appraisal and underwriting standards set forth in the Program. The relevant prospectus supplement will detail such differences in underwriting standards. All of the credit, appraisal and underwriting standards will provide an underwriting officer with sufficient information to evaluate the mortgagor's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the SAMs included in any SAM Pool, the related prospectus supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the SAMs nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by SAMCO Mortgage Securities Corp. Moreover, there can be no assurance that every SAM was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects or that the quality or performance of SAMs underwritten under varying standards as described above will be equivalent under all circumstances.

      The Program's underwriting standards generally follow standards established by FHLMC. The Program's underwriting standards are intended to evaluate, except in the case of an Equity Release SAM, the prospective mortgagor's credit standing and repayment ability and the value and adequacy of the proposed Mortgaged Property as collateral. In the loan application process, prospective mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective mortgagor will also provide an authorization to apply for a credit report which summarizes the prospective mortgagor's credit history. With respect to establishing the prospective mortgagor's ability to make timely payments in the context of most SAMs, EMC Mortgage Corporation will require evidence regarding the prospective mortgagor's employment and income, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts.

      The mortgagor will also be required to have an appraisal performed on the property. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to the SAMs, the appraisal is based on the market value of comparable homes and the cost of replacing the home.

      Certain states where the Mortgaged Properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family residential properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Considerations--Certain Legal Considerations Applicable to SAMs--Anti-Deficiency Legislation and Other Limitations on Originators." SAMCO Mortgage Securities Corp.'s underwriting standards in all states, including anti-deficiency states, require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION OF SAMCO MORTGAGE SECURITIES CORP.

      With respect to any series of certificates, each seller generally will make representations and warranties with respect to SAMs in the SAM Pool, sold by it to EMC Mortgage Corporation for inclusion in the Trust Fund, which SAMCO Mortgage Securities Corp. deems sufficient to permit it to make its representations and warranties in respect of such SAMs to the Trustee and the certificateholders under the related Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warranties." Each seller will also make certain other representations and warranties. Upon the breach of any representation or warranty made by a seller that materially and adversely affects the interests of the certificateholders in a SAM, other than those breaches which have been cured, SAMCO Mortgage Securities Corp. may require the seller or the servicer or other party specified in the prospectus supplement, to repurchase the related SAM. In addition, each seller will agree to indemnify SAMCO Mortgage Securities Corp. against any loss or liability incurred by SAMCO Mortgage Securities Corp. on account of any breach of any representation or warranty made by the seller, any failure to disclose any matter that makes any such representation and warranty misleading, or any inaccuracy in information furnished by the seller to SAMCO Mortgage Securities Corp., including any information set forth in this prospectus or in any prospectus supplement. See "Description of the Certificates--Assignment of SAMs" and "--Representations and Warranties".


MORTGAGE SUBSIDY SAMS AND EQUITY RELEASE SAMS


      The stated interest rate for a SAM will be determined at the time of loan origination based upon the LTV ratio and the Appreciation Share taken by the Originator. Generally, a lower LTV and higher Appreciation Share will result in a lower stated interest rate. The minimum rate of stated interest rate will be 35% of the prevailing 30-year fixed interest rate for residential mortgages. The maximum LTV permitted for the purchase or refinancing of a home is 95% and for a cash-out refinancing transaction is 75%. See "Primary Insurance, Hazard Insurance; Claims Thereunder." For Jumbo SAMs, the maximum LTV is 80% for a purchase or refinancing of a home, respectively. The minimum permitted LTV is 30%, and a Primary Insurance Policy will be required in transactions where LTV is greater than 80%. Mortgage Subsidy SAMs will generally have stated amortization terms of 15 years or 30 years, unless earlier terminated in accordance with their terms upon the occurrence of a Mortgage Termination Event.

      During the term of an Equity Release SAM, no payments will be due until the occurrence of a Mortgage Termination Event. If a Mortgage Termination Event occurs as a result of the death of a mortgagor, an appraisal will be performed and the Equity Release SAM will be due and payable on the date that is nine months after such death.

      The principal balance of an Equity Release SAM will not exceed an amount that would create an LTV in excess of 25%.


General


      The SAMs to be included in each SAM Pool will be "one- to four-family" shared appreciation mortgage loans, which means permanent loans, as opposed to construction or land development loans, secured by Mortgages on non-farm properties, including attached or detached single-family, two- to four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. Each SAM will almost always be secured by an owner-occupied primary residence.


Appreciation Share


      The future capital appreciation in the Mortgaged Property is the amount by which the Settlement Value of the Mortgaged Property exceeds the Adjusted Value of the Mortgaged Property upon the earlier of the maturity of the Mortgage Subsidy SAM and the occurrence of such Mortgage Termination Event, such earlier date, the Termination Date.

      The Appreciation Certificates may be sold under an offering in connection with this Registration Statement, as specified in the applicable prospectus supplement, may be sold under another Registration Statement, may be sold under a private placement under an offering memorandum or may be sold outside the United States under an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act.


Settlement Value


      The Settlement Value is the appraised value of the Mortgaged Property on the Termination Date; provided that:

      o      there is no sale of the Mortgaged Property;
      o      the purchaser is not a relative of the mortgagor; or
      o the variance between the sales price, if any, of such Mortgaged Property and the appraised value is less than or equal to five percent.

In the event that such variance is greater than 5% and the sales price is lower than the appraised value, a subsequent appraisal will be conducted and a second appraised value will be calculated. The Settlement Value will equal the average of the first and second appraised values; provided that the variance between the sales price and the second appraised value is greater than 5%. The Settlement Value is the sales price in the event that
(a) the variance between the sales price and the first appraised value is greater than 5% and the sales price is greater than the first appraised value; or (b) the variance between the sales price and the second appraised value is not greater than 5%.


Adjusted Value


      Upon loan origination, the original value of the Mortgaged Property will be calculated. The Original Value will equal the lower of the purchase price, if any, and the appraised value of the property on the origination date of the Mortgage Subsidy SAM.

      The Casualty Adjustment will be subtracted from the Adjusted Value of the Mortgaged Property, only if:

      o the mortgagor has not restored the Mortgaged Property to its original condition by 180 days from the date of the Casualty;
      o SAMCO Mortgage Securities Corp., master servicer or servicer has made the repairs necessary to restore the Mortgaged Property; or
      o the decrease in the market value of the Mortgaged Property due to such Casualty is greater than 5% of the Adjusted Value determined prior to such Casualty.

      Upon the occurrence of a Mortgage Termination Event, the Additional Interest Payment payable to the Mortgagee will equal the product of the Appreciation Share and the Settlement Value of the Mortgaged Property at such time minus its Original Value.



                        DESCRIPTION OF THE CERTIFICATES

GENERAL


      The certificates of each series will represent undivided interests in the Trust Fund created under the Pooling and Servicing Agreement for such series. The Trust Fund for each series will consist, to the extent provided in the Pooling and Servicing Agreement, of:

      o such SAMs as from time to time are subject to the Pooling and Servicing Agreement, exclusive of any related Retained Yield;
      o such assets as from time to time are held in the Distribution Account and the Collection Account or Accounts related to such SAMs, exclusive of any Retained Yield;
      o property acquired by foreclosure of SAMs or deed in lieu of foreclosure;
      o any combination, as specified in the related prospectus supplement, of a Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Fraud Bond, Reserve Fund or other type of credit enhancement as described under "Description of Credit Enhancements;"
      o     the Eligible Investments and
      o such other assets or rights as are described in the applicable prospectus Supplement.

Certificates of a given series may be issued in several classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest and Additional Interest Payments, and certain of which may be subordinated to others. Any such class of certificates may also provide for payments of principal only or interest only or Additional Interest Payments for disproportionate payments of principal and interest. Appreciation Certificates may be offered in transactions registered under the Act or in transactions which are exempt under such Act, as described in the related prospectus supplement. Subordinated classes of a given series of certificates may or may not be offered by the same prospectus supplement as the senior classes of such series.

      The certificates will be freely transferable and exchangeable for certificates of the same series and class at the office set forth in such certificates; provided, however, that certain classes of certificates may be subject to transfer restrictions set forth in such certificates and described in the applicable prospectus supplement. A reasonable service charge may be imposed for any registration of exchange or transfer of certificates, and SAMCO Mortgage Securities Corp. may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates for any series may be transferable only on the books of DTC or another depository identified in such prospectus supplement.

      Beginning with the month following the month in which the Cut-Off Date occurs for a series of certificates, distributions of principal and interest or, where applicable, principal only or interest only, on each class of certificates will be made either by the Trustee, the servicer, the master servicer or the certificate administrator, as applicable, acting on behalf of the Trustee or a Paying Agent appointed by the Trustee on the 25th day or, if such 25th day is not a business day, the business day immediately following such 25th day, of each calendar month to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs. Distributions for each series will be made by wire transfer in immediately available funds or by check mailed to, each certificateholder of record; provided, however, that, the final distribution in retirement of the certificates for each class of a series will be made only upon presentation and surrender of the certificates at the office or agency of SAMCO Mortgage Securities Corp. or the Trustee specified in the notice to certificateholders of such final distribution.

      A series may provide for the issuance of one or more classes of exchangeable certificates as provided in the related prospectus supplement. The holders of such Exchangeable Classes will be entitled to exchange all or a portion of such Exchangeable Classes for proportionate interests in other related classes of Exchangeable Certificates. See "Exchangeable Certificates--General." Further, one or more classes of certificates may be callable at the option of one or more other classes of securities. A Call Class and its related Callable Class or Classes will be issued under a separate trust agreement. A Callable Class generally will not be called unless the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. After the issuance of the Callable Class, there may be a specified "lockout period" during which such certificates could not be called. It is anticipated that Call Classes generally will be offered only on a private basis.


BOOK-ENTRY REGISTRATION


      The information in this section concerning DTC, Cedelbank, and Euroclear and their book-entry systems and procedures will apply to each series of certificates and has been obtained from sources that SAMCO Mortgage Securities Corp. believes to be reliable, but SAMCO Mortgage Securities Corp. takes no responsibility for the accuracy of the information in this section.

      Certificateholders may hold their certificates through DTC in the United States or Cedelbank or Euroclear in Europe. The certificates will be registered in the name of the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. SAMCO Mortgage Securities Corp. has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the certificates. Senior Certificates will be available for purchase in book-entry form in minimum denominations of $1,000 and in increments of $1.00 in excess of $1,000, and Subordinated Certificates will be available for purchase in book-entry form in minimum denominations of $25,000 and in increments of $1.00 in excess of $25,000. No person acquiring an interest in the certificates will be entitled to receive a certificate representing that person's interest in the certificates. Unless and until Definitive Certificates are issued under the limited circumstances described in this prospectus, all references to actions by certificateholders will refer to actions taken by DTC upon instructions from its Participants, as defined, and all references to distributions and notices to certificateholders will refer to distributions and notices to DTC or Cede & Co., as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC procedures. See "--Definitive Certificates." For additional information regarding clearance and settlement procedures for the certificates, see Annex I hereto.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations including underwriters of any series of certificates. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

      DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems as the same relate to the timely payment of distributions, including principal and interest payments, to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

      In addition, DTC is contacting, and will continue to contact, third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

      The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. SAMCO Mortgage Securities Corp. makes no representations as to the accuracy or completeness of such information.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.


      Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customer or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.


      Certificateholders that are not Participants or Indirect Participants may purchase, sell or otherwise transfer ownership of, or other interests in, the certificates only through Participants and Indirect Participants. In addition, certificateholders will receive all distributions of principal, stated interest and Additional Interest Payments from the Trustee through the Participants. Under a book-entry format, certificateholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or certificateholders. It is anticipated that the only certificateholder will be Cede & Co., as nominee of DTC. Certificateholders will not be recognized by the Trustee as "Certificateholders," as that term is used in the Pooling and Servicing Agreement, and certificateholders only will be permitted to exercise the rights of certificateholders indirectly through the Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of the principal of and interest on the certificates. Participants and Indirect Participants with which certificateholders have accounts with respect to the certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificateholders.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a certificateholder to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those certificates, may be limited due to the lack of a physical certificate for those certificates.

      DTC has advised SAMCO Mortgage Securities Corp. that it will take any action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or any applicable prospectus supplement only at the direction of one or more Participants to whose account with DTC the certificates are credited. DTC may take conflicting action with respect to other undivided interests in the certificates to the extent that those actions are taken on behalf of Participants whose holdings include those undivided interests.

      Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with MGT/EOC in Brussels to facilitate settlement of trades between Cedelbank and MGT/EOC. Cedelbank currently accepts over 110,000 securities issues on its books. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Cedelbank Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of certificates. Cedelbank Customers in the United States are limited to securities brokers and dealers and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.


      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.


      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or any applicable supplement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.


      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of investor certificates among participants of DTC and Euroclear and Cedelbank customers, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES


      The certificates may be issued in fully registered, certificated form to certificateholders or their nominees, rather than to DTC or its nominee, if:

      (1) SAMCO Mortgage Securities Corp. advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates, and the Trustee or SAMCO Mortgage Securities Corp. is unable to locate a qualified successor;

      (2) SAMCO Mortgage Securities Corp., at its option, elects to terminate the book-entry system through DTC;

      (3) after the occurrence of an event causing the master servicer or applicable servicer to be replaced, certificateholders representing in the aggregate not less than 51% of the aggregate certificate principal amount of such series advise DTC through Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the certificateholders or

      (4)   if so disclosed in the applicable prospectus supplement.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify all certificateholders of the availability through DTC of Definitive
Certificates. Upon surrender by DTC of a definitive certificate representing the certificates and instructions for re-registration, the Trustee will issue the certificates in Definitive Certificates, and thereafter the Trustee will recognize the registered holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

      Distribution of principal, stated interest and Additional Interest Payments on the certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in this prospectus and in the Pooling and Servicing Agreement. On each Distribution Date, stated interest, principal and Additional Interest Payments will be made to holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final distribution on any certificate, whether Definitive Certificates or certificates registered in the name of Cede & Co. representing the certificates, however, will be made only upon presentation and surrender of such certificate at the office or agency specified in the notice of final distribution to certificateholders. The Trustee will provide such notice to registered certificateholders not later than the tenth day of the month of such final distribution.

      Definitive Certificates will be transferable and exchangeable at the offices of the Trustee, or at such other office as SAMCO Mortgage Securities Corp. designates. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


ASSIGNMENT OF SAMS


      SAMCO Mortgage Securities Corp. will cause the SAMs to be assigned to the Trustee, together with all principal, stated interest and Additional Interest Payments on the SAMs other than principal and interest due, if any, on or before the Cut-Off Date. The master servicer, applicable servicer or seller will expressly reserve its rights in and to any Retained Yield, which accordingly will not constitute part of the Trust Fund. In addition, the applicable prospectus supplement may specify that the seller will retain the right to a specified portion of either principal, stated interest and Additional Interest Payments payable by the mortgagor. The Trustee will, concurrently with such assignment, authenticate and deliver the certificates or cause the certificates to be authenticated and delivered to SAMCO Mortgage Securities Corp. or its designated agent in exchange for the Trust Fund. Each SAM will be identified in the Loan Schedule. Such schedule will include information as of the close of business on the Cut-Off Date as to the principal balance of each SAM, the stated interest rate and the maturity of each Mortgage Note, the Appreciation Shares, the servicing, master servicing and certificate Administrator's Fee, if applicable, whether a Primary Insurance Policy has been obtained for each SAM and the then-current scheduled monthly payment of principal and interest for each SAM.

      In addition, each seller will, as to each SAM, deliver or cause to be delivered to the Trustee the Mortgage Note, an assignment to the Trustee of the SAM in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded SAM with evidence of recording or filing indicated thereon, a copy of the title insurance policy or other evidence of title and evidence of any Primary Insurance Policy, for such SAM, if applicable. In certain instances where original documents respecting a SAM may not be available prior to execution of the Pooling and Servicing Agreement, such seller will deliver such documents to the Trustee within 270 days thereafter unless, as set forth in the Pooling and Servicing Agreement, the county recorder has not yet returned such SAM. Notwithstanding the foregoing, a Trust Fund may include SAMs where the original Mortgage Note is not delivered to the Trustee if SAMCO Mortgage Securities Corp. delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original has been lost or destroyed. With respect to such SAMs, the Trustee, or its nominee, may not be able to enforce the Mortgage Note against the related mortgagor. Each Originator, seller, SAMCO Mortgage Securities Corp., master servicer or servicer, as applicable, will agree to repurchase SAMs in certain circumstances or substitute for them other qualifying SAMs. See "--Representations and Warranties".

      In instances where, due to a delay on the part of the title insurer, a copy of the title insurance policy for a particular SAM cannot be delivered to the Trustee prior to or concurrently with the execution of the Pooling and Servicing Agreement, SAMCO Mortgage Securities Corp. will provide a copy of such title insurance policy to the Trustee within 90 days after SAMCO Mortgage Securities Corp.'s receipt of the original recorded SAM, any intervening recorded assignments or other documents necessary to issue such title insurance policy.

      The Trustee will review the mortgage documents within 45 days of their receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each series in trust for the benefit of certificateholders of such series. If any document is found by the Trustee not to have been properly executed or received or to be unrelated to the SAMs identified in the Pooling and Servicing Agreement, the Trustee will notify the appropriate seller and the master servicer or servicer. If the seller cannot cure such defect, the appropriate Originator or seller will substitute a new SAM meeting the conditions set forth in the Pooling and Servicing Agreement or repurchase the related SAM from the Trustee at a price equal to 100% of the outstanding principal balance of such SAM, plus accrued interest thereon at the greater of the applicable stated interest rate on the outstanding principal balance of the related SAM through the last day of the month of such repurchase plus the Indexed Appreciation Payment and the Implied Market Rate on the outstanding principal balance of the related SAM through the last day of the month of such repurchase, plus in either case, any expenses reasonably incurred by the master servicer in respect of the breach or defect giving rise to the repurchase obligation. See "--Substitution of SAMs." The purchase price of any SAM so repurchased will be passed through to certificateholders as liquidation proceeds in accordance with the procedures specified under "--Distributions on Certificates." This substitution or repurchase obligation constitutes the sole remedy available to the certificateholders or the Trustee for such a defect in a constituent document.

      An assignment of each SAM to the Trustee will be recorded or filed. In certain states, the assignment may not be recorded where, in the written opinion of counsel admitted to practice in such state acceptable to SAMCO Mortgage Securities Corp. and the Trustee, such filing or recording is not required to protect the Trustee's interest in the SAM against sale, further assignment, satisfaction or discharge by the appropriate seller, SAMCO Mortgage Securities Corp. or the master servicer or any servicer.


SUBSTITUTION OF SAMS


      With respect to series of certificates, the applicable seller may substitute an eligible shared appreciation mortgage loan for a defective SAM or, if applicable, a SAM in its related SAM Pool, in lieu of repurchasing such defective SAM or the related Mortgaged Property. Any shared appreciation mortgage loan, to be eligible for substitution, must fit within the general description of the SAMs set forth in this prospectus and in the related prospectus supplement. In the event the seller does substitute SAMs as provided on the Closing Date for the related SAM Pool no more than 5% of the SAMs by the SAM Pool aggregate principal balance will deviate from SAM characteristics described in the related prospectus supplement. See "The SAM Pools."


REPRESENTATIONS AND WARRANTIES


      In the agreements under which the SAMs were sold to EMC Mortgage Corporation for each series of certificates, each seller may generally represent and warrant to SAMCO Mortgage Securities Corp. with respect to all SAMs, among other things, that:

           o that title insurance, or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title, in the case of each SAMs and any required hazard insurance policy was in effect on the date of purchase of the SAM from the Originator by or on behalf of the seller;

           o that the Originator had title to each such SAM and such SAM was subject to no offsets, defenses or counterclaims;

           o that each SAM constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the Mortgaged Property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Pooling and Servicing Agreement, and that the Mortgaged Property was free from damage and was in good repair;

           o that there were no delinquent tax or assessment liens against the Mortgaged Property,

           o that no required payment on a SAM was more than a specified number of days delinquent;

           o that each SAM was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects;

           o that each SAM complies with all LTV requirements and will be insured as to payment defaults by a Primary Insurance Policy;

           o at the time that the SAM was originated, the Originator was a mortgagee approved by the Secretary of Housing and Urban Development or a savings and loan association, a savings bank, a commercial bank, a licensed mortgage banker or similar banking or lending institution which is supervised and examined by a federal or state authority;

           o that the stated interest rate of any SAM provides for an Appreciation Share on the SAM of not less than 30% and not greater than 60%, with a principal balance at origination of no more than $650,000, and a stated principal balance of at least $25,000, and there is no negative amortization other than the Appreciation Shares on the SAMs;

           o that the mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the SAM in the event that a Mortgage Termination Event occurs, and the Mortgage Note and mortgage have been originated on the form provided for in the applicable Pooling and Servicing Agreement or Sale and Servicing Agreement; and

           o that, as of the Closing Date, the Mortgaged Property is lawfully occupied by the mortgagor under applicable law.

      The applicable prospectus supplement and Pooling and Servicing Agreement may set forth additional representations and warranties of each Originator or seller. In addition, with respect to any SAM as to which the seller delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such SAM subsequently is in default and the enforcement or of the related mortgage is materially adversely affected by the absence of the original Mortgage Note, such Originator or seller will be obligated to repurchase or substitute for such SAM in the manner described above. SAMCO Mortgage Securities Corp. may make similar representations and warranties with respect to the SAMs and will have similar repurchase and substitution obligations, if applicable.

      In the event of the discovery by the Trustee, the master servicer or the servicer of a breach of any representation or warranty which materially and adversely affects the interest of the certificateholders in the related SAM, or the receipt of notice of such a breach from the master servicer, the Trustee or the servicer, as the case may be, will cure the breach, substitute a new shared appreciation mortgage loan for such SAM or repurchase such SAM, or any Mortgaged Property acquired with respect thereto, on the terms set forth above under "--Assignment of SAMs." The proceeds of any such repurchase will be passed through to certificateholders as liquidation proceeds. This substitution or repurchase obligation constitutes the sole remedy available to the certificateholders or the Trustee for any such breach.


RETAINED YIELD


      For certain series, SAMCO Mortgage Securities Corp., an Originator, a seller, the master servicer or a servicer, as specified in the related prospectus supplement, may retain a portion of the interest payable on each SAM. Any such Retained Yield and any earnings from reinvestments will not be part of the Trust Fund and therefore will not have any effect on payments to certificateholders. The Originator, the seller, the master servicer, the servicer or SAMCO Mortgage Securities Corp., as the case may be, may at its option transfer to a third party all or a portion of the Restated Yield for a series of certificates.


PAYMENTS ON SAMS; DEPOSITS TO ACCOUNTS


      In general, the master servicer or a servicer servicing the SAMs will be required to establish and maintain for one or more series of certificates a separate account or accounts for the collection of payments on the related SAMs, which must be:

      o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company, are rated in one of the two highest rating categories by Moody's or S&P or another nationally recognized statistical rating agency specified in the related prospectus supplement rating the series of certificates;
      o an account or accounts the deposits in which are fully insured by the FDIC;
      o an account or accounts the deposits in which are insured by the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are invested in Eligible Investments held in the name of the Trustee, or
      o an account or accounts otherwise acceptable to each rating agency.

A Collection Account may be maintained as an interest bearing account or the funds held in a Collection Account may be invested pending each succeeding Distribution Date in Eligible Investments. The master servicer or related servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit or deliver for deposit in the Collection Account the amount of any loss immediately as realized. The Collection Account may be maintained with the master servicer or servicer or with a depository institution that is an affiliate of the master servicer or servicer, provided it meets the standards set forth above.

      The master servicer and servicer generally will be required to deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis the following payments and collections received or Advances made by or on behalf of it subsequent to the Cut-Off Date, other than payments due on or before the Cut-Off Date and exclusive of any amounts representing Retained Yield):

            o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the SAMs;

            o all payments on account of interest on the SAMs, net of applicable servicing compensation;

            o to the extent specified in the related Pooling and Servicing Agreement, all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed Advances made, by the related master servicer or servicer, if any, of the Hazard Insurance Policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer or servicer, if any, received and retained in connection with the liquidation of defaulted SAMs, by foreclosure or otherwise, together with any net proceeds received with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

            o all proceeds of any SAM or property purchased as described above under "--Representations and Warranties;"

            o all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Primary Insurance, Hazard Insurance; Claims Thereunder--Hazard Insurance";

            o any amount required to be deposited by the master servicer or servicer in connection with losses realized on investments for the benefit of the master servicer or servicer of funds held in any account; and

            o all other amounts required to be deposited in the Collection Account under the Pooling and Servicing Agreement.

      If acceptable to any rating agency rating the series of certificates, a Collection Account maintained by the master servicer or servicer may commingle funds from the SAMs deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the master servicer or servicer. The Pooling and Servicing Agreement may require that certain payments related to the SAMs be transferred from a Collection Account maintained by the master servicer or servicer into another account maintained under conditions acceptable to any rating agency.

      The Trustee will be required to establish in its name as Trustee for one or more series of certificates a trust account or another account acceptable to any rating agency. The Distribution Account may be maintained as an interest bearing account or the funds held in the Distribution Account may be invested pending each succeeding Distribution Date in Eligible Investments. If there is a master servicer or more than one servicer for the rated series of certificates, there may be a separate Distribution Account or a separate subaccount in a single Distribution Account for funds received from the master servicer. The master servicer or servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Distribution Account or subaccount of the Distribution Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Distribution Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Distribution Account on the business day received all funds received from the master servicer or the servicer for deposit into the Distribution Account and any other amounts required to be deposited into the Distribution Account under the Pooling and Servicing Agreement. In addition to other purposes specified in the Pooling and Servicing Agreement, the Trustee will be required to make withdrawals from the Distribution Account to make distributions to certificateholders. If the series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Trust Assets may be withdrawn from the Distribution Account included in the latter Trust Fund and deposited into another account included in the former Trust Fund prior to transmittal to certificateholders with a beneficial ownership interest in the former Trust Fund. The Collection Account and the Distribution Account may be combined into a single Distribution Account.


DISTRIBUTIONS ON CERTIFICATES


      For each series, on such date specified in the prospectus supplement, commencing in the month following the month in which the Cut-Off Date occurs, the master servicer, the servicer or the certificate administrator, as applicable, acting on behalf of the Trustee or the Paying Agent will withdraw from the Distribution Account and distribute to certificateholders of record on the applicable Record Date, and to holders of residual interests, if any, who are entitled to receive such distributions under the terms of the applicable Pooling and Servicing Agreement, to the extent of their entitlement thereto, an amount in the aggregate equal to the sum of:

            o all scheduled payments of principal, interest at the Pass-Through Rate and Additional Interest Payments either collected from the mortgagors on the SAMs prior to the related Determination Date or advanced by the master servicer or servicer;

            o all partial principal prepayments received on the SAMs in the month prior to the month in which the Distribution Date occurs;

            o all Insurance Proceeds or Liquidation Proceeds received during the Distribution Period, together with interest at the applicable Pass-Through Rate to the extent described under "Yield Considerations--Effective Interest Rate;" and

            o all prepayment in full received, in each case together with interest at the applicable Pass-Through Rate, to the extent described under "Yield Considerations--Effective Interest Rate;"

            less the sum of:

            o previously unreimbursed Advances made by the master servicer or servicer on SAMs which are considered by the master servicer or servicer as of the Distribution Date to be nonrecoverable;

            o amounts expended by the master servicer or servicer in connection with the preservation or restoration of property securing SAMs which have been liquidated and related liquidation expenses; and

            o amounts representing other expenses of the master servicer or servicer, reimbursable under the Pooling and Servicing Agreement.

      In addition, the master servicer or servicer shall usually include with any such distribution an Advance equal to principal and stated interest payments and Additional Interest Payments due on the first day of the month in which the Distribution Date occurs and not received as of the close of business on the 15th day of said month or if such day is not a business day, the next succeeding business day, subject to such master servicer's or servicer's determination that such payments are recoverable from future payments or collections on the SAMs, any subordination feature or Insurance Proceeds or Liquidation Proceeds. See "--Advances."

      The method of allocating the amount withdrawn from the Distribution Account on each Distribution Date to principal and stated interest and Additional Interest Payments on a particular series of certificates will be described in the applicable prospectus supplement. Distributions of interest and additional interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates may have a different Pass-Through Rate, and each Pass-Through Rate may be fixed and such rate may be zero percent, variable or adjustable. The applicable prospectus supplement will specify the Pass-Through Rate for each class, or in the case of a variable or adjustable Pass-Through Rate, the initial Pass-Through Rate and the method for determining the Pass-Through Rate.

      On each Distribution Date for a series of certificates, the Trustee or the Paying Agent, as the case may be, will distribute to each holder of record on each Record Date, an amount equal to the Percentage Interest represented by a certificate, which is not an Appreciation Certificate, held by such holder multiplied by the sum of the Class Principal Distribution Amount for such class, if such class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Pass-Through Rate on the principal balance or notional principal balance of such class specified in the applicable prospectus supplement, less such class's pro rata share of the sum of:

      o the shortfalls in collections of interest on prepayments in full with respect to which distribution is to be made on such Distribution Date, if any,
      o the amount of any deferred interest added to the principal balance of the SAMs and the outstanding balance of the certificates on the related Due Date, if applicable,
      o one month's interest at the applicable Pass-Through Rate on the amount of any partial principal prepayments received on the SAMs in the month preceding the month of the distribution and
     o any other interest shortfalls including, without limitation, shortfalls arising out of application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by Advances or applicable credit enhancements, in each case in such amount as is allocated to such class on the basis set forth in the related prospectus supplement.

      On each Distribution Date for a series of certificates, the Trustee or the Paying Agent, as the case may be, will, in most cases, distribute to each holder of record on the Record Date, an amount equal to the Percentage Interest represented by each Appreciation Certificate held by such holder multiplied by the sum of the Class Appreciation Distribution Amount for such class, which will represent all or a portion of the Additional Interest Payments made on the pool of SAMs and, if so specified, a class Total Distribution Amount for such class of certificates.

      In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination with respect to each such class shall be as provided in the related prospectus supplement.

      The master servicer or the servicer, as applicable, will furnish to the Trustee and to any certificateholder upon request a statement setting forth the aggregate amount to be distributed on such Distribution Date to each class of certificates, on account of principal, stated interest and additional interest, as applicable, stated separately.


ADVANCES


      The Originator, the seller, the master servicer or the servicer or other person designated in the prospectus supplement will be required to advance on or before each Distribution Date, from its own funds, funds advanced by others or funds held in any of the accounts for future distributions to the holders of such certificates, an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to such person's determination that such Advances will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific SAM or, if required by the applicable rating agency, with respect to any of the SAMs.

      In making Advances, the Originator, the seller, the master servicer or the servicer will endeavor to maintain a regular flow of interest and principal payments to holders of the certificates, rather than to guarantee or insure against losses. If Advances are made by the Originator, the seller, the master servicer or the servicer from cash being held for future distributions to certificateholders, the Originator, the seller, the master servicer or the servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable account on such Distribution Date would be less than the amount required to be available for distributions to certificateholders on such date. Any Originator, seller, master servicer or servicer funds advanced will be reimbursable to the Originator, the seller, the master servicer or the servicer out of recoveries on the specific SAMs with respect to which such Advances were made, late payments made by the related mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any SAM purchased by a seller under the circumstances described in this prospectus. Advances by the Originator, the seller, the master servicer or the servicer also will be reimbursable to the Originator, the seller, the master servicer or the servicer from cash otherwise distributable to certificateholders, including the holders of Senior Certificates, at such time as the Originator, the seller, the master servicer or the servicer determines that any such Advances previously made are not ultimately recoverable from the proceeds with respect to the specific SAM or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific SAM. The Originator, the seller, the master servicer or the servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the Originator, the seller, the master servicer or the servicer to the extent permitted by the Pooling and Servicing Agreement. If specified in the related prospectus supplement, the obligations of the Originator, the seller, the master servicer or the servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such prospectus supplement.


TERMINATION AND OPTIONAL TERMINATION


      The obligations created by the Pooling and Servicing Agreement for a series of certificates generally will terminate upon the payment to the related certificateholders of all amounts held in any Distribution Accounts or Collection Accounts or by the master servicer or the servicer and required to be paid to them under such Pooling and Servicing Agreement following the later of (a) the final payment or other liquidation of the last of the Trust Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgaged Property or other assets remaining in the Trust Fund and (b) the purchase by the seller, the master servicer, the servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related Trust Fund of all of the remaining Trust Assets and all property acquired in respect of Mortgage Assets remaining in the Trust Fund. See "Certain Federal Income Tax Consequences."

      Any such purchase of Trust Assets and property acquired in respect of Mortgaged Properties evidenced by a series of certificates will be made at the option of the seller or other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the certificates that are outstanding at the time of the optional termination due to the fact that any component of the purchase price based on existing property, i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken, will be equal to the fair market value of such property, less expected liquidation or foreclosure expenses, and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued unpaid interest on certificates, including Appreciation Indexed Payments for Appreciation Certificates, of such series outstanding. The exercise of such right will effect early retirement of the certificates, but the right of the seller or such other entity to so purchase will generally be subject to the principal balance of the related Trust Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Assets at the Cut-Off Date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase under clause (b) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.


REPORTS TO CERTIFICATEHOLDERS


      Prior to or concurrently with each distribution on a Distribution Date or at such other time as is specified in the related prospectus supplement or Pooling and Servicing Agreement, the master servicer, the servicer or the Trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable or material to such series of certificates, among other things:

            o the amount of such distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, prepayment penalties included in such distribution;

            o the amount of such distribution allocable to interest and additional interest;

            o the amount of any Advance by the master servicer, the servicer, the seller or the Originator;

            o the aggregate amount (a) otherwise allocable to the subordinated certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the certificateholders;

            o the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

            o the percentage of principal payments on the SAMs, if any, which such class will be entitled to receive on the following Distribution Date;

            o the percentage of principal prepayments on the SAMs, if any, which such class will be entitled to receive on the following Distribution Date;

            o unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

            o the number and aggregate principal balances of SAMs in the related SAM Pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of SAMs in foreclosure;

            o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure; and

            o if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to certificateholders. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer, the servicer or the Trustee will mail to each certificateholder of record at any time during such calendar year a report as to the aggregate of amounts reported for such calendar year and such other customary information as may be deemed necessary or desirable for certificateholders to prepare their tax returns.


              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT
                     AND THE SALE AND SERVICING AGREEMENT


GENERAL


      Each series of certificates will be issued under a separate Pooling and Servicing Agreement. Each Pooling and Servicing Agreement will be among SAMCO Mortgage Securities Corp., as depositor, and the Trustee and master servicer or servicer named in the prospectus supplement. EMC Mortgage Corporation will enter into a sale and servicing agreement with each seller and Originator. Pursuant to each Sale and Servicing Agreement the related seller or Originator will assign all of its right, title and interest to the related SAMs to EMC Mortgage Corporation and make the representations and warranties set forth under "Description of the Certificates--Representations and Warranties," among others. The rights of EMC Mortgage Corporation under such agreements will be assigned to SAMCO Mortgage Securities Corp., which will, in turn, assign it to the Trustee. In the event of a breach of any representation or warranty by the related Originator or seller that materially adversely affects the interests of the certificateholders in the related SAM, such breach shall be cured if such SAM is repurchased as described under "Description of the Certificates--Assignment of SAMs."

      In the Pooling and Servicing Agreement or each Sale and Servicing Agreement, the master servicer or servicer, as applicable, will agree to perform diligently some of the services and duties customary to the servicing of shared appreciation mortgage loans. Any master servicer will monitor a servicer's performance under any such Sale and Servicing Agreement. The master servicer may have the right to remove any servicer from the performance of its duties under the Sale and Servicing Agreement. The duties performed by the servicer include collection and remittance of principal, stated interest and Additional Interest Payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure.

      A form of Pooling and Servicing Agreement and a form of a Sale and Servicing Agreement are filed as exhibits to the Registration Statement of which this prospectus is a part. The following discussion summarizes certain provisions expected to be contained in each Pooling and Servicing Agreement. The applicable prospectus supplement will describe material features of the related Pooling and Servicing Agreement, which may differ from the features described in this prospectus.


SERVICING


      With respect to each series of certificates, under the Pooling and Servicing Agreement, the master servicer or servicer will be responsible for servicing and administering the SAMs, or the SAMs in its respective SAM Pool, as applicable. The master servicer, as described in the related prospectus supplement, may provide master servicing for one or more servicers described in such prospectus supplement.

      As specified in each prospectus supplement, the master servicer, the servicer and the certificate administrator will calculate amounts distributable to the certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling and Servicing Agreement. The master servicer will generally perform the same services and duties as a servicer under a Sale and Servicing Agreement, as well as certain services of a master servicer described in this prospectus.

      The Trustee may act as the certificate administrator. With respect to each series of certificates, as established in the applicable Pooling and Servicing Agreement, a certificate administrator will be appointed and will receive the Certificate Administrator Fee.


COLLECTION AND OTHER SERVICING PROCEDURES


      The master servicer or servicer will make reasonable efforts to collect all payments called for under the SAMs and will, consistent with each Pooling and Servicing Agreement and any Pool Insurance Policy, Primary Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Fraud Bond, Letter of Credit, Reserve Fund, Certificate Insurance Policy or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the SAMs. Consistent with the above, the master servicer or servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a SAM and to the extent not inconsistent with the coverage of such SAM by a Pool Insurance Policy, Primary Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Fraud Bond, Letter of Credit, Reserve Fund, Certificate Insurance Policy or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than a period as is specified in the Pooling and Servicing Agreement or the Sale and Servicing Agreement after the applicable due date for each payment. The master servicer or servicer remain obligated to make Advances during any period of such an arrangement.

      In any case in which property securing a SAM has been, or is about to be, conveyed by the mortgagor, the master servicer or servicer generally will, to the extent it has knowledge of such transfer, exercise or cause to be exercised its rights to accelerate the maturity of such SAM as a Mortgage Termination Event, but only if the exercise of such rights is permitted by applicable law. Any fee collected by or on behalf of the master servicer or servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer or servicer as additional servicing compensation.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES


      With respect to each series of certificates, the master servicer's or any servicer's primary compensation for their servicing activities will come from the payment to them, or the retention by them, of an amount equal to the Master Servicing Fee or the Servicing Fee for each SAM. The master servicer's or the servicer's primary compensation for supervising the mortgage servicing and advancing certain expenses of a SAM Pool will come from the payment to it of an amount equal to the Master Servicing Fee or the Servicing Fee, as applicable, with respect to each SAM, or a SAM in its respective SAM Pool, in such SAM Pool. The Master Servicing Fee or the Servicing Fee, with respect to each payment of interest received on a SAM, will equal one-twelfth of the Master Servicing Fee or the Servicing Fee annual percentage, as applicable, set forth in the Pooling and Servicing Agreement, or the Servicing Agreement, as applicable, multiplied by the outstanding principal balance of such SAM during the month for which such amount is computed.

      With respect to a series of certificates as to which the master servicer will act as master servicer, the master servicer will retain as its Master Servicing Fee a portion of the interest payable on each SAM serviced by it. In addition, the master servicer may retain late charges, assumption fees and similar charges to the extent collected from mortgagors. SAMCO Mortgage Securities Corp. expects that such fees and charges will be negligible in amount. The master servicer may retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each SAM plus an amount calculated to reimburse it for the expenses required to be borne by it, which, may include the Trustee's fees and premiums on or other expenses relating to any Pool Insurance Policy and other credit enhancements, if applicable.

      With respect to series of certificates as to which there will be a servicer, each servicer will receive a Servicing Fee, as established in the applicable Pooling and Servicing Agreement.

      As principal payments are made on each SAM, the outstanding principal balance of the SAMs will decline, and thus compensation to the master servicer or servicer will decrease as the SAMs amortize, subject to any minimum levels of such compensation set forth in the applicable prospectus supplement. Principal prepayments, Partial principal prepayments and liquidations of SAMs prior to maturity will also cause servicing compensation to the servicer and the master servicer to decrease, subject to any minimum levels of such compensation set forth in the applicable prospectus supplement.

      In addition to their primary compensation, the master servicer or the servicer, as applicable, will retain all prepayment fees, assumption fees and late payment charges, to the extent collected from a mortgagor. The master servicer's or the servicer's income from such charges will depend upon their origination and servicing policies.

      The master servicer and the servicer, as applicable, are entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of related defaulted SAMs. Certificateholders of such series will suffer no loss by reason of such expenses to the extent claims are paid under any applicable credit enhancements. In the event, however, that claims are not paid under such policies or alternative coverages, or if coverage has been exhausted, certificateholders of such series will suffer a loss to the extent that the proceeds of liquidation of a defaulted SAM, after reimbursement of each such master servicer's and the servicer's expenses, as applicable, are less than the principal balance of such SAM. In addition, the master servicer and the servicer, as applicable, are entitled to reimbursement of expenditures incurred by them in connection with the restoration of a related damaged Mortgaged Property, such right of reimbursement being prior to the rights of certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds.


RIGHTS UPON EVENT OF DEFAULT


      As long as an Event of Default under the Pooling and Servicing Agreement, for any series remains unremedied, the Trustee or holders of 25% of the Percentage Interest, as determined in the manner set forth in such Pooling and Servicing Agreement, may terminate all of the rights and obligations of the defaulting master servicer or the servicer, as applicable, under such Pooling and Servicing Agreement, and in and to the Trust Fund, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such master servicer or servicer, except to the extent, as specified in the applicable prospectus supplement, the master servicer takes over the obligations of a defaulting servicer, under such Pooling and Servicing Agreement and such successor will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the defaulting master servicer or the servicer under such Pooling and Servicing Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. In the event that the Trustee acts as successor to such master servicer or the servicer, the Trustee will be obligated to make Advances unless it is prohibited by law from doing so. The Trustee and such successor may agree upon the compensation to be paid, which in no event may be greater than the compensation to the master servicer or the servicer, as applicable. Holders of certificates for a series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in the Pooling and Servicing Agreement for that series, may direct the action of the Trustee in pursuing remedies and exercising powers under such Pooling and Servicing Agreement as limited by such Pooling and Servicing Agreement.

      No certificateholder of any series will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such certificateholder previously has given to the Trustee written notice of default and unless the holders of certificates for that series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling and Servicing Agreement, have made written request upon the Trustee to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement for any series or to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the certificateholders, unless such certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

      The Pooling and Servicing Agreement may permit the Trustee to sell the assets of the Trust Fund in the event that payments in respect thereto are insufficient to make the payments required in the Pooling and Servicing Agreement. The assets of the Trust Fund may be sold only under the circumstances and in the manner specified in the related prospectus supplement.


AMENDMENT


      In general, the Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the certificateholders,

      o     to cure any ambiguity;

      o to correct or supplement any provision which may be defective or inconsistent with any other provision;

      o     to comply with any changes in the Code or

      o to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with its provisions, provided that such action will not adversely affect in any material respect the interests of any certificateholder.

In addition, to the extent provided in the Pooling and Servicing
Agreement, a Pooling and Servicing Agreement may be amended without the consent of any of the certificateholders, to change the manner in which the Distribution Account, the Collection Account or any other accounts is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of certificates of such series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Pooling and Servicing Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In general, each Pooling and Servicing Agreement may also be amended by the parties thereto with consent of holders of certificates of such series evidencing not less than 662/3% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the related certificates; provided, however, that no such amendment may reduce in any manner the amount of or delay the timing of, payments received on Trust Assets which are required to be distributed on any certificate without the consent of the holder of such certificate, or reduce the aforesaid percentage of certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.


LIST OF CERTIFICATEHOLDERS


      Upon written request of three or more certificateholders of record of such a series of certificates, for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement for such series, the Trustee will afford such certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.


THE TRUSTEE


      The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each series of certificates will be set forth in the related prospectus supplement. The entity serving as Trustee may have normal banking relationships with the seller and its affiliates. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a series of certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the applicable Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Pooling and Servicing Agreement.


DUTIES OF THE TRUSTEE


      The Trustee will not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or of any assets or related documents. If no Event of Default, as defined in the related Pooling and Servicing Agreement, has occurred, the Trustee is required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Pooling and Servicing Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the certificateholders, the master servicer or the servicer under the Pooling and Servicing Agreement.

      The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders following an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


RESIGNATION OF TRUSTEE


      The Trustee may, upon written notice to the seller, resign at any time, in which event the seller will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within the period specified in the Pooling and Servicing Agreement after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time:

      o if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement,

      o     if the Trustee becomes insolvent or

      o by the certificateholders evidencing over 50% of the aggregate voting rights of the certificates in the Trust Fund upon written notice to the Trustee and to the seller.


Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

EVIDENCE AS TO COMPLIANCE


      The Pooling and Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for the FHLMC or a program certified by such firm to be comparable, the servicing by or on behalf of the master servicer or servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such comparable program requires it to report. In rendering its statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such comparable program, rendered within one year of such statement, of firms of independent public accountants with respect to the related servicer.

      The Pooling and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer or servicer to the effect that such master servicer or servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the master servicer or servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer or servicer at the address set forth in the related prospectus supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SERVICER AND THE CERTIFICATE ADMINISTRATOR


      One or more master servicer or servicers under the Pooling and Servicing Agreement, may be named in the related prospectus supplement. Each entity serving as master servicer or servicer may have normal business relationships with the seller or the seller's affiliates.

      The Pooling and Servicing Agreement will provide that a master servicer or servicers may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon a determination that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No such resignation will become effective until the Trustee or a successor servicer has assumed the master servicer's or servicer's obligations and duties under the Pooling and Servicing Agreement.

      Each Pooling and Servicing Agreement will further provide that neither the master servicer or servicers, in certain instances, the seller nor any director, officer, employee, or agent of the master servicer, the servicers or the seller will be under any liability to the Trustee, the related Trust Fund or certificateholders for any action taken or for refraining from the taking of any action in good faith under the Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the master servicer, the servicer, the seller nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will further provide that the master servicer or servicers, in certain instances, the seller and any director, officer, employee or agent of the master servicer, servicers or the seller will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any failure to perform its duties in compliance with the Pooling and Servicing Agreement, except any such loss, liability or expense otherwise reimbursable under the Pooling and Servicing Agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement will provide that neither the master servicer, the servicers nor, in certain instances, the seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the servicer or the seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the master servicer, the servicer or the seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

      Any person into which the master servicer or servicers may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or servicers is a party, or any person succeeding to the business of the master servicer or servicers, will be the successor of the master servicer or servicers under the Pooling and Servicing Agreement, provided that such person is, among other things, qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of such Trust.



                          EXCHANGEABLE CERTIFICATES

GENERAL


          Certain series will provide for the issuance of one or more classes of Exchangeable Certificates, as set forth in the related prospectus supplement. In any such series, the holders of one or more of the specified classes of Exchangeable Certificates will be entitled, upon notice and payment to the Trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of Exchangeable Certificates. The Combinations for the Exchangeable Certificates in a series, if any, will be set forth in the prospectus supplement for the series.

          In each series that includes Exchangeable Certificates, all of the classes of certificates that are shown on the cover page of the related prospectus supplement will be issued, and those classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund established under a trust agreement between the seller and a trustee. The Trustee may serve as such trustee. The Exchangeable Certificate Trust Fund initially will issue classes of Exchangeable Certificates that are identical in all respects to the classes of certificates deposited in such trust fund. At any time after their issuance, including immediately after such issuance, these classes of Exchangeable Certificates may be exchanged, in whole or in part, for other related classes of Exchangeable Certificates that are part of the same Combination, as specified in the related prospectus supplement. When an exchange is effected, the Exchangeable Certificate Trust Fund will cancel the relevant portion or portions of the class or classes of Exchangeable Certificates that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related Exchangeable Certificates into which such class or classes of certificates are exchangeable. Exchangeable Certificates received in an exchange may subsequently be exchanged for other Exchangeable Certificates that are part of the same Combination. This process may be repeated again and again and is limited only by the amount of Exchangeable Certificates held by an investor and the Combinations available to such class of Exchangeable Certificates, as further described under "Exchanges." Each Exchangeable Certificate issued by an Exchangeable Certificate Trust Fund will represent a beneficial ownership interest in the class or classes of certificates deposited in such Trust Fund.

      In general, the descriptions in this prospectus of classes of certificates of a series also apply to the Exchangeable Classes of that series, except where the context requires otherwise. For example, the Exchangeable Classes of a series are entitled to receive payments of principal and interest, are issued in book-entry form or as Definitive Certificates to certificateholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield, appreciation and prepayment considerations, in the same manner and to the same extent as are the classes of certificates of such series. Similarly, the discussions under "ERISA Considerations" and "Certain Legal Considerations" apply to Exchangeable Certificates as well as certificates.


EXCHANGES


      Only a holder of an Exchangeable Certificate may initiate an exchange. Such an exchange may be initiated by a holder who wishes to hold certificates with different interest or principal payment characteristics. An exchange will apply only to the amount of a class of Exchangeable Certificates held by such holder, regardless of whether the holder owns all or a portion of such class of Exchangeable Certificates. Holders of any remaining Exchangeable Certificates of the same class are not required to participate in exchange, nor is their consent required to permit other holders to cause such exchange with respect to their Exchangeable Certificates.

      The ability of a holder of a class or classes of Exchangeable Certificates to exchange such class or classes for another related class or classes of Exchangeable Certificates within the same Combination will be subject to three basic constraints, as follows:

      o The aggregate principal amount, rounded to whole dollars, of the Exchangeable Certificates received in the exchange, immediately after the exchange, must equal that of the Exchangeable Certificates surrendered for exchange immediately before the exchange, for this purpose, the principal amount of any interest only class will always equal $0;

      o The Annual Interest Amount payable with respect to the Exchangeable Certificates received in the exchange must equal that of the Exchangeable Certificates surrendered for exchange; and

      o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which are based at all times on the original principal amounts, or original notional principal amounts, if applicable, of such classes.

          Within any particular series, one or more types of Combinations may exist. For example, a class of Exchangeable Certificates with a stated interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with a stated interest rate that varies inversely with changes in an index may be exchangeable for a class of Exchangeable Certificates with a fixed stated interest rate. Under another Combination, a class of Exchangeable Certificates that is a principal only class and a class of Exchangeable Certificates that is an interest only class may be exchangeable for a class of Exchangeable Certificates that pays both principal and interest. Further, a class of Exchangeable Certificates that accretes all of its interest for a period, such accreted interest being added to the principal of such class, and a class of Exchangeable Certificates that receives principal payments from such accretions on the Accrual Class may be exchangeable for a class of Exchangeable Certificates that receives payments of principal continuously from the first Distribution Date on which it receives principal until it is retired. Under another Combination, a class of Exchangeable Certificates that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying SAMs and a class of Exchangeable Certificates that receives principal payments on any Distribution Date only if scheduled payments have been made on the Planned Amortization Class may be exchangeable for a class of Exchangeable Certificates that receives payments of principal continuously from the first Distribution Date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

          Set forth below are additional examples that illustrate in simple mathematical terms how certain possible Combinations might operate. The first example shows a Combination in which Exchangeable Certificates of a principal only class and Exchangeable Certificates of an interest bearing class are exchangeable for Exchangeable Certificates of a class that has the aggregate characteristics of the two original classes of Exchangeable
Certificates:


                                               Maximum
           Original                            Original
           Principal      Interest             Principal      Interest
Class      Amount         Rates      Class     Amount         Rate
---------  ------------   --------   --------  ------------   --------
ES-1        $20,000,000      10%      ES-2     $40,000,000         5%
ES-P*        20,000,000       0%


             * Class ES-P is a principal only class and will receive no interest.

          The following example illustrates a Combination of a Floating Rate class and an Inverse Floating Rate Exchangeable Certificate which are exchangeable for a single class of Exchangeable Certificates with a fixed interest rate:



                                               Maximum
          Original                             Original
          Principal     Interest               Principal    Interest
Class     Amount        Rates        Class     Amount       Rate
-------   -----------   -----------  -------   ----------   ---------
ES-3       $9,333,330       LIBOR +  ES-5      $11,333,330         7%
                              0.75%
ES-4        2,000,000      36.1666
                          -(LIBOR x
                           4.66667)

      In the following Combination, an Exchangeable Certificate that pays both principal and interest is exchangeable for two Exchangeable
Certificates, one of which pays only interest and the other pays only principal:


                                  Maximum
                                  Original
           Original                           Principal or
           Principal     Interes              Notional       Interes
Class      Amount        t Rate     Class     Principal      t Rates
                                   Amount
--------   ------------  --------   -------   ------------   -------
ES-5        $20,000,000       10%   ES-P*      $20,000,000        0%
                                    ES-         20,000,000       10%
                                    X**       (notional)**
                                                         *


------------------
            * Class ES-P is a principal only class and will receive no interest.
            ** Class ES-X is an interest only class and will receive no principal.
           *** Notional principal amount of ES-X class being exchanged equals principal amount of ES-P class being exchanged.


   In some series, a Combination may include a number of classes of Exchangeable Certificates that are exchangeable for one another and that will enable a holder of one of the classes of Exchangeable Certificates to exchange it for another class of Exchangeable Certificates with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of Exchangeable Certificates that will pay only principal or interest, respectively. The following table illustrates such a
Combination:



                                               Maximum
                                               Original
           Original                            Principal or
           Principal     Interes               Notional      Interes
Class      Amount        t Rate     Class      Principal     t Rates
                                   Amount
--------   ------------  --------   --------   ------------  --------
ES-6        $20,000,000        7%   ES-X*       $20,000,000        7%
                                                 (notional)
                                    ES-7         20,000,000        6%
                                    ES-8         20,000,000     6.25%
                                    ES-9         20,000,000     6.50%
                                    ES-10        20,000,000     6.75%
                                    ES-11        19,310,344     7.25%
                                    ES-12        18,666,666     7.50%
                                    ES-13        18,064,516     7.75%
                                    ES-14        17,500,000     8.00%
                                    ES-P**       20,000,000     0.00%

-------------------

            * Class ES-X is an interest only class and will receive no principal.
            ** Class ES-P is a principal only class and will receive no interest.

   The foregoing table shows the maximum amount of each other ES class that can be created from the related class ES-6 Exchangeable Certificate. Such amounts could not exist concurrently, as any Combination is limited to the amount of principal and interest distributable on the related Exchangeable Certificate to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the annual stated interest applicable to the Exchangeable Certificates to be exchanged, and divide such interest amount by the coupon of the desired Exchangeable Certificate. The resulting principal amount can in no case be greater than the principal amount of Exchangeable Certificates to be exchanged. For example, using the foregoing table, if class ES-12 is desired, the maximum original principal amount of the class ES-12 Exchangeable Certificates that could be created would be $18,666,666, an amount arrived at by dividing the annual stated interest of the class ES-6 certificates ($1,400,000) by the stated interest of the class ES-12 Exchangeable Certificates (7.50%). Since all of the available stated interest with respect to the class ES-6 Exchangeable Certificates would be used to create the class ES-12 Exchangeable Certificates, principal only class ES-P Exchangeable Certificates would be created to receive the remainder of the class ES-6 principal in the amount of $1,333,334, calculated by subtracting the class ES-12 Exchangeable Certificates original principal amount from the class ES-6 Exchangeable Certificates original principal amount.

   Similarly, if class ES-9 Exchangeable Certificates are desired, dividing the stated interest of the class ES-6 Exchangeable Certificates ($1,400,000) by the stated interest of the class ES-9 Exchangeable Certificates (6.50%) would indicate an original principal amount of $21,538,461. However, since the class ES-6 Exchangeable Certificates have a principal balance of $20,000,000, only $20,000,000 of the class ES-9 Exchangeable Certificates could be created. The stated interest applicable to the class ES-9 Exchangeable Certificates would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the stated interest of the class ES-6 Exchangeable Certificates is $1,400,000, the interest only class ES-X Exchangeable Certificates would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the stated interest ($100,000) by the stated interest applicable to class ES-X Exchangeable Certificates (7.00%) to determine the notional amount ($1,428,571).

   Under the terms of this Combination, the class ES-9 Exchangeable Certificates described in the preceding paragraph might also be exchangeable for the class ES-14 Exchangeable Certificates. If the stated interest of the class ES-9 Exchangeable Certificates ($1,300,000) is divided by the stated interest on the class ES-14 Exchangeable Certificates (8.00%), the maximum original principal amount of the class ES-14 Exchangeable Certificates that can be created is $16,250,000. Since all of the available stated interest with respect to the class ES-9 Exchangeable Certificates would be used to create the class ES-14 Exchangeable Certificates, principal only class ES-P Exchangeable Certificates would be created to receive the remainder of the class ES-9 principal in the amount of $3,750,000, calculated by subtracting the class ES-14 Exchangeable Certificates original principal amount from the class ES-9 Exchangeable Certificates original principal amount).

   The foregoing examples set forth various combinations of Exchangeable Certificates which differ in interest characteristics, i.e., interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a certificateholder may also be able to exchange its Exchangeable Certificates for other Exchangeable Certificates that have different principal payment characteristics. For example, an exchange of two or more classes of Exchangeable Certificates for a single class of Exchangeable Certificates may result in an Exchangeable Certificate with the aggregate principal payment characteristics of the multiple classes of Exchangeable Certificates for which it was exchanged. In addition, a holder of either an Exchangeable Certificate representing Appreciation Shares or an Exchangeable Certificate entitled to receive principal and stated interest payments from the SAMs could exchange such classes for a single Exchangeable Certificate that entitles such holder to receive both payments of the Appreciation Share and principal and stated interest from the SAMs. Further, in certain series, Exchangeable Certificates may be exchangeable for other Exchangeable Certificates with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

   At any given time, a certificateholder's ability to exchange Exchangeable Certificates for other Exchangeable Certificates will be limited by a number of factors. A certificateholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary in order to effect the desired exchange. A certificateholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of Exchangeable Certificates. The certificateholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA or other transfer restrictions may apply to certain of the Exchangeable Certificates in a Combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.


PROCEDURES AND EXCHANGE PROPORTIONS


   A certificateholder proposing to effectuate an exchange must notify the Trustee or follow other procedures as described in the related prospectus supplement. Such notice must be given in writing or by telefax not later than five business days before the proposed exchange date, which date, subject to the Trustee's approval, can be any business day other than the first or last business day of the month. The notice must include the outstanding principal, or notional principal, amount of both the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the certificateholder has given the required notice, the Trustee will provide instructions for delivering the securities and the payment of the administrative fee to the Trustee by wire transfer. A certificateholder's notice becomes irrevocable on the second business day before the proposed exchange date.

   An administrative fee will be payable to the Trustee in connection with each exchange as specified in the related prospectus supplement. Any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities, in the case of Exchangeable classes issued in book-entry form.

   Where exchange proportions are shown in the related prospectus supplement for classes of Exchangeable Certificates, SAMCO Mortgage Securities Corp. will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor and dividing each resulting percentage by the sum of such percentages. The Trustee will include that Class Factor for each class of outstanding Exchangeable Certificates having a principal amount in the statements it furnishes to certificateholders in connection with each Distribution Date. The current Class Factor also will be available to certificateholders upon request from the Trustee or the seller as specified in the related prospectus Supplement. A Class Factor for each interest only class having a notional principal amount will be included in the statements the Trustee furnishes to certificateholders in connection with each Distribution Date and also will be available to certificateholders upon request from the Trustee or the seller as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

   The first payment on an Exchangeable Certificate received in an exchange transaction may be made on the Distribution Date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the certificateholder of record as of the applicable Record Date.


            PRIMARY INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER


   As set forth below, a SAM may be required to be covered by a Primary Insurance Policy and is required to be covered by a Hazard Insurance Policy. The following is only a brief description of such coverage and does not purport to describe all of the characteristics of each type of insurance, although the material terms of such coverage are described in this prospectus and in the prospectus supplement. Such insurance is subject to underwriting and approval of individual SAMs by the respective insurers and guarantors. In some cases, however, the issuer of the insurance or guaranty may delegate underwriting authority to the Originator of the SAM. The descriptions of any insurance coverage in this prospectus or any prospectus supplement do not purport to be complete and are qualified in their entirety by reference to such forms of policies, and to such statutes or regulations as may be applicable.


PRIMARY INSURANCE


   The master servicer or the related servicer will be required to maintain or in the case of the master servicer, cause each servicer to maintain, in full force and effect, to the extent specified in the related prospectus supplement a Primary Insurance Policy with regard to each SAM for which such coverage is required. The master servicer or servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable Pooling and Servicing Agreement unless the replacement Primary Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of such series that have been rated.

   Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a SAM generally will consist of the insured percentage of the unpaid principal amount of the covered SAM and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

   o all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property;

   o hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the SAM;

   o   amounts expended but not approved by the Primary Insurer;

   o   claim payments previously made by the Primary Insurer and

   o   unpaid premiums.

   Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by mortgagors. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

   o fraud or negligence in origination or servicing of the SAMs, including misrepresentation by the Originator, mortgagor or other persons involved in the origination of the SAM;

   o failure to construct the Mortgaged Property subject to the SAM in accordance with specified plans;

   o   physical damage to the Mortgaged Property; and

   o the related master servicer not being approved as a servicer by the Primary Insurer.


HAZARD INSURANCE


   The master servicer or the related servicer will require the mortgagor on each SAM to maintain a Hazard Insurance Policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements securing such SAM or the principal balance owing on such SAM, whichever is less. All amounts collected by the master servicer or servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures, will be deposited in the related Collection Account. In the event that the master servicer or servicer maintains a blanket policy insuring against hazard losses on all of the SAMs comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer or servicer will be required to deposit from its own funds into the related Collection Account the amounts which would have been deposited in the Collection Account but for such clause. Any additional insurance coverage for Mortgaged Properties in a SAM Pool of multifamily loans will be specified in the related prospectus supplement.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a SAM by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the SAMs may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement - including earthquakes, landslides and mud flows nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a SAM is located in a federally designated special flood area at the time of origination, the master servicer or servicer will require the mortgagor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the SAMs typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the master servicer or servicer may cause to be maintained on the improvements securing the SAMs declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Description of Credit Enhancements--Special Hazard Insurance Policies."


MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE


   The master servicer or the related servicer may obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related SAMs, then, to the extent such policy provides coverage in an amount equal to the amount required under the Pooling and Servicing Agreement and otherwise complies with all other requirements of the Pooling and Servicing Agreement, it shall conclusively be deemed to have satisfied its obligations as set forth in the Pooling and Servicing Agreement. Any amounts collected by a master servicer or servicer under any such policy relating to a SAM shall be deposited in any Collection Account subject to withdrawal under the Pooling and Servicing Agreement. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss which would have been covered by such policy, a master servicer or servicer shall deposit in any Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the master servicer or servicer funds, without reimbursement therefor. Upon request of SAMCO Mortgage Securities Corp., a master servicer or servicer shall cause to be delivered to SAMCO Mortgage Securities Corp. a certified true copy of such policy.


MAINTENANCE OF FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE


   The master servicer or each servicer may maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the SAMs. Any such Fidelity Bond and Errors and Omissions Insurance Policy will be in the form of the Mortgage Banker's Blanket Bond and may protect and insure such master servicer or servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure such master servicer or servicer against losses in connection with the release or satisfaction of a SAM without having obtained payment in full of the indebtedness secured thereby.



                      DESCRIPTION OF CREDIT ENHANCEMENTS


   To the extent provided in the applicable prospectus supplement, credit enhancement for each series of certificates may be comprised of one or more of the following components, each of which will have a dollar limit. Credit enhancement components may include coverage with respect to losses that are:

   o attributable to the mortgagor's failure to make any payment of principal, interest or additional interest payments as required under the Mortgage Note, but not including Special Hazard Losses,
      Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses;

   o  of a type generally covered by a Special Hazard Insurance Policy;

   o attributable to certain actions which may be taken by a bankruptcy court in connection with a SAM, including a reduction by a bankruptcy court of the principal balance of or the stated interest rate on a SAM or an extension of its maturity;

   o incurred on defaulted SAMs as to which there was fraudulent conduct or negligence by any of the Originator, the seller, SAMCO Mortgage Securities Corp., the master servicer, the servicer or the mortgagor in connection with such SAMs; and

   o attributable to shortfalls in the payment of amounts due to one or more classes of certificates.

Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, chemical contamination, errors in design, faulty workmanship or materials or waste by the mortgagor will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

   As set forth below and in the applicable prospectus supplement,

   o coverage with respect to defaulted SAMs may be provided by one or more of a Letter of Credit, Reserve Fund or a Pool Insurance Policy,

   o coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Special Hazard Insurance Policy,

   o coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Bankruptcy Bond and

   o coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Fraud Bond.

In addition, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of subordination of one or more classes of certificates to provide credit support to one or more other classes of certificates.

   The amounts and types of credit enhancement arrangements as well as the provider of such credit enhancement arrangements, if applicable, with respect to each series of certificates will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus Supplement and the Pooling and Servicing Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the SAMs covered thereby. Credit support for a series of certificates may cover one or more other series of certificates issued by SAMCO Mortgage Securities Corp. or others.

   To the extent permitted by any applicable rating agency and provided that the then current ratings of the certificates are maintained, coverage under any credit enhancement may be cancelled or reduced.

   The descriptions of any credit enhancement instruments included in this prospectus or any prospectus supplement and the coverage under this prospectus or any prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which are available upon request.


POOL INSURANCE POLICIES


   A separate Pool Insurance Policy may be obtained for the SAM Pool and issued by the insurer named in such related prospectus supplement. Each Pool Insurance Policy may cover loss by reason of default in payment on single family loans in the SAM Pool in an amount specified in such prospectus supplement. As more fully described in this prospectus, the master servicer or servicer will present claims to the Pool Insurer on behalf of itself, the Trustee and the holders of the certificates. The Pool Insurance Policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted SAMs and only upon satisfaction of certain conditions precedent described in this prospectus. A Pool Insurance Policy generally will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

   In general, each Pool Insurance Policy will provide that no claims may be validly presented unless:

   o any required Primary Insurance Policy is in effect for the defaulted SAM and a claim under a Primary Insurance Policy has been submitted and settled;

   o hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

   o if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

   o the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the Mortgaged Property plus accrued and unpaid interest at the stated interest rate to the date of purchase plus the Interest Appreciation Payment and certain expenses incurred by the master servicer or servicer on behalf of the Trustee and certificateholders, or
(b) to pay the amount by which the sum of the principal balance of the defaulted SAM plus accrued and unpaid interest at the stated interest rate plus the Indexed Appreciation Payment to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted SAM is damaged and proceeds, if any, from the related Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer or servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that such restoration will increase the proceeds to certificateholders on liquidation of the SAM after reimbursement of the master servicer or servicer for its expenses and such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

   A Pool Insurance Policy generally will not insure, and many Primary Insurance Policies do not insure, against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a SAM, including misrepresentation by the mortgagor, the Originator or persons involved in the SAM's origination, or failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of SAMs. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified above might result in a breach of the related seller's or Originator's representations described above and, in such event, might give rise to an obligation on the part of such seller or Originator to purchase the defaulted SAM if the breach cannot be cured by such seller or Originator. No Pool Insurance Policy will cover, and many Primary Insurance Policies do not cover, a claim in respect of a defaulted SAM occurring when the servicer of such SAM, at the time of default or thereafter, was not approved by the applicable insurer.

   The original amount of coverage under each Pool Insurance Policy generally will be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the master servicer or servicer as well as accrued interest on delinquent SAMs to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the certificateholders.

   The terms of any pool insurance policy relating to a SAM Pool will be described in the related prospectus supplement.

   See "--Fraud Bond" in this prospectus for a discussion of the possible effect of fraudulent conduct or negligence by the seller, the master servicer, the servicer or the mortgagor with respect to a SAM on the coverage of a Pool Insurance Policy.


SUBORDINATION


   If so specified in the applicable prospectus supplement, distributions with respect to scheduled principal, principal prepayments, stated interest rate, Appreciation Share or any combination of the above that otherwise would have been payable to one or more classes of certificates of a series, which may be Appreciation Certificates, will instead be payable to holders of one or more other classes of such series, which may also be Appreciation Certificates, under the circumstances and to the extent specified in the prospectus supplement. If specified and as described in the applicable prospectus supplement, delays in receipt of payments on the SAMs and losses on defaulted SAMs may be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates. The aggregate distributions in respect of delinquent payments on the SAMs over the lives of the certificates or at any time, the aggregate losses in respect of defaulted SAMs which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to holders of Subordinated Certificates that will be distributable to holders of Senior Certificates on any Distribution Date may be limited as specified in the applicable prospectus supplement. If the aggregate distribution with respect to delinquent payments on the SAMs or aggregate losses in respect of such SAMs were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates could experience losses on the certificates.

   In addition to or in lieu of the foregoing, if so specified in the applicable prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts established by the Trustee. If so specified in the applicable prospectus supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the prospectus supplement. If so specified in the applicable prospectus supplement, amounts on deposit in the Reserve Account may be released to SAMCO Mortgage Securities Corp., the master servicer, the servicer or the seller, as applicable, or the holders of any class of certificates at the times and under the circumstances specified in the prospectus supplement.

   If specified in the applicable prospectus supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

   As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes:

   o   in the order of their scheduled final distribution dates,

   o   in accordance with a schedule or formula,

   o   in relation to the occurrence of events, or

   o otherwise, in each case as specified in the applicable prospectus supplement.

As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the applicable prospectus supplement.


FRAUD BOND


   Some or all of the Primary Insurance Policies covering SAMs in any SAM Pool may contain an exclusion from coverage for Fraud Losses. To provide limited protection to certificateholders against losses in the event that coverage relating to a SAM which otherwise would have been available under a Primary Insurance Policy is not ultimately available by reason of such an exclusion, if so specified in the applicable prospectus supplement, a Fraud Instrument may be obtained or established by the master servicer or the related servicer, as applicable, for the SAM Pool. The type, coverage amount and term of any such Fraud Instrument will be disclosed in the applicable prospectus supplement or in the related Current report on Form 8-K, and the coverage amount may be cancelled or reduced during the life of the SAM Pool, provided that the then current ratings of the certificates will not be adversely affected thereby. The master servicer or the servicer, as applicable, may also replace the initial Fraud Instrument with any other type of Fraud Instrument, provided that the then current ratings of the certificates will not be adversely affected thereby. The identity of the issuer of any Fraud Bond, Reserve Fund or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the applicable prospectus supplement or in the related Current report on Form 8- K.

   In addition, SAMCO Mortgage Securities Corp. understands that, regardless of whether exclusion language such as that described above is included in the insurance documents, it is the policy of some or all issuers of Primary Insurance Policies and of Pool Insurance Policies to deny coverage in circumstances involving fraudulent conduct or negligence by any of the related seller, the master servicer, the related servicer or the mortgagor. It is unclear whether any such denial would be upheld by a court. Neither the repurchase obligation of the related seller, the master servicer or the related servicer, nor any of the Fraud Instruments described above would apply to any such denial of coverage unless, as described above, such denial is based upon a specific exclusion relating to fraudulent conduct or negligence which is included in a Primary Insurance Policy.


BANKRUPTCY BOND


   The prospectus supplement for certain series may specify that the master servicer or the related servicer has undertaken to pay to the Trustee for the benefit of certificateholders any portion of the principal balance of a SAM which becomes unsecured under a proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code. If such obligation is undertaken, the master servicer or the related servicer, as applicable, will also agree to pay to the Trustee for the benefit of certificateholders any shortfall in payment of principal, stated interest rate and Additional Interest Payments resulting from the recasting of any originally scheduled monthly principal and stated interest payment or the payment of additional interest under a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the applicable Pooling and Servicing Agreement. The master servicer or the related servicer, as applicable, will have the option, in lieu of making such payments, to repurchase any SAM affected by bankruptcy court rulings. To insure the master servicer or the related servicer's obligation to make the payments described above, the master servicer or the related servicer, as applicable, will obtain or establish a Bankruptcy Instrument in an initial amount specified in the prospectus supplement or in the related Current report on Form 8-K. The prospectus supplement or Current report on Form 8-K may also specify that, provided that the then current ratings of the certificates are maintained, coverage under any Bankruptcy Instrument may be cancelled or reduced. The master servicer or the related servicer, as applicable, may also replace the initial method under which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the certificates will not be adversely affected thereby.


SPECIAL HAZARD INSURANCE POLICIES


   If specified in the related prospectus supplement, a separate Special Hazard Insurance Policy will be obtained for the SAM Pool and will be issued by the Special Hazard Insurer named in such prospectus supplement. Each Special Hazard Insurance Policy should protect holders of the related certificates from loss by reason of damage to Mortgaged Properties caused by certain hazards, including earthquakes and, to a limited extent, tidal waves and related water damage, not insured against under the standard form of Hazard Insurance Policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and loss caused by reason of the application of the coinsurance clause contained in Hazard Insurance Policies. See "Primary Insurance, Hazard Insurance; Claims Thereunder--Hazard Insurance." Special Hazard Insurance Policies will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, flood, if the Mortgaged Property is located in a federally designated flood area, chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related prospectus supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the SAM has been kept in force and other protection and preservation expenses have been paid.

   Each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed SAM, title to which has been acquired by the insured, and to the extent such damage is not covered by the Hazard Insurance Policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer or the related servicer, the Special Hazard Insurer will pay the lesser of the cost of repair or replacement of such property or upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such SAM at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest and the related Interest Appreciation Payments to the date of claim settlement and certain expenses incurred by the master servicer or servicer with respect to such property. If the unpaid principal balance of a SAM plus accrued interest and the related Interest Appreciation Payments and certain expenses are paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related SAM plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

   Collection of insurance proceeds under a Pool Insurance Policy is generally not possible if the underlying property has been damaged and not restored. A Special Hazard Insurance Policy permits full recovery under a Pool Insurance Policy relating to the SAMs backing the series of certificates by providing insurance to restore damaged property. Each Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the master servicer or servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

   To the extent specified in the related prospectus supplement, the master servicer or the related servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to any rating agency rating the certificates of the related series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu of any Special Hazard Insurance Policy relating to such certificates may be reduced so long as any such reduction will not result in a downgrading of the ratings of such certificates by any such rating agency.

   The terms of any Special Hazard Insurance Policy relating to a SAM Pool will be described in the related prospectus supplement.


LETTER OF CREDIT


   If any component of credit enhancement as to any series of certificates is to be provided by a Letter of Credit, a bank or other entity will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit Bank and certain information with respect thereto, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. The Letter of Credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

   The Letter of Credit may also provide for the payment of Advances which the master servicer or the related servicer would be obligated to make with respect to delinquent monthly payments.


RESERVE FUND


   If so specified in the related prospectus supplement, the master servicer, the servicer, SAMCO Mortgage Securities Corp., the Originator or the seller, as applicable, will deposit or cause to be deposited in a fund cash or Eligible Investments in specified amounts, or any other instruments satisfactory to the rating agency or agencies rating the certificates offered under such prospectus supplement, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on one or more related classes of certificates, from Retained Yield or otherwise. Amounts in a Reserve Fund may be used to provide one or more components of credit enhancement, or applied to reimburse the master servicer or the related servicer, as applicable, as master servicer, or the related servicer with respect to series of certificates as to which there will be no master servicer, for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. Any such Reserve Fund will not be deemed to be part of the related Trust Fund.

   Amounts deposited in any Reserve Fund for a series of certificates will be invested in Eligible Investments by, or at the direction of, and for the benefit of the master servicer, the related servicer, SAMCO Mortgage Securities Corp. or the related seller, as applicable, or any other person named in the related prospectus supplement. Any amounts remaining in the Reserve Fund upon the termination of the Trust Fund will be returned to whomever deposited such amounts in the Reserve Fund.


CERTIFICATE INSURANCE POLICIES


   If so specified and as described in the related prospectus supplement, the master servicer or the related servicer may obtain one or more Certificate Insurance Policies, issued by insurers acceptable to the rating agencies, insuring to the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of such class or classes of certificates.


MAINTENANCE OF CREDIT ENHANCEMENTS; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED SAMS


   For each series of certificates which will be covered by a Pool Insurance Policy or a Letter of Credit established in lieu of such policy, such coverage to be disclosed in the applicable prospectus supplement, the master servicer or the related servicer, as applicable, will exercise its best reasonable efforts to keep such Pool Insurance Policy or Letter of Credit in full force and effect throughout the term of the Pooling and Servicing Agreement, unless coverage has been exhausted through the payment of claims or until such instrument is replaced in accordance with the terms of the Pooling and Servicing Agreement. The master servicer or the related servicer, as applicable, may agree to pay the premiums for any Pool Insurance Policy, and the fee for any Letter of Credit, on a timely basis. In the event that the insurer under the Pool Insurance Policy ceases to be a Qualified Insurer or the Letter of Credit Bank ceases to be acceptable to the rating agencies, if any, rating the series of certificates the master servicer or the related servicer, as applicable, will use its best reasonable efforts to obtain from another Qualified Insurer or letter of credit issuer a replacement policy or letter of credit comparable to the Pool Insurance Policy or Letter of Credit which it replaces, with total coverage equal to the then outstanding coverage of the Pool Insurance Policy or Letter of Credit, provided that if the cost of the replacement policy or letter of credit is greater than the cost of the Pool Insurance Policy or Letter of Credit being replaced, the coverage of the replacement policy or letter of credit for a series of certificates may be reduced to a level such that its premium rate or cost does not exceed 150% of the premium rate or cost of the Pool Insurance Policy or Letter of Credit for a series of certificates which is rated by one or more rating agencies, or 100% of the premium rate or cost for such replacement policy or letter of credit for a series which is not so rated.

   In addition, the master servicer or the related servicer, as applicable, may substitute at any time a Pool Insurance Policy or Letter of Credit for an existing Pool Insurance Policy or Letter of Credit. In no event, however, may the master servicer or the related servicer, as applicable, provide a Letter of Credit in lieu of a Pool Insurance Policy, or vice versa, or substitute one such instrument for another, except under the circumstances detailed in the preceding paragraph, if such action will impair the then current ratings, if any, of the certificates.

   The master servicer or the related servicer, as applicable, may cause a Primary Insurance Policy to be maintained in full force and effect with respect to each SAM it services with a LTV in excess of 80%; provided, however, that if the LTV of a SAM based on a subsequent appraisal of the Mortgaged Property is less than 80%, such Primary Insurance Policy may be terminated, if so specified in the applicable prospectus supplement. The master servicer or the related servicer, as applicable, will agree to pay the premium for each Primary Insurance Policy on a timely basis in the event that the mortgagor does not make such payments. See "Primary Insurance, Hazard Insurance; Claims Thereunder--Primary Insurance."

   For each series of certificates which will be covered by a Special Hazard Instrument, such coverage to be disclosed in the applicable prospectus supplement, the master servicer or the related servicer, as applicable, will exercise its best reasonable efforts to keep such Special Hazard Instrument in full force and effect throughout the term of the Pooling and Servicing Agreement, unless coverage has been exhausted through the payment of claims or until such Special Hazard Instrument has been replaced in accordance with the terms of the Pooling and Servicing Agreement. So long as any applicable rating on a series of certificates will be maintained, the master servicer or the related servicer, as applicable, may at any time replace the initial instrument providing special hazard coverage with either of the other two alternative methods. The master servicer or the related servicer, as applicable, may agree to pay the premium for any Special Hazard Insurance Policy, or Letter of Credit obtained in lieu of a Special Hazard Insurance Policy, on a timely basis. Any such policy may provide for a fixed premium rate on the declining balance of the SAMs. In the event that any Special Hazard Insurance Policy is cancelled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer or the related servicer, as applicable, is obligated either to substitute a Letter of Credit or Reserve Fund or to exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage which is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the original Special Hazard Insurance Policy, the amount of coverage of such replacement policy may be reduced to a level such that the cost shall be equal to the cost of the original Special Hazard Insurance Policy. As indicated above, in lieu of obtaining a replacement Special Hazard Insurance Policy, the master servicer or the related servicer, as applicable, may obtain a Letter of Credit or establish a Reserve Fund in accordance with terms prescribed by any applicable rating agency so that any rating obtained for the certificates will not be impaired.

   For each series of certificates which will be covered by a Fraud Instrument, such coverage to be disclosed in the applicable prospectus supplement, the master servicer or the related servicer, as applicable, with respect to series of certificates as to which there will be no master servicer, will exercise its best reasonable efforts to maintain and keep any such Fraud Instrument in full force and effect throughout the required term as set forth in the applicable prospectus Supplement, unless coverage has been exhausted through the payment of claims. The master servicer or the related servicer, as applicable, will agree to pay the premium for any Fraud Bond or Bankruptcy Bond on a timely basis.

   For each series of certificates or class of certificates which will be covered by a Certificate Insurance Policy or a Letter of Credit or Reserve Fund, such coverage to be disclosed in the applicable prospectus supplement, the master servicer or the related servicer, as applicable, will exercise its best reasonable efforts to maintain and keep any such Certificate Insurance Policy, Letter of Credit or Reserve Fund in full force and effect throughout the required term as set forth in the applicable prospectus supplement. The master servicer or the related servicer, as applicable, may agree to pay the premium for any Certificate Insurance Policy on a timely basis.

   The master servicer or the related servicer, as applicable, on behalf of the Trustee and the certificateholders, will present claims to the issuer of any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Letter of Credit, or under any Reserve
Fund or other form of credit enhancement, and will take such reasonable steps as are necessary to permit recovery under such insurance policies or alternative coverages respecting defaulted SAMs. With respect to any applicable Fraud Bond, Bankruptcy Bond or Certificate Insurance Policy, the Trustee will present claims to the issuer of such bond or policy on behalf of the certificateholders. As set forth above, all collections by the master servicer or the related servicer, as applicable, under such policies or alternative coverages that are not applied to the restoration of the related Mortgaged Property are to be deposited in the applicable Collection Account or the Distribution Account, subject to withdrawal as heretofore described.

   If any property securing a defaulted SAM is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy, or Letter of Credit or Reserve Fund, as the case may be, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Pool Insurance Policy or Primary Insurance Policy, the master servicer or the related servicer, as applicable, will not be required to expend its own funds to restore the damaged property unless it determines that such restoration will increase the proceeds to certificateholders upon liquidation of the SAM after reimbursement of the master servicer or the related servicer, as applicable, for its expenses and that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds.

   If recovery under any Pool Insurance Policy, or Letter of Credit established in lieu of such policy, or Primary Insurance Policy is not available, because the master servicer or the servicer, as applicable, has been unable to make the determinations described in the second preceding paragraph or otherwise, the master servicer or the related servicer, as applicable, is nevertheless obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted SAM. If the proceeds of any liquidation of the property securing the defaulted SAM are less than the principal balance of the defaulted SAM plus accrued and unpaid interest thereon at the applicable Stated Rate, after deduction of the Retained Yield, if any, or a pro rata portion of the Retained Yield as required by the applicable Pooling and Servicing Agreement, plus the applicable Interest Appreciation Payment, certificateholders in the aggregate will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer or the related servicer, as applicable, in connection with such proceedings and which are reimbursable under the Pooling and Servicing Agreement. In addition, and as set forth above, in the event that the master servicer or the servicer, as applicable, has expended its own funds to restore damaged property and such funds have not been reimbursed under any Special Hazard Insurance Policy, Letter of Credit or Reserve Fund, it will be entitled to receive from the Distribution Account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to such expenses incurred by it, in which event the certificateholders may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer or the related servicer, as applicable, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted SAM together with accrued and unpaid interest thereon at the applicable Stated Rate plus the applicable Indexed Appreciation Payment. In addition, where property securing a defaulted SAM can be resold for an amount exceeding the principal balance of any related Mortgage Note together with accrued interest and any Indexed Appreciation Payment and expenses, it may be expected that, where retention of any such amount is legally permissible, the insurer will exercise its right under any related Pool Insurance Policy to purchase such property and realize for itself any excess proceeds. Further, with respect to certain series of certificates, if so provided in the applicable prospectus supplement, the master servicer or the related servicer, as applicable, may have the option to purchase from the Trust Fund any defaulted SAM after a specified period of delinquency. If a defaulted SAM is not so removed from the Trust Fund, then, upon the final liquidation of the SAM, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear such loss. However, if a gain results from the final liquidation of a defaulted SAM which is not required by law to be remitted to the related mortgagor, the master servicer or the related servicer, as applicable, may be entitled to retain such gain as additional servicing compensation.

                          AUTHORITY TO ISSUE SAMS AND
                 CERTAIN LEGAL CONSIDERATIONS CONCERNING SAMS


AUTHORITY TO ORIGINATE SAMS

Nationally Chartered Lenders


   The OCC has informally determined that national banks which it charters have implicit authority to accept consideration for a mortgage loan in the form of equity appreciation in the real estate securing the loan, provided the national bank expects to receive money rather than a possessory interest in real property and the principal is to be repaid. National banks are required to comply with certain OCC requirements when making residential mortgage loans and these requirements would also apply to SAMs. In a statement of policy, the OTS determined to the same effect that Federal Thrifts chartered by the OTS may lend on terms where the principal is to be repaid and the institution receives a "substantial payment of interest" periodically. The OTS has not prescribed any other terms or limitations specific to SAMs. However, the OTS's predecessor, the FHLBB, originally proposed to cap the maximum share in the appreciation of a home's value to 40 percent, to limit the maximum term to 10 years, and to obligate the lender to refinance the mortgage at maturity. These proposed limits were dropped when the current OTS's SAM statement of policy was adopted.


State Chartered Lenders


   Alternative mortgage transactions, including SAMs, have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state chartered lender was in compliance with applicable law. These difficulties were alleviated by the enactment of the Parity Act which allows state chartered banks, thrifts and most other mortgage lenders to "make, purchase and enforce" qualifying alternative mortgage transactions, notwithstanding any state constitution, law or regulation. alternative mortgage transactions include any loan or credit sale secured by an "interest in residential real property, a dwelling, all stock allocated to a dwelling unit in a residential cooperative housing corporation," or certain residential manufactured homes, "involving any...type of rate, method of determining return, term, repayment, or other variation...including without limitation, transactions that involve the sharing of equity or appreciation." In order to qualify as an alternative mortgage transaction, the Parity Act requires that a state chartered lender other than a state bank comply with certain OTS regulations generally applicable to federal thrift mortgage lending. The OTS by regulation specifies that such lenders making any alternative mortgage transaction, as alternative mortgage transaction is defined by the Parity Act, are protected by the Parity Act's preemption. Likewise, the OCC provides such protection to state bank lenders that comply with certain OCC adjustable rate mortgage regulations. The Parity Act provides that any state may reject applicability of its provisions by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the application of such provisions. Maine, Massachusetts, New York and South Carolina have exercised this override of the Parity Act.


APPLICABILITY OF USURY LAWS


   National banks and federal thrifts are made subject by their respective authorizing acts to limits on interest charged by the law of the state where they are located, subject to penalties. Congress enacted the Monetary Control Act which preempts the application of any state law or constitution limiting the "rate or amount of interest, discount points, finance charges, or other charges which may be charged, taken, received, or reserved" for loans secured by first liens on residential real property, stock in a residential cooperative housing corporation or certain residential manufactured homes. Eligible lenders include all national and state banks, federal and state thrifts, Department of Housing and Urban Development approved mortgage-insurance program lenders and any person who regularly extends or arranges for the extension of credit and makes or invests in residential real property loans, subject to certain limits. The Monetary Control Act's preemption is not unlimited. The implementing regulation permits a state at any time to "adopt a provision of law placing limitations on discount points or such other charges on any loan." In addition, the law does not preempt any state laws on "prepayment charges, attorneys' fees, late charges or other provisions designed to protect borrowers."

   The Monetary Control Act provides that any state may reject applicability of its provisions by adopting, prior to April 1, 1983, a law or constitutional provision expressly rejecting the application of such provisions. Colorado, Georgia, Hawaii, Kansas, Maine, Massachusetts, Minnesota, Nebraska, Nevada, North Carolina, South Carolina, South Dakota and Wisconsin have exercised this override of the Monetary Control Act.

   The term "interest" is not defined by the Monetary Control Act. The preemption protection provided for a SAM by the Monetary Control Act is qualified by the possibility that equity appreciation could be determined not to be "interest" and therefore not within the scope of the statute. Alternatively, a plaintiff could argue that the shared appreciation portion of the loan is not subject to federal preemption as an "other charge" subject to state restrictions, or that the equity interest portion of a SAM is protected from federal preemption by a state "provision designed to protect borrowers." In the event that equity appreciation is not considered "interest" under the Monetary Control Act or a state has opted out of the Monetary Control Act, the Parity Act provides broad preemptive authority for a qualifying SAM, including the preemption of state usury limitations. The Parity Act specifically provides that "[a]n alternative mortgage transaction may be made by a housing creditor in accordance with this section, notwithstanding any State constitution, law, or regulation." While the Parity Act's preemption appears to be express, complete and unlimited by its terms, the limited case law applying the Parity Act has not focused on the preemption of usury statutes. Rather, the banking agencies and courts which have applied the Parity Act have focused on the stated purpose of the statute to provide parity to state chartered institutions or non-bank lenders with respect to the structure of a loan. They have not focused on the Parity Act as a mechanism to override state interest rate ceilings, even though the ability to make an alternative mortgage transaction might at times be inconsistent with such ceilings.

   No SAMs will be originated in the states which have opted out of the Parity Act. Under the Program, each Originator is required to represent and warrant to SAMCO Mortgage Securities Corp. that all SAMs are originated in full compliance with applicable state laws, including usury laws. Based upon such representations and warranties from the Originators, SAMCO Mortgage Securities Corp. will, if required by the rating agencies rating the certificates, make a similar representation and warranty in the Pooling and Servicing Agreement for each series to the Trustee for the benefit of certificateholders. See "Description of the Certificates--Representations and Warranties."


DISCLOSURE REQUIREMENTS RELATED TO SAMS


   SAMs, as any other mortgage loan, are subject to the disclosure requirements of the federal TIL Act and Regulation Z. SAMs are subject to the disclosure provisions of the TIL Act and Regulation Z, which require creditors to disclose to consumers the terms of all consumer credit transactions. Basic credit terms such as the payment amounts, the finance charge, and the total of payments must be disclosed. Rather than develop specific rules pertaining to the many unique mortgage products, the Board of Governors of the Federal Reserve System has opted to treat alternative mortgage instruments such as SAMs within the already developed framework for mortgage disclosure. As a result, although technically not variable-rate mortgages, SAMs are treated as such, and a SAM Originator consequently must disclose:

   o   the circumstances under which the annual percentage rate may increase;

   o   any limitations on the increase;

   o   the effect of an increase; and

   o an example of the payment terms that would result from an increase. Similarly, the OTS has determined that the disclosure requirements prescribed by the OTS's adjustable rate mortgage regulation are applicable to alternative mortgage transactions. Although SAMs would not appear to fit within the OTS's definition of an adjustable rate mortgage, the OTS would likely look to the treatment of SAMs under the TIL Act, where SAMs are subject to variable-rate disclosures.

   In addition, the FH Act and the ECOA prohibit discrimination on the basis of any of a number of prohibited factors. As interpreted by the courts and applied by the banking and enforcement agencies, underwriting standards, marketing, pricing and other aspects of mortgage lending may be regarded as discriminatory if members of protected classes or neighborhoods that are predominantly constituted of such class members are treated differently from other mortgagors or neighborhoods. Violations of the fair lending laws could subject a lender to liability through an action brought by the federal government or a private party. Lending discrimination may be established by overt or circumstantial evidence of intentional discrimination resulting in "disparate treatment," or evidence that a lender's facially neutral policies and practices resulted in a "disparate impact" on members of a protected class.


CERTAIN STATE LAW CONSIDERATIONS


   If required given the concentration of SAMs originated in any one or more states, certain state law considerations applicable to the SAMs in the SAM Pool are described in the applicable prospectus supplement.


CERTAIN LEGAL CONSIDERATIONS APPLICABLE TO SAMS

Foreclosure

   Foreclosure may be accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating the necessary defendant parties. Judicial foreclosure proceedings are generally not contested by any of the defendant parties. However, when the lender's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of the property.


   In many states, foreclosure of a mortgage or deed of trust may also be accomplished by a non-judicial sale under a specific provision in the mortgage or deed of trust which authorizes the sale of the property at public auction upon default by the mortgagor. The laws of the various states establish certain notice requirements for non-judicial foreclosure sales. In some states, notice of default must be recorded and sent to the mortgagor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, notice must be provided in some states to certain other persons including junior lienholders and any other individual having an interest in the real property. In some states, the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limited attorneys' fees, which may be recovered by an Originator. Some states also require a notice of sale to be posted in a public place and published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee with a credit bid in an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest, including additional interest, and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the Originator's investment in the property.

   Courts have imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the Originator undertake affirmative and sometimes expensive actions to determine the causes for the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the security instrument is not monetary, such as the mortgagor failing to adequately maintain or insure the property or the mortgagor executing a second mortgage or deed of trust affecting the property. Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the foreclosure sale does not involve sufficient state action to afford constitutional protections to the borrower.


Rights of Redemption


   In some states, after sale under a deed of trust or foreclosure of the mortgage, there are statutory periods during which the mortgagor and foreclosed junior lienholders may redeem the property from the foreclosure sale. One effect of the statutory right of redemption is to diminish the ability of the Originator to sell the foreclosed property, because the right of redemption would defeat the title of any purchaser from the Originator subsequent to foreclosure or sale under a deed of trust. As a practical matter, the Originator may therefore be forced to retain the mortgagor's property and pay the expenses of ownership until the redemption period has run.


Anti-Deficiency Legislation and Other Limitations on Originators


   Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of an Originator under a deed of trust or a mortgage. In some states, statutes limit the right of the lender to obtain a deficiency judgment against the mortgagor following sale under a deed of trust or foreclosure of the mortgage. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Some state statutes also prohibit any deficiency judgment where the loan proceeds were used to purchase an owner-occupied dwelling. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The basic purpose of these statutes is to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.


   In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to collect the full amount of interest due or realize upon its security. For example, with respect to the Bankruptcy Code, a court with federal bankruptcy jurisdiction may permit a mortgagor through his or her Chapter 11, Chapter 12 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the mortgagor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of its petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also held that the terms of a mortgage loan secured by property of the mortgagor may be modified. These courts have held that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

   The Code provides priority to certain tax liens over the lien of the security instrument. Numerous federal and some state consumer protection laws impose substantive requirements upon lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal TIL Act, Real Estate Settlement Procedures Act, ECOA, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions


   The standard forms of note, mortgage and deed of trust used by Originators generally contain "due-on-sale" clauses. These clauses permit the Originator to accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation and litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Act purports to pre-empt state statutory and case law that prohibits the enforcement of "due-on-sale" clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions as described in this prospectus. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate. In addition, certain states have continuing restrictions on the enforceability of due-on-sale clauses for certain loans.

   The Garn-St Germain Act also sets forth specific instances in which a mortgage lender covered thereby, including federal savings associations and federal savings banks, may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intrafamily transfers, leases of less than three years, the creation of a junior encumbrance, certain transfers by operation of law and transfers or dispositions described in regulations prescribed by the OTS. Regulations promulgated under the Garn-St Germain Act by the FHLBB, now the OTS, and statutes in some states also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a "due-on-sale" clause. In addition, a few states have exercised their rights under the Garn-St Germain Act to limit the enforceability of the due-on-sale clauses in certain loans made prior to passage of the Garn-St Germain Act.


   A consequence of the inability to enforce a due-on-sale clause may be that a mortgagor's buyer may assume the existing mortgage loan rather than paying it off, which may have an impact upon the average life of the SAMs and the ability of the lender to collect equity appreciation from the mortgagor.


   Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest or additional interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer or servicer to foreclose on an affected SAM during the mortgagor's period of active duty status. Thus, in the event that such a SAM goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


Environmental Considerations

   Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.


   In addition, under the laws of some states and under the federal CERCLA, a lender may be liable, as an "owner" or "operator," for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property. CERCLA imposes liability for such costs on any and all "responsible parties," including the current owner or operator of a contaminated property, regardless of whether or not the environmental damage was caused by a prior owner. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of a mortgaged property. The conduct which constitutes "participation in the management," such that the lender would lose the protection of the exclusion for secured creditors, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Fleet Factors decision.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation Act, which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. It should also be noted, however, that liability for costs associated with the investigation and clean-up of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion, therefore, does not apply to liability for clean-up costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks, other than heating oil tanks, is governed by Subtitle I of the federal RCRA. The EPA has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank by the holder of the security interest. Moreover, amendments to RCRA, enacted in 1996, concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. Again, it should be noted, however, that liability for clean-up of petroleum contamination may be governed by state law, which may not provide any specific protection for Originators or, alternatively, may not impose liability on Originators at all.

   At the time the SAMs were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.


Violation of Various Federal and State Laws May Result in Losses on the SAMs

   Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive practices and other practices that may apply to the origination, servicing and collection of the SAMs.


   The SAMs may also be subject to various federal laws. The Truth-in-Lending Act and Regulation Z and the Real Estate Settlement Procedures Act and Regulation X require certain disclosures to the borrowers regarding the terms of the SAMs. The Equal Credit Opportunity Act and Regulation B and the Fair Housing Act and the regulations prohibit discrimination in the provision of housing credit on the basis of certain protected classes. The Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Other federal laws may also apply.

   Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of such laws, policies and general principles of equity may limit the ability of the master servicer or a servicer to collect all or part of the principal of or interest on the SAMs, may entitle the mortgagor to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the owner of the SAM to damages and administrative sanctions.



                             ERISA CONSIDERATIONS


   The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on employee benefit plans and other benefit plans or arrangements which are subject to ERISA or Section 4975 of the Code and on those persons who are fiduciaries with respect to Plans or otherwise responsible for the investment of "plan assets" of Plans. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of Plans investing in the general account, e.g., through the purchase of an annuity contract. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

   Employee benefit plans which are governmental plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the certificates subject to the provisions of applicable state law and, in the case of any such plan which is qualified under Section 401(a) of the Code, the restrictions imposed under Section 503 of the Code.

   In addition to imposing general fiduciary standards, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and certain persons who have certain specified relationships to the Plan. If the assets of a SAM Pool are treated for purposes of ERISA and Section 4975 of the Code as Plans or other entities holding Plan Assets with respect to Plans, collective investment funds, insurance company general or separate accounts that purchase or hold certificates of the applicable series, an investment in certificates by any such Plan Asset Investor might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes or other penalties under ERISA or Section 4975 of the Code, as applicable.


PLAN ASSETS REGULATION


   The United States Department of Labor has issued a final regulation under which the assets of an entity in which a Plan Asset Investor makes an equity investment will be treated as Plan Assets in certain circumstances. Unless the Regulation provides an exception from this "plan asset" treatment, and if an exemption is not otherwise available under ERISA, an undivided portion of the assets of a SAM Pool will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as Plan Assets with respect to each Plan Asset Investor.

   The Regulation provides an exception from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of such a person, is held by "benefit plan investors", i.e., Plans, governmental, foreign and other employee benefit plans not subject to ERISA and entities holding Plan Assets. Because the availability of this exemption with respect to any SAM Pool depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance as to whether any series or class of certificates will qualify for this exemption.


PROHIBITED TRANSACTION CLASS EXEMPTION 83-1


   Prohibited Transaction class Exemption 83-1, class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts, applicable to SAMs, permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plan Asset Investors, regardless of whether
(a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. If the general conditions of PTCE 83-1 are satisfied, an investment by a Plan in certificates (1) will be exempt from the prohibitions of Section 406(a) of ERISA, relating generally to Plan Asset transactions involving Parties in Interest who are not fiduciaries, if the certificates are not subordinated to the rights and interests evidenced by other certificates of the same Mortgage Pool and are purchased at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b)(1) and (2) of ERISA, relating generally to Plan Asset transactions with fiduciaries if, in addition, the purchase is approved by an independent fiduciary, the Plan Asset Investor pays no more for the certificates than would be paid in an arm's length transaction with an unrelated party, no sales commission is paid to SAMCO Mortgage Securities Corp. as SAM Pool sponsor, the Plan Asset Investor does not purchase more than 25% of the certificates of the applicable series, and at least 50% of the certificates of that series is purchased by persons independent of SAMCO Mortgage Securities Corp., the Trustee and the insurer, as applicable.

   PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled shared appreciation mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the shared appreciation mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

   The Trustee for each series may be affiliated with SAMCO Mortgage Securities Corp., and the first general condition of PTCE 83-1 will be satisfied for each such series. With respect to the second general condition of PTCE 83-1, SAMCO Mortgage Securities Corp. intends to use its best efforts to establish for each series of certificates an insurance, indemnification, subordination or other method of credit support which will adequately protect the SAM Pools and indemnify certificateholders of the applicable series against pass-through payment reductions resulting from property damage or defaults in loan payments. See "Description of Credit Enhancements." The amount, method and description of the credit support method applicable to a series of certificates will be set forth in the related prospectus supplement. With respect to the third general condition of PTCE 83-1, SAMCO Mortgage Securities Corp. intends to use its best efforts to establish for each series a compensation method which will produce for SAMCO Mortgage Securities Corp. total compensation which will not exceed adequate consideration for forming the SAM Pool, selling the certificates and serving as master servicer or servicer of the SAM Pool. However, SAMCO Mortgage Securities Corp. does not guarantee that its credit support and compensation methods will be sufficient to meet the second and third general conditions with respect to any series.

   As indicated in the two preceding paragraphs, the continued maintenance of a system of insurance or other protection for the pooled shared appreciation mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments, is one of the three general conditions that must be satisfied for any transaction involving a SAM Pool to remain eligible for exemption by PTCE 83-1 from the prohibited transaction rules of ERISA and Section 4975 of the Code. If the credit support method established for any series is cancelled or terminated, or if the credit support is reduced to such an extent that its coverage amount is less than the greater of (a) 1% of the aggregate unpaid principal balance of the SAMs or (b) the unpaid principal balance of the largest single SAM, then the SAM Pool relating to that series may no longer satisfy the general conditions of PTCE 83-1. In such event, the exemption from the prohibited transaction rules afforded by PTCE 83-1 may no longer be available. See "Description of Credit Enhancements."

   One or more series of certificates may be offered to Plan Asset Investors through a forward delivery commitment contract, which is a contract for the purchase of certificates to be delivered at an agreed future settlement date. PTCE 83-1 permits the sale of certificates to a Plan Asset Investor under such a contract, provided that the forward delivery commitment is expressly approved by a fiduciary who is independent of SAMCO Mortgage Securities Corp., the Trustee, the insurer, if any and their respective affiliates, and who has the authority to manage and control the Plan Assets being committed for investment in the certificates.

   PTCE 83-1 will not provide exemptive relief with respect to a series of certificates evidencing interests in a Trust Fund that include loans to cooperatives. If a series of certificates is subdivided into two or more classes which are entitled to disproportionate allocations of the principal and interest payments on the SAMs, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable prospectus supplement. Moreover, if any class of certificates is entitled to pass-through payments of principal, but no or only nominal interest, or interest, but no or only nominal principal, PTCE 83-1 will not exempt holders of that class of certificates from the prohibited transaction rules of ERISA and Section 4975 of the Code.


OTHER EXEMPTIONS


   The DOL also has issued an individual administrative exemption, Prohibited Transaction Exemption 90-30, to Bear, Stearns & Co., Inc., which exempts the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consists of certain secured receivables, loans and other obligations that meet the conditions and requirements of PTE 90-30 from certain of the prohibited transaction rules of ERISA and the Code. In addition, PTE 90-30 provides that the trust's assets may include yield supplement agreements or similar yield maintenance arrangements of the type described above, provided such arrangements do not involve swap agreements or other notional principle contracts; and certain pre-funding account arrangements. PTE 90-30 may apply to the acquisition and holding of one or more series of certificates that may be offered to Plan Asset Investors subject to the satisfaction of certain conditions.

      Among the conditions that must be satisfied for PTE 90-30 to apply are the following:

      o The acquisition of the certificates by a Plan must be on terms, including the price, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      o The rights and interests evidenced by the certificates acquired by the Plan may not be subordinated to the rights and interests evidenced by other certificates of the Trust;

      o The certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the three highest generic rating categories form either S&P, Moody's, D&P or Fitch;

      o The sum of all payments made to the Underwriters in connection with the distribution of the certificates may represent not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the servicer may not represent more than reasonable compensation for the servicer's services under the Pooling and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

      o The Trustee must not be an affiliate of any other member of the Restricted Group; and

      o The Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The Trust also must meet the following requirements:


            o the corpus of the Trust must consist solely of assets of the type which have been included in other investment pools;

            o certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of certificates; and

            o certificates evidencing interests in such other investment pools must have been purchased by investors other than plans for at least one year prior to any Plan's acquisition of certificates.

   In order for PTE 90-30 to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire certificates, PTE 90- 30 requires, among other matters, that:

  o in the case of an acquisition in connection with the initial issuance of certificates at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

   o such fiduciary, or its affiliate, is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the trust;

   o the Plan's investment in each class of certificates does not exceed twenty-five (25) percent of all of the certificates of that class outstanding at the time of the acquisition and

   o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

PTE 90-30 does not apply in the case of Plans sponsored by the Underwriter, the Trustee, the servicer, any obligor with respect to the Receivables included in the Trust, any entity deemed to be a "sponsor" of the Trust as such term is defined in PTE 90-30, or any affiliate of any such party.

   If for any reason the above exemptions do not provide an exemption for a particular certificateholder who is a Plan Asset Investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 96-23, Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers, PTCE 95-60, Class Exemption for Certain Transactions Involving Insurance Company General Accounts, PTCE 91-38, Class Exemption for Certain Transactions Involving Bank Collective Investment Funds, PTCE 90-1, Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts, or PTCE 84-14, Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers. There can be no assurance that any of these class exemptions will apply with respect to any particular Plan Asset Investor or, even if it were to apply, that the exemption would apply to all transactions involving the SAM Pool. In addition, the underwriter with respect to a particular series may be the recipient of a final prohibited transaction exemption which, if so specified in the applicable prospectus supplement, may accord a Plan Asset Investor protection from violations of the prohibited transaction rules of ERISA and Section 4975 of the Code if the Plan Asset Investor satisfies the conditions described in the applicable prospectus supplement.

   As noted above, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.


GENERAL CONSIDERATIONS


   In summary, SAMCO Mortgage Securities Corp., the Trustee, a master servicer, a servicer, any insurer, the obligor under any other credit enhancement instrument, any servicer, any underwriter for any series of certificates, as applicable, and their respective affiliates might be considered or might become Parties in Interest with respect to a Plan Asset Investor. In that event, the acquisition or holding of certificates of the applicable series or class by or on behalf of such Plan Asset Investor might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code. Accordingly, before a Plan Asset Investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan Asset Investor should determine (a) whether adequate protection is accorded by PTCE 83-1, PTE 90-30 or any other prohibited transaction exemption that may be issued with respect to the applicable series, as described in the applicable prospectus supplement; (b) whether any other prohibited transaction class exemption (if required) is available under ERISA and Section 4975 of the Code; or (c) whether an exemption from "plan asset" treatment is available to the applicable SAM Pool. The Plan Asset Investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA and Section 4975 of the Code to any series or class of certificates.

   ANY PLAN ASSET INVESTOR THAT PROPOSES TO USE PLAN ASSETS TO PURCHASE CERTIFICATES SHOULD CONSULT WITH ITS OWN COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND THE CODE OF THE ACQUISITION AND OWNERSHIP OF CERTIFICATES.


                      FEDERAL INCOME TAX CONSEQUENCES

   The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates offered hereunder to initial purchasers of certificates. This discussion does not address aspects of purchasing, owning and disposing of the certificates that are specific to particular classes of holders in light of their personal investment or tax circumstances or to holders subject to special treatment under the federal income tax laws, such as dealers in securities, life insurance companies, tax-exempt organizations, financial institutions and taxpayers subject to the alternative minimum tax. This discussion assumes that each holder holds its certificates as a capital asset within the meaning of section 1221 of the Code and does not hold the certificates as part of a hedge or hedging transaction or other transaction subject to special treatment under a specific section of the Code or Treasury regulations. This discussion does not address the state, local or foreign tax consequences of the purchase, ownership and disposition of certificates and is based on the Code and Treasury regulations currently in effect and judicial and administrative interpretations, all of which are subject to change, possibly with retroactive effect.

   We suggest that investors consult their own tax advisors to determine the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder.

   The following discussion addresses only the federal income tax consequences applicable to holders of certificates that are issued with respect to SAM Pools containing Mortgage Subsidy SAMs. If certificates are issued with respect to SAM Pools containing Equity Release SAMs, disclosure of any material federal income tax consequences to holders that differ from those described below will be provided in the relevant prospectus supplement.

TAX STATUS OF SAM POOLS

   Depending on the type of election made, all or a portion of a SAM Pool will be classified for federal income tax purposes as either a REMIC or a FASIT. If neither election is made with respect to a SAM Pool or portion thereof, the SAM Pool or portion thereof will be classified as a grantor trust for federal income tax purposes. Certain SAM Pools may be classified as more than one REMIC, FASIT or grantor trust or combination of the foregoing. The tax consequences to holders of certificates issued with regard to each type of SAM Pool are discussed below.

   In the opinion of Skadden, Arps, Slate Meagher & Flom LLP, special counsel to SAMCO Mortgage Securities Corp., assuming that:

      o a REMIC or FASIT election, if any, is timely made on the required form,
      o each master servicer or servicer, as applicable, complies with all provisions of the related Pooling and Servicing Agreement,
      o certain representations set forth in the Pooling Agreement are true, and
      o there is continued compliance with applicable provisions of the Code and Treasury regulations, the designated portion of a SAM Pool will qualify as a REMIC, FASIT, or grantor trust, as the case may be, and, in the case of a REMIC, the classes of interests offered will be considered to be regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions and, in the case of a FASIT, the classes of interests offered will be considered to be regular interests or ownership interests in that FASIT within the meaning of the FASIT Provisions.

The foregoing opinion, however, does not relate to a particular transaction and is valid only if confirmed in connection with a particular issuance.

   Holders of certificates should be aware that, if an entity with respect to which a REMIC or FASIT election has been made fails to comply with one or more of the ongoing requirements of the Code for REMIC or FASIT status during any taxable year, the Code provides that the entity will not be treated as a REMIC or FASIT for such year and thereafter. In such event, an entity electing to be treated as a REMIC or FASIT may be subject to tax as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status described below under the heading "--Characterization of REMIC and FASIT Certificates." In the case of an inadvertent termination of REMIC or FASIT status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's or FASIT's income for the period of time in which the requirements for REMIC or FASIT status are not satisfied. The legislative history to the FASIT Provisions indicates that loss of FASIT status results in the retirement of all regular interests and a deemed reissuance of new Securities, resulting in cancellation of indebtedness income if the old certificates were characterized as indebtedness but the new securities are treated as equity.

   If an entity that is expected to be treated as a grantor trust fails to so qualify, it will be treated as a partnership for federal income tax purposes, but may nevertheless be taxable as a corporation because of its potential qualification as a publicly traded partnership

CHARACTERIZATION OF REMIC AND FASIT REGULAR CERTIFICATES

   In general, REMIC or FASIT Regular Certificates (including High-Yield Interests) are treated as debt for federal income tax purposes and not as ownership interests in the assets of a SAM Pool. In addition, (i) REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual interest in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code in the same proportion that the assets would be treated as "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code or as other assets described in section 7701(a)(19)(C) of the Code; and (ii) REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code in the same proportion that, for both purposes, the assets would be treated as "interests in real property" as defined in section 856(c)(6)(C) of the Code (or, as provided in the legislative history, as "real estate assets" as defined in section 856(c)(6)(B)) of the Code. Moreover, if 95% or more of the assets qualify for any of the foregoing treatments, then REMIC Certificates will qualify for the corresponding status in their entirety. Similarly, if 95% or more of a FASIT's assets are real estate mortgages, then FASIT Regular Certificates will qualify as real estate assets for purposes of sections 7701(a)(19) and 856(c) of the Code. Holders of REMIC Certificates should be aware that the investment of amounts in any reserve account in non-qualifying assets would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificate that would qualify for the foregoing treatment.

   The REMIC will report the foregoing percentages to holders in the manner and at the times required by applicable Treasury regulations. REMIC Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of section 582(c)(1) of the Code; in addition, REMIC Regular Certificates acquired by a REMIC in accordance with the requirements of section 860G(a)(3)(C) or section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" for purposes of section 860D(a)(4) of the Code.

TAXATION OF OWNERS OF REMIC AND FASIT REGULAR CERTIFICATES

   Except as otherwise stated in this discussion, REMIC Regular Certificates and FASIT Regular Certificates will be treated for federal income tax purposes as a debt instrument issued by the REMIC or the FASIT, as applicable, and not as an ownership interest in a SAM Pool. In general, interest and OID paid or accrued on a REMIC Regular Certificate or a FASIT Regular Certificate will be treated as ordinary income to the holder of such REMIC or FASIT Regular Certificate. A principal distribution on a REMIC or FASIT Regular Certificate will be treated as a return of capital to the extent of the holder's basis in such REMIC or FASIT Regular Certificate. Holders of REMIC or FASIT Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC or FASIT Regular Certificates under an accrual method, the effect of which is that cash basis holders may be required to recognize income in a year regardless of whether or not they receive a cash distribution with respect to a certificate.


Original Issue Discount


   Certain REMIC or FASIT Regular Certificates (or Stripped Certificates, as described under "Taxation of Holders of Stripped Certificates") may be issued with OID. Any holders of such certificates issued with OID generally will be required to include OID in income as it accrues, in accordance with a constant yield method, in advance of the receipt of the cash attributable to such income. SAMCO Mortgage Securities Corp. will report annually (or more often if required) to the Internal Revenue Service and to certificateholders such information with respect to the original issue discount accruing on the REMIC or FASIT Regular Certificates as may be required under section 6049 of the Code and the Treasury regulations thereunder. See "--Reporting and Other Administrative Matters of REMICs and FASITs" below.

   It is generally anticipated that REMIC and FASIT Regular Certificates will accrue interest that is either:

      o     "qualified stated interest",
      o not "qualified stated interest" because it is equal to the weighted average of a pool of fixed rates or
      o interest consisting of an "interest only." A specific discussion of OID, if any, relating to a particular issuance will be included in the related prospectus supplement.

   Under the general de minimis rule, original issue discount on a REMIC or FASIT Regular Certificate will be considered to be zero if such OID is less than the product of (x) 0.25% and (y) the stated redemption price at maturity of the REMIC or FASIT Regular Certificate multiplied by the weighted average life of the REMIC or FASIT Regular Certificate calculated in accordance with specific regulations. The Trustee will assume that the Prepayment Assumption should be taken into account when applying this rule. A holder of a REMIC or FASIT Regular Certificate must generally include any de minimis OID in income ratably as principal payments are made, although a Certificateholder may elect to accrue de minimis OID currently based on a constant yield method.

   Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of OID on its REMIC or FASIT Regular Certificate for each day during its taxable year on which it held such REMIC or FASIT Regular Certificate. The daily portions of OID will be determined as follows. A holder will first calculate the portion of the OID that accrued during each accrual period. Unless otherwise stated in the applicable prospectus supplement, the first accrual period will begin on the closing date and end on the first Distribution Date for that REMIC or FASIT Regular Certificate. The next accrual period will begin on the first day following the last day of the immediately preceding accrual period and will end on the next Distribution Date. For any accrual period, the portion of OID will equal the excess, if any, of (1) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC or FASIT Regular Certificate, if any, as of the end of the accrual period and
(B) the distributions made on such REMIC or FASIT Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of such REMIC or FASIT Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on:

      o the yield to maturity of the REMIC or FASIT Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption,
      o events (including actual prepayments) that have occurred prior to the end of the accrual period, and
      o     the Prepayment Assumption.

The adjusted issue price of a REMIC or FASIT Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of OID with respect to such REMIC or FASIT Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The OID accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of OID. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate (notwithstanding that no distribution is scheduled to be made on such date) that is shorter than a full accrual period, the OID Regulations permit the daily portions of OID to be determined according to any reasonable method.

   The adjusted issue price of a REMIC or FASIT Regular Certificate on any given day is equal to the sum of the adjusted issue (or, in the case of the first accrual period, the issue price) of the REMIC or FASIT Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

   Variable Rate Certificates. If any variable rate certificates are issued, disclosure will be provided in the related prospectus supplement.

High-Yield FASIT Certificates

   A FASIT Certificate will be treated as a "high-yield interest" for federal income tax purposes, if either (A) it would constitute a FASIT regular interest under section 860L(b)(1) of the Code but fails to meet one or more of the following requirements (1) the interest unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (2) the issue price of such interest does not exceed 125% of its stated principal amount, or (3) the yield to maturity on such interest is less than the sum of (x) the AFR for the calendar month in which the obligation is issued and (y) 5 percentage points, or (B) the interest is an "interest only" certificate as to which interest payments consist of a specified portion of the interest payments on permitted assets and such portion does not vary during the period such FASIT Certificate is outstanding.

   A High-Yield Interest may not be held by a "disqualified holder," which generally is any holder other than (1) a domestic C corporation that does not qualify as a regulated investment company, a real estate investment trust, a REMIC or a cooperative, (2) a FASIT or (3) a dealer who temporarily holds such interests for resale to customers in the ordinary course of business. The transfer of a High-Yield Interest to a disqualified holder is disregarded for federal income tax purposes. As a result, the transferor would be required to include in its income any amounts attributable to such High-Yield Interest and pay tax thereon, and the disqualified transferee would not required to include in its income any amounts (other than gain) attributable to such High-Yield Interest. Income will not be reallocated to the transferor, however, if (1) the transferee furnishes the transferor with an affidavit that the former is not a disqualified holder or (2) the Internal Revenue Service issues a waiver.

    The holder of a High-Yield Interest may not use non-FASIT losses to offset income (including gain or loss from sales and exchanges of such interests) from the High-Yield Interest. For purposes of applying this rule, all members of an affiliated group that file a consolidated return are treated as one taxpayer. Any increase in income of a holder of a High-Yield Interest that results from the rule described above will be disregarded in determining the amount of the holder's net operating loss, as well as the amount of any allowable carryback or carryover.


Realized Losses


   Both corporate holders of REMIC or FASIT Regular Certificates and noncorporate holders of REMIC or FASIT Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as a result of one or more realized losses on the shared appreciation mortgages. However, it appears that a noncorporate holder that does not acquire a REMIC or FASIT Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Each holder of a REMIC or FASIT Regular Certificate will be required to accrue interest on its REMIC or FASIT Regular Certificate, which is a separate debt obligation without regard (in general) to the performance of the SAM Pool, at least until it can be established that any interest that would otherwise be required to accrue ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC or FASIT Regular Certificate could exceed the amount of cash received by the holder in such period. The holder of a REMIC or FASIT Regular Certificate will eventually recognize a loss or reduction in income; however, the law is unclear with respect to the timing and character of such loss or reduction in income.

Pass-Through of Servicing Fees of "Single Class REMICs"

   Unlike a conventional REMIC in which all the income and loss is only allocated to the holder of a REMIC Residual Certificate, a "single-class REMIC" requires that certain items of income and loss be allocated among the holders of REMIC Residual Certificates and REMIC Regular Certificates. The consequence of this rule is that holders of REMIC Regular Certificates will be allocated (1) their proportionate share of the expense pertaining to the servicing fee paid to SAMCO Mortgage Securities Corp. and (2) a corresponding amount of gross income. The ability of a holder to deduct expenses relating to the servicing fee and, thus, offset the allocation of gross income may be limited. Generally, any holder of a REMIC Certificate that is an individual, estate or trust will be able to deduct such expenses in determining regular tax liability only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; in addition, such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Regular Certificates in a "single class REMIC" may not be appropriate investments for individuals, estates or trusts because of the rules regarding miscellaneous deductions, and such persons should consult with their own tax advisors regarding the advisability of an investment in such certificates.

   A "single-class REMIC" is a REMIC that either (1) would be treated as a pass-through trust under the provisions of Treasury regulation section 301.7701-4(c) in the absence of a REMIC election or (2) is substantially similar to such a pass-through trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates.

   It is not yet known whether similar rules will apply to "single class"
FASITs.


TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

General


   An owner of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitation described below under "--Basis Rules and Distributions," the net loss of the REMIC for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. Any amount included in the gross income or allowed as a loss of any Residual Owner pursuant to this rule will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates could exceed cash distributions thereon in any taxable year. For example, if shared appreciation mortgages or interests in shared appreciation mortgages are acquired by a REMIC at a discount, which is likely given that the interest rates on shared appreciation mortgages are below market rates (if the Appreciation Share is not taken into account) at acquisition, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition of discount on the shared appreciation mortgage while the payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of certificates are paid, whereas interest income with respect to any given fixed rate shared appreciation mortgage will remain constant over time as a percentage of the outstanding principal amount of that loan.

   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the Internal Revenue Service might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

Taxable Income or Net Loss of the REMIC

   The taxable income or net loss of the REMIC will reflect a netting of income from the shared appreciation mortgages, any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, and deductions and losses allowed to the REMIC. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including OID) on the REMIC Regular Certificates. Second, market discount on the REMIC's assets, if any, equal to the excess of any shared appreciation mortgage's adjusted issue price over its fair market value at the time of its transfer to the REMIC generally will be included in income as it accrues, based on a constant yield and on the Prepayment Assumption. For this purpose, SAMCO Mortgage Securities Corp. intends to treat the fair market value of the shared appreciation mortgages as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by SAMCO Mortgage Securities Corp., SAMCO Mortgage Securities Corp. will estimate the value of such retained interests in order to determine the fair market value of the shared appreciation mortgages for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Prohibited Transactions and Other Possible REMIC Taxes" below) will be taken into account. Fourth, the REMIC SAM Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the SAM Pool level to the servicing fees paid to a master servicer or servicer. See, however, "--Pass-Through of Servicing Fees" above. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.


Basis Rules and Distributions


   Any distribution by a REMIC to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to such interest. See "--Taxation of Owners of REMIC Residual Certificates--General" above.


   A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.


   The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate See "Sales of REMIC Certificates" below.


Excess Inclusions


   Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term AFR (generally, an average of current yields on Treasury securities of comparable maturity) in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

   An excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "Foreign Investors in REMIC Certificates" below.

   If REMIC Residual Certificates are found in the aggregate not to have "significant value," the entire daily portion of taxable income for such REMIC Residual Certificates may be treated as excess inclusions. In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents. Each prospectus supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and SAMCO Mortgage Securities Corp. will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above described rules or that a Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, pursuant to Treasury regulations not yet promulgated, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.


Noneconomic REMIC Residual Certificates


   Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate will be considered a noneconomic residual interest unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) of the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and SAMCO Mortgage Securities Corp. will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.


Tax-Exempt Investors


   Generally, tax exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to section 511 of the Code are treated as "disqualified organizations" under provisions of the Code. Under provisions of the Pooling and Servicing Agreement, such organizations generally are prohibited from owning REMIC Residual Certificates. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. See "--Sales of REMIC Certificates" below.


Mark-to-Market Rules


   A REMIC Residual Certificate is not treated as a security and, therefore, generally may not be marked to market.

TAXATION OF OWNERS OF FASIT OWNERSHIP CERTIFICATES

General

   A FASIT may issue only one ownership interest, which must be owned by a domestic C corporation subject to corporate level tax. A FASIT Owner is treated as owning all the assets and liabilities of a FASIT and thus will be required to include in income all items of income, gain, deduction, loss or credit of the FASIT. The character of the income is generally the same as its character to the FASIT, except that tax-exempt interest is taken into the income of the holder as ordinary income. As a result, amounts included in income or allowed as loss will generally constitute ordinary income or loss.

   Purchasers of FASIT Ownership Certificates should be aware that taxable income from such Certificates could exceed cash distributions thereon in any taxable year. For example, if a FASIT acquires shared appreciation mortgages at a discount, the payments received in respect of the shared appreciation mortgage could be used in whole or in part to make principal payments on FASIT Regular Certificates issued without substantial discount leaving little or no cash to distribute to the FASIT Owner that is required to include the discount in income. Moreover, FASIT Owners could recognize greater taxable income in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the FASIT Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid; whereas interest income paid in respect to any fixed rate shared appreciation mortgage will remain constant over time as a percentage of the outstanding principal amount of that loan.

   Any payments received by a FASIT Owner in connection with the acquisition of such certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the Internal Revenue Service could assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, FASIT Owners should consult their tax advisors concerning the treatment of such payments for income tax purposes.

Taxable Income or Net Loss of a FASIT

   The taxable income or net loss of a FASIT will reflect a netting of income from the shared appreciation mortgages, any cancellation of indebtedness income due to the allocation of realized losses to FASIT Regular Certificates and permitted deductions and losses. Interest paid or accrued (including OID) to holders of the FASIT Regular Certificates is deductible by the FASIT in computing the amount of its net taxable income passed to the FASIT Owner. Taxable income is calculated using the accrual method of accounting and the constant yield method and principles, which apply for purposes of determining OID accrual on debt obligations whose principal is subject to acceleration apply to all debt obligations held by a FASIT, is used to calculate the FASIT's interest and discount income and premium deductions or adjustments. Income from prohibited transactions, which is subject to a 100% penalty tax as discussed below "- Prohibited Transactions Tax" is not included in income; however, losses incurred in prohibited transactions may be deducted in the taxable year of the loss.

Basis Rules and Distributions

   Distributions by a FASIT to a FASIT Owner will not be included in the gross income of the FASIT Owner to the extent the amount of such distributions does not exceed the FASIT Owner's adjusted basis in its FASIT Ownership Certificate. Such distribution will reduce the adjusted basis of such interest but not below zero. To the extent a distribution exceeds the adjusted basis of the FASIT Ownership Certificate, it will be treated as gain from the sale of the FASIT Ownership Certificate. The adjusted basis of a FASIT Ownership Certificate is equal to the amount paid for such certificate, increased by amounts included in the income of the FASIT Owner and decreased by distributions and by net losses taken into account with respect to such interest.

   A FASIT Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such FASIT Owner's adjusted basis in its FASIT Ownership Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the shared appreciation mortgagee limitation, may be used only to offset income from the FASIT Ownership Certificate.

   The effect of these basis and distribution rules is that a FASIT Owner may not amortize its basis in a FASIT Ownership Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the FASIT or upon the sale of its FASIT Ownership Certificate.

Prohibited Transactions Tax

   A FASIT Owner is subject to a 100% tax on any income derived from certain "prohibited transactions." Prohibited transactions generally include:

     o the receipt of income from dispositions of assets other than cash and cash equivalents, certain permitted debt instruments, certain foreclosure property, certain instruments or contracts that represent a hedge or guarantee of debt held or issued by the FASIT, contract rights to acquire permitted debt instruments or hedges, and a regular interest in another FASIT, and
      o     the disposition of a Permitted Asset other than

            o upon the foreclosure, default, or imminent default of a qualified mortgage,
            o     upon the bankruptcy or insolvency of the FASIT,
            o     in complete liquidation of a class of regular interests,
            o to avoid a default (or imminent default) on an asset of the FASIT,
            o     to facilitate a clean up call,
            o to substitute a permitted debt instrument for another such instrument or
            o to reduce over-collateralization where a principal purpose of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT.

It is unclear to what extent tax on such transactions could be collected from the FASIT directly under the applicable statutes rather than from the FASIT Owner. It is not anticipated that a FASIT will engage in any prohibited transactions.

Excess Inclusions

   FASIT Owners are subject to the same rules regarding "excess inclusions" as Residual Owners of REMIC Residual Certificates. See "Taxation of Owners of REMIC Residual Certificates - Excess Inclusions."

Limitation of Losses

   A FASIT Owner cannot offset income and gain from its FASIT Ownership Certificate with non-FASIT losses. Moreover, a FASIT Owner must disregard any income arising by reason of a disallowed loss when computing any net operating loss carryover. Only FASIT losses may be used to offset any FASIT excess income recognized by a FASIT Owner.

Transfers to Disqualified Holders

   Transfer of a FASIT Ownership Certificate to a holder that is not a domestic C corporation subject to corporate level tax is disregarded for federal income tax purposes. As a result, the most recent transferor who was not a disqualified holder would be required to include any income attributable to such FASIT Ownership Certificate and pay tax thereon. Income will not be reallocated, however, if (1) the transferee furnishes the transferor with an affidavit that the former is not a disqualified holder or (2) the Internal Revenue Service issues a waiver.

SALES OF REMIC OR FASIT CERTIFICATES

General

   If a REMIC or FASIT Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC or FASIT Certificate. The adjusted basis of a REMIC or FASIT Regular Certificate generally will equal the cost of such REMIC or FASIT Regular Certificate to the seller, increased by any original issue discount included in the seller's gross income with respect to such REMIC or FASIT Regular Certificate and reduced by distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC or FASIT Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions," above, and the adjusted basis of a FASIT Ownership Certificate will be determined as described above under "-- Taxation of Owners of FASIT Ownership Certificates -- Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (1) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over
(2) the amount actually includible in such holder's income. Except as otherwise provided above and under section 582(c) of the Code, any gain or any loss on the sale or exchange of a REMIC or FASIT Certificate will be capital gain or loss, provided such REMIC or FASIT Certificate is held as a capital asset (generally, property held for investment) within the meaning of section 1221 of the Code.

   A portion of any gain from the sale of a REMIC or FASIT Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the AFR at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   A taxpayer's deduction of interest on indebtedness allocable to property held for investment is limited to a taxpayer's net investment income for each taxable year. Net investment income for each taxable year includes net capital gain attributable to the disposition of investment property only if the taxpayer elects to have such net capital gain taxed at ordinary income rates rather than capital gains rates.

REMIC Residual Certificates

   If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the legislative history states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what the precise nature or effective date of it would be.

   The Code makes transfers of a residual interest to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value of the total anticipated excess inclusions (discounted using the AFR) with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical and telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a REMIC Residual Certificate to a disqualified organization void.

   In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.


PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES


   The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services or gain from the disposition of an asset purchased with the payments on the shared appreciation mortgages for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "start-up day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC will engage in any such transactions or receive any such income.

TERMINATION OF A REMIC OR FASIT

   In general, no special tax consequences will apply to a holder of a REMIC or FASIT Regular Certificate upon the termination of the REMIC or FASIT by virtue of the final payment or liquidation of the last shared appreciation mortgage remaining in the REMIC or FASIT. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which would be a capital loss) equal to the amount of such excess. If a FASIT Owner's adjusted basis in its FASIT Ownership Certificate at the time such termination occurs exceeds the amount of cash distributed to such FASIT Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the FASIT Owner would be entitled to a loss (which would be a capital loss) equal to the amount of such excess.

REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS AND FASITS

   Reporting of interest income, including any original issue discount, with respect to REMIC or FASIT Regular Certificates is required annually, and may be required more frequently under Treasury regulations. In addition to those holders of REMIC or FASIT Regular Certificates to whom information reporting generally applies, certain holders of REMIC or FASIT Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, REITs, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC or FASIT must also comply with rules requiring the face of a REMIC or FASIT Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

   The REMIC or FASIT Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC or FASIT Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC or FASIT Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC or FASIT may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

   The party responsible for complying with the foregoing reporting rules will be specified in the Pooling and Servicing Agreement.

   For purposes of the administrative provisions of the Code, REMICs will be treated as partnerships and the holders of REMIC Residual Certificates will be treated as partners. Unless otherwise stated in the applicable prospectus supplement, SAMCO Mortgage Securities Corp. will file federal income tax information returns on behalf of the related REMIC, and will be designated as agent for, and will act on behalf of the "tax matters partner" with respect to the REMIC in all respects.

   As agent for the tax matters partner, SAMCO Mortgage Securities Corp. will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Owners will generally be required to report such REMIC items consistently with their treatment on the REMIC's federal income tax information return and may in some circumstances be bound by a settlement agreement between the master servicer or servicer, as agent for the tax matters partner, and the Internal Revenue Service concerning any such REMIC item. Adjustments made to the REMIC tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

BACKUP WITHHOLDING WITH RESPECT TO REMIC AND FASIT CERTIFICATES

   Payments of interest and principal on REMIC and FASIT Regular Certificates, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC OR FASIT CERTIFICATES

REMIC or FASIT Regular Certificates

   Except as qualified below, payments made on a REMIC or FASIT Regular Certificate to a holder of a REMIC or FASIT Regular Certificate that is a Non-U.S. Person, or to a person acting on behalf of such a Certificateholder, generally will be exempt from federal income and withholding taxes, provided:

      o the holder of the certificate is not subject to United States tax as a result of a connection to the United States other than ownership of such certificate,
      o the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person and provides the name and address of such holder, and
      o the last U.S. Person in the chain of payment to the holder received such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false.


If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30%, subject to reduction under any applicable tax treaty.


   Holders of REMIC or FASIT Regular Certificates should be aware that the Internal Revenue Service might take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10% or more of the REMIC Residual Certificates of a particular Series of Certificates or a FASIT Ownership Certificate. Further, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

   The United States Treasury Department has issued regulations that may change the certification procedures regarding withholding on certain amounts paid to Non-U.S. Persons after December 31, 2000. Non-U.S. Persons should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on them.


REMIC Residual Certificates


   Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30% but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


   Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to Non-U.S. Persons that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person, and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30% of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.



CLASSIFICATION AS A GRANTOR TRUST

   If the applicable prospectus supplement so specifies with respect to a SAM Pool, the arrangement pursuant to which the SAM Pool will be held will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. In some series of Trust Certificates, Pass-Through Certificates, there will be no separation of the principal, interest and Additional Interest Payments on the shared appreciation mortgages. A holder of a Pass-Through Certificate will be treated as owning an undivided interest in each of the shared appreciation mortgages in the SAM Pool. In the cases of Stripped Certificates, there will be a separation in the ownership of the principal and interest payment, on the one hand, and the Additional Interest Payments, on the other hand, on the shared appreciation mortgages. A holder of a Stripped Certificate will be treated as owning an undivided interest in the payments underlying such Stripped Certificate.

   Each holder of a Trust Certificate must report on its federal income tax return its pro rata share of the gross income derived by the Trust from the shared appreciation mortgages (not reduced by Servicing Fees), at the time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the shared appreciation mortgages directly, received directly its share of the amounts received with respect to the shared appreciation mortgages, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the shared appreciation mortgages and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder of a Stripped Certificate owns an interest. A holder of a Trust Certificate will generally be entitled to deduct Servicing Fees under section 162 or section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for services rendered by the Trustee and the master servicer (and servicer, if other than the master servicer). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an applicable amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

TAXATION OF HOLDERS OF PASS-THROUGH CERTIFICATES

   There are no rules that specifically govern the federal income tax consequences of debt instruments that are both subject to prepayment and provide for contingent payments. In the absence of direct authority, the issuer, i.e., the Trust, will treat the Pass-Through Certificates as being subject to section 1272(a)(6) of the Code and the Contingent Payment Debt Regulations. There is no authority that prescribes the proper interaction between section 1272(a)(6) of the Code and the Contingent Payment Debt Regulations. Therefore, there can be no assurance that the Internal Revenue Service will agree with the treatment of the Pass-Through Certificates set forth below.

   Interest Accrual on the Pass-Through Certificates. A holder will be required to accrue interest (including OID) on a Pass-Through Certificate regardless of whether such holder uses the cash or accrual method of tax accounting. As a result, a holder will likely be required to include in its taxable income for a particular year an amount of interest in excess of the cash payments received with respect to a Pass-Through Certificate in that year.

   For each accrual period prior to and including the maturity date of a Pass-Through Certificate, the amount of interest that will accrue, as original issue discount, on a Pass-Through Certificate will equal (1) the sum of (a) the present value of all remaining payments expected to be made with respect to the Pass-Through Certificate as of the close of such period and (b) the payments made during the accrual period with respect to the Pass-Through Certificate over (2) the adjusted issue price of the Pass-Through Certificate at the beginning of the accrual period. The adjusted issue price is the issue price of the Pass-Through Certificate, increased by any interest previously accrued with respect to the Pass-Through Certificate and decreased by the amounts of any payments made with respect to the Pass-Through Certificate. The issue price of a Pass-Through Certificate is the first price at which a substantial amount of the Pass-Through Certificates are sold to the public (excluding sales to bond houses and brokers). This amount is ratably allocated to each day in the accrual period and is includible in income as interest by a holder for each day in the accrual period on which the holder holds the Pass-Through Certificate.

   The present value of all remaining payments expected to be made with respect to a Pass- Through Certificate will be determined by deriving the comparable yield for the Pass-Through Certificate and a projected payment schedule for the Pass-Through Certificate and discounting the projected payments at the comparable yield. The "comparable yield" is the annual yield the issuer would be expected to pay, as of the issue date, on a debt instrument with no contingent payments but with terms and conditions otherwise comparable to those of a Pass-Through Certificate. Although there is no specific authority that specifically authorizes an issuer to do so, the issuer will determine the comparable yield based on an aggregate of the mortgage loans in the SAM Pool rather than on a loan-by-loan basis. The "projected payment schedule" is a schedule of the payments expected to be made with respect to the Pass-Through Certificate, based upon reasonable prepayment assumptions and the comparable yield. The issuer will make available to holders the amount of original issue discount accrued with respect to a Pass-Through Certificate for each accrual period.

   Sale or Exchange of Pass-Through Certificates. Upon the sale, exchange or retirement of a Pass-Through Certificate, a holder will recognize gain or loss equal to the difference between the amount realized and the holder's adjusted basis in the Pass-Through Certificate. The holder's adjusted basis in a Pass-Through Certificate will be the holder's original basis in the Pass- Through Certificate, increased by any interest previously accrued by the holder with respect to the Pass-Through Certificate and decreased by the amount of any payments made with respect to the Pass-Through Certificate. Any gain recognized upon the sale or exchange of a Pass-Through Certificate will be ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income by the holder with respect to the Pass-Through Certificate, and thereafter, capital loss.

   Because, however, there is no authority that clearly governs the taxation of a holder of a Pass-Through Certificate, it is possible that a holder of a Pass-Through Certificate could be subject to a federal income tax regime different from that described herein under which the amount and, possibly, the character of a holder's income inclusions and deductions would differ from those described above.

Market Discount and Premium

   A holder of a Pass-Through Certificate that purchases a Pass-Through Certificate with market discount, that is, at a purchase price less than its adjusted issue price generally will recognize market discount upon receipt of a distribution of principal. In particular, such a holder will generally be required to allocate a payment of principal first to accrued market discount and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such Pass-Through Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such Pass-Through Certificate.

   A holder of a Pass-Through Certificate may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such holder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a holder to elect to accrue all interest and discount (including de minimis market or original issue discount) as interest based on a constant yield method. It is unclear how this election would apply to a Pass-Through Certificate. It is possible that such an election with respect to a Pass-Through Certificate would require that the principles of the Contingent Payment Debt Regulations, to the extent that they apply to a Pass-Through Certificate, be applied in a manner that takes into account the discount on the Pass-Through Certificate. In any event, if such an election were made for a Pass-Through Certificate with market discount, the holder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter.

   Under a statutory de minimis exception, market discount with respect to a Pass-Through Certificate will be considered to be zero for purposes of sections 1276 through 1278 of the Code if such market discount is less than 0.25% of the stated redemption price at maturity of such Pass-Through Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. It is unclear how this rule would apply to a Pass-Through Certificate, which, under the principles of the Contingent Payment Debt Regulations, would not have a stated redemption price at maturity. Nevertheless, it is possible that the stated redemption price at maturity could be based upon all of the projected payments to be made under the Pass- Through Certificate, as determined by applying the principles of the Contingent Payment Debt Regulations. It is also unclear what amount should be used as the number of complete years to maturity of a Pass-Through Certificate. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is possible that the same rule should be applied in determining whether market discount is de minimis.

   The Code grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the legislative history will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount, multiplied by (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount, multiplied by (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. It is unclear how these rules might apply to a Pass-Through Certificate.

TAXATION OF HOLDERS OF STRIPPED CERTIFICATES

   A holder of a Stripped Certificate that consists of the principal and interest payments on the SAMs, but not the Additional Interest Payments, should generally be subject to federal income tax in the same manner as the holder of a REMIC or FASIT Regular Certificate. See "-- Taxation of Owners of REMIC and FASIT Regular Certificates" above.

   Although there is no authority directly on point and other characterizations are possible, the issuer will treat a holder of a Appreciation Certificate as holding an interest in a pool of stripped coupons within the meaning of section 1286(e) of the Code. There are no rules that specifically govern the federal income tax consequences to holders of coupons stripped from loans that are subject to prepayment and that provide for contingent payments. In the absence of direct authority, the issuer will treat the Appreciation Certificates as newly-issued debt instruments subject to section 1272(a)(6) of the Code and the Contingent Payment Debt Regulations. Accordingly, holders of Appreciation Certificates should generally be subject to federal income tax in the same manner as holders of Pass-Through Certificates, although the rules regarding market discount and premium will not apply. See "Taxation of Holders of Pass-Through Certificates" above. In addition to all of the uncertainties applicable to the taxation of holders of Pass-Through Certificates, in the case of Appreciation Certificates, there is no specific authority for the manner in which the comparable yield is to be determined. Nevertheless, the issuer intends to take the position that the comparable yield is equal to the rate that would be expected to apply to a stripped coupon that paid interest monthly at a rate equal to the difference between the comparable yield that would have been determined for the shared appreciation mortgages in the SAM Pool had they not been stripped and the weighted average interest rate on the Stripped Certificates issued with respect to the SAM Pool that are not Appreciation Certificates.

Real Estate Investment Trusts

   The interest earned with respect to Pass-Through Certificates or Appreciation Certificates by a REIT is subject to the limitations of sections 856(f) and 856(j) of the Code. Accordingly, a REIT that holds such certificates could potentially jeopardize its qualification for taxation as a REIT and expose such income to taxation as a prohibited transaction at a 100 percent rate.

Non-U.S. Persons

   Pass-Through Certificates and Appreciation Certificates will not be sold to Non-U.S. Persons.

INFORMATION REPORTING

   Income on Trust Certificates will be reported to holders of Trust Certificates on a Form 1099. This form will be mailed to holders of Trust Certificates by January 31 following the end of each calendar year.

TAXATION OF HOLDERS OF CLASSES OF EXCHANGEABLE CERTIFICATES

          The arrangement pursuant to which Exchangeable Classes are created, sold and administered will be classified as a grantor trust for federal income tax purposes. The interests in the classes of certificates that have been exchanged for Exchangeable Classes will be the assets of the Exchangeable Pool and the Exchangeable Classes represent beneficial ownership of these interests in the classes of certificates.


Tax Status


         The Exchangeable Classes should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and assets described in section 7701(a)(19)(C) of the Code. OID and interest accruing on Exchangeable Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code. Exchangeable Classes will be "qualified mortgages" under section 860G(a)(3) of the Code for a REMIC.


Tax Accounting for Exchangeable Certificates


          An Exchangeable Class represents beneficial ownership of an interest in one or more classes of certificates on deposit in an Exchangeable Certificate Trust Fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of certificates, a purchaser must allocate its basis in the Exchangeable Class among the interests in the classes of certificates in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an Exchangeable Class, the holder must allocate the amount received on the sale among the interests in the classes of Certificates in accordance with their relative fair market values as of the time of sale.

   The holder of an Exchangeable Class must account separately for each interest in a class of certificates (there may be only one such interest). Where the interest represents a pro rata portion of a class of certificates, the holder of the Exchangeable Class should account for such interest as described under "--Taxation of Owners of REMIC Regular Certificates" above. A holder of a Strip will likely be treated as owning, pursuant to section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of Certificates. The issuer intends to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of certificates to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

          A holder of an Exchangeable Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. See "--Taxation of Ownership of REMIC and FASIT Regular Certificates--Original Issue Discount," "Taxation of Holders of Pass-Through Certificates," and "Taxation of Holders of Stripped Certificates," above. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of certificates. Further, if the related class of certificates is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of certificates. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

          If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder is entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the shared appreciation mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

   A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the AFR.

          If a holder exchanges a Exchangeable Class for several Exchangeable Classes and then sells one of the Exchangeable Classes so received, the sale will likely subject the investor to the coupon stripping rules of section 1286 of the Code. The holder must allocate its basis in the Exchangeable Class that was given up between the part of such class underlying the Exchangeable Class which was received and then sold and the part of the Exchangeable Class that was received and retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate OID with respect to the retained interest as described above.

          Although the matter is not free from doubt, a holder that acquires in one transaction a combination of Exchangeable Classes that may be exchanged for a single Exchangeable Class that is identical to a class of certificates that is on deposit in the related Exchangeable Certificate Trust Fund should be treated as owning the relevant class of certificates.


Exchanges of Exchangeable Certificates

          An exchange of an interest in one or more Exchangeable Classes for an interest in one or more other related Exchangeable Classes that are part of the same Combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of Exchangeable Certificates that it owned immediately prior to the exchange.

Tax Treatment of Foreign Investors

   A holder of an Exchangeable Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. See "Foreign Investors in REMIC Certificates."

Backup Withholding

          A holder of an Exchangeable Class is subject to backup withholding rules to those applicable to REMIC Regular Certificates. See "--Backup Withholding with Respect to REMIC Certificates."

Reporting and Administrative Matters


          Reports will be made to the Internal Revenue Service and to holders of record of Exchangeable Classes that are not exempt from the reporting requirements.

STATE AND LOCAL TAXATION

   Many states do not automatically conform to the federal income tax laws. Consequently, a REMIC or FASIT which would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of a REMIC or FASIT formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC or FASIT provisions in its income or franchise tax law. Further, holders of REMIC or FASIT Regular Certificates resident in nonconforming states may have their ownership of REMIC or FASIT Regular Certificates characterized as an interest other than debt of the REMIC or FASIT such as stock or a partnership interest. Investors are advised to consult their tax advisors concerning the state and local income tax consequences of their purchase, ownership and disposition of the certificates issued hereunder.


                          METHODS OF DISTRIBUTION


   The certificates offered by the related prospectus supplements will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc., an affiliate of SAMCO Mortgage Securities Corp., acting as underwriter with other underwriters, if any, named in the related prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not only be obligated to pay for any certificates agreed to be purchased by purchasers under purchase agreements acceptable to SAMCO Mortgage Securities Corp.. In connection with the sale of the certificates, underwriters may receive compensation from SAMCO Mortgage Securities Corp. or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation paid by SAMCO Mortgage Securities Corp..

   Alternatively, the related prospectus supplement may specify that the certificates will be distributed by Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If Bear, Stearns & Co. Inc. acts as agent in the sale of Securities, Bear Stearns & Co. will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the certificates sold hereunder as of the Cut-Off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase certificates as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between SAMCO Mortgage Securities Corp. and purchasers of certificates of such series.

   SAMCO Mortgage Securities Corp. will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect of the Securities Act.

   In the ordinary course of business, Bear, Stearns & Co. Inc. and SAMCO Mortgage Securities Corp. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of SAMCO Mortgage Securities Corp.'s Mortgage Loans pending the sale of such Mortgage Loans or interests, including the certificates.

   This prospectus and the related prospectus supplement may be used by Bear, Stearns & Co. Inc. in connection with offers and sales related to market-making transactions in the certificates. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

   SAMCO Mortgage Securities Corp. anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


                       CERTAIN LEGAL INVESTMENT ASPECTS


   At the time of their issuance, the certificates which are rated "AAA" or "AA" by a bank or a nationally recognized statistical rating agency will constitute "mortgage related securities" for purposes of the SMMEA, and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created under or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with certificates without limitation as to the percentage of their assets represented thereby; and federal credit unions may invest in certificates and national banks may purchase certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the OTS have adopted guidelines regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates. Under the guidelines, regulated institutions are required to evaluate the suitability of such investments prior to purchase and on an ongoing basis. In addition, several states have adopted regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities, such as the certificates, including securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of such investors' assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.


                                 LEGAL MATTERS



   Certain legal matters will be passed upon for SAMCO Mortgage Securities Corp. and the Underwriters, by their special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.



                             FINANCIAL INFORMATION


   A new Trust will be formed with respect to each series of certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.



                         REPORTS TO CERTIFICATEHOLDERS


   Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning each Trust and prepared by the master servicer or the servicer, will be sent on behalf of such Trust to Cede & Co. as nominee of DTC and registered holder of the related certificates, under the related Pooling and Servicing Agreement. See "Description of the Certificates - Book-Entry Registration." "-Reports to Certificateholders" and "-Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of SAMCO Mortgage Securities Corp. to certificateholders. The master servicer or the servicer will file with the SEC such periodic reports with respect to each Trust as are required under the Exchange Act and the rules and regulations of the SEC.



                      WHERE YOU CAN FIND MORE INFORMATION


   We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about each Trust.


   You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at
(800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).


   The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the certificates.

   As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at: 245 Park Avenue, New York, New York 10167, telephone (212) 272-2000.


                               GLOSSARY OF TERMS

      "AFR" means the applicable federal rate as determined under section 1274(d) of the Code.

      "ACCEPTED SERVICING PRACTICES" means collection procedures as are customary with respect to mortgage loans that are comparable to the SAMs.

      "ACCRUAL CLASS" means a class of Exchangeable Certificates that accretes all of its interest for a period (such accreted interest being added to the principal of such class).

       "ACT" means Rule 903 or 904 of Regulation S under the Securities Act of 1933, as amended.

      "ADDITIONAL INTEREST PAYMENT" means the amount of such Appreciation Share paid to the holder of the Appreciation Certificate.

      "ADJUSTED BASIS" means the U.S. Holder's original basis in the Appreciation Certificate, increased by any interest previously accrued by the U.S. Holder with respect to the Appreciation Certificate and decreased by the amount of any payments made with respect to the Appreciation Certificate.

      "ADJUSTED ISSUE PRICE" means the issue price of the Appreciation Certificate, increased by any interest previously accrued and decreased by the amount of any payments made with respect to the Appreciation Certificate, and is the first price at which a substantial amount of the Appreciation Certificates will be sold to the public (excluding sales to bond houses and brokers).

      "ADVANCES" means an advance on or before each Distribution Date by the Originator, the seller, the master servicer, the servicer or other person designated in the prospectus supplement (from its own funds, funds advanced by others or funds held in any of the accounts for future distributions to the holders of such certificates) of an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to such person's determination that such Advances will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific SAM or, if required by the applicable rating agency, with respect to any of the SAMs.

      "AGENCY SECURITIES" means mortgage pass-through securities.

      "APPRECIATION CERTIFICATE" is a Stripped Certificate that represents an interest only in Additional Interest Payments.

      "APPRECIATION SHARE" means a percentage of the future capital appreciation in the Mortgaged Property that is assessed by the mortgagor to be paid to the Originator upon a Mortgage Termination Event with payment or at maturity.

   "ASSET CONSERVATION ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996.

   "BANKRUPTCY CODE" means Chapter 7, 11 or 13 of the federal Bankruptcy Code, as amended.

      "BANKRUPTCY INSTRUMENT" means one or more of a Letter of Credit, Reserve Fund or Bankruptcy Bond which may provide coverage with respect to Bankruptcy Losses.

      "BANKRUPTCY LOSS" means any loss attributable to certain actions which may be taken by a bankruptcy court in connection with a SAM, including a reduction by a bankruptcy court of the principal balance of or the stated interest rate on a SAM or an extension of its maturity, as set forth in the applicable prospectus supplement.

      "BUDGET ACT" means the Omnibus Budget Reconciliation Act of 1993.

   "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

      "CMOS" means Collateralized Mortgage Obligations.

   "CALL CLASS" means each class of securities that can exercise a call of a Callable Class of securities.

      "CALL RIGHT" means the right of the counterparty, having entered into a redemption agreement with an entity electing to be treated as a REMIC, to cause a redemption of the outstanding Certificates beginning on the Distribution Date and subject to payment of the redemption price and other conditions that may be specified in the applicable prospectus supplement.

      "CALLABLE CLASS" means one or more classes of certificates which may be callable at the option of one or more other classes of securities.

      "CALLABLE CLASS CERTIFICATE" means a certificate to which a Call Right may apply.

      "CASUALTY" means the occurrence of damage or destruction by flood, fire or other casualties.

      "CASUALTY ADJUSTMENT" means an amount equal to the estimated cost to restore the Mortgaged Property following the occurrence of a Casualty.

      "CEDELBANK" means Cedel Bank, societe anonyme.

      "CEDELBANK CUSTOMERS" means participating organizations, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and possibly the underwriters of any series of certificates, for whom Cedelbank holds securities.

      "CERTIFICATE ADMINISTRATOR" means that Person who calculates amounts distributable to the Certificateholders, prepares tax returns on behalf of the Trust Fund and provides certain other administrative services specified in the Pooling and Servicing Agreement .

      "CERTIFICATE ADMINISTRATOR FEE" means a fee paid to the Certificate Administrator for its services, paid from the difference between the stated interest rate on each SAM and the Remittance Rate (net of any Retained Yield) with respect to such SAM or if specified in the prospectus supplement, paid from Additional Interest Payments in such other manner specified in the related prospectus supplement.

      "CERTIFICATE INSURANCE POLICIES" means insurance policies obtained by the master servicer or the related servicer, issued by insurers acceptable to the rating agencies, which insures to the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of such class or classes of certificates, subject to such limitations and exceptions as are set forth in the applicable prospectus supplement.

      "CHARTER ACT" means the Federal National Mortgage Association Charter
Act.

      "CLASS APPRECIATION DISTRIBUTION AMOUNT" means, for a Class of Appreciation Certificates for any Distribution Date, all or a portion of the Appreciation Share allocable to such class for such Distribution Date, as described in the related prospectus supplement.

      "CLASS FACTOR" means a truncated seven-digit decimal which, when multiplied by the original principal amount of that Class, equals its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the Distribution Date in the following month.

       "CLASS PRINCIPAL DISTRIBUTION AMOUNT" means an amount for a class of certificates for any Distribution Date equal to the portion, if any, of the principal balance allocable to such Class for such Distribution Date, as described in the related prospectus supplement.

      "CLASS TOTAL DISTRIBUTION AMOUNT" means an amount equal to the Percentage Interest represented by a certificate, which is not an Appreciation Certificate, held by such holder multiplied by the sum of the Class Principal Distribution Amount for such class, if such class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Pass-Through Rate on the principal balance or notional principal balance of such class specified in the applicable prospectus supplement, less such class's pro rata share of the sum of

   o the shortfalls in collections of interest on prepayments in full with respect to which distribution is to be made on such Distribution Date, if any,

   o the amount of any deferred interest added to the principal balance of the SAMs and/or the outstanding balance of the certificates on the related Due Date,

   o one month's interest at the applicable Pass-Through Rate on the amount of any partial prepayments received on the SAMs in the month preceding the month of the distribution and

   o any other interest shortfalls (including, without limitation, shortfalls arising out of application of the Relief Act or similar legislation or regulations as in effect from time to time) allocable to certificateholders which are not covered by Advances or applicable credit enhancements, in each case in such amount as is allocated to such class on the basis set forth in the related prospectus supplement

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COLLECTION ACCOUNT" means a separate account or accounts for the collection of payments on the related SAMs, established and maintained for one or more series of certificates by the master servicer or a servicer servicing the SAMs, which must be

   o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by a rating agency rating the series of certificates,

   o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (the "FDIC"),

   o an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Eligible Investments held in the name of the Trustee, or

   o   an account or accounts otherwise acceptable to each rating agency.

      "COMBINATIONS" means related classes of Exchangeable Certificates which are exchangeable for one another.

      "COMPARABLE YIELD" means the annual yield the issuer would be expected to pay, as of the issue date, on a debt instrument with no contingent payments but with terms and conditions otherwise comparable to those of an Appreciation Certificate.

      "COMPENSATING INTEREST" means a full month's payment of interest (to the extent of any applicable limits) at the applicable Pass-Through Rate on a SAM for which a prepayment in full is made or which is liquidated, less the interest at the applicable Pass-Through Rate attributable to interest paid by the mortgagor or by the Pool Insurer under an applicable Pool Insurance Policy through the date of a prepayment in full.

      "CONDEMNATION ADJUSTMENT" means an amount equal to: (1) the Adjusted Value determined immediately prior to such adjustment, minus (2) the product of the Adjusted Value determined immediately prior to such adjustment multiplied by a fraction, the numerator of which is the appraised value of the Mortgaged Property determined immediately after any partial taking by eminent domain and the denominator of which is the appraised value determined immediately prior to such partial taking.

      "CONSTANT APPRECIATION RATE" means a standard or model which assumes a constant annual rate of appreciation each month, expressed as a per annum percentage of the then- scheduled principal balance of the Mortgage Pool, taking into account the volatility of the constant appreciation rate.

      "CONSTANT PREPAYMENT RATE" means a prepayment standard or model which assumes a constant annual rate of prepayment each month, expressed as a per annum percentage of the then- scheduled principal balance of the Mortgage Pool.

      "CONTINGENT PAYMENT DEBT REGULATIONS" means Treasury Regulation Section 1.1275-4.

      "COOPERATIVE" means Euroclear Clearance System, S.C., a Belgian cooperative corporation responsible for establishing policy for the Euroclear System on behalf of Euroclear Participants.

      "CUT-OFF DATE" means the date specified in the prospectus supplement relating to the creation of the Trust Fund.

      "D&P" means Duff & Phelps Inc.

      "DOL" means the United States Department of Labor.

      "DTC" means the Depositary Trust Company.

      "DEFAULTED MORTGAGE LOSS" means any loss attributable to the mortgagor's failure to make any payment of principal, interest or additional interest payments as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses, as set forth in the applicable prospectus supplement.

      "DEFINITIVE CERTIFICATES" means Certificates issued in fully registered, certificated form to certificateholders or their nominees, rather than to DTC or its nominee.

      "DEPOSITARIES" means Cedelbank's and Euroclear's respective depositaries which hold omnibus positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      "DEPOSITOR EMPLOYEES" means all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the SAMs.

      "DETERMINATION DATE" means the tenth day preceding each Distribution
Date.

      "DISTRIBUTION ACCOUNT" means a trust account or another account acceptable to any rating agency established by the Trustee in its name as Trustee for one or more series of Certificates and maintained as an interest bearing account, the funds in which are held to be invested pending each succeeding Distribution Date in Eligible Investments.

      "DISTRIBUTION DATE" means the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of each calendar month.

      "DISTRIBUTION PERIOD" means the month prior to the month in which the Distribution
Date occurs.

      "DUE DATE" means a date on which the monthly payment for a SAM is due.

      "ECOA" means the Equal Credit Opportunity Act, which prohibits discrimination on the basis of any of a number of prohibited factors.

      "EMC" means EMC Mortgage Corporation.

      "EPA" means the United States Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ELIGIBLE INVESTMENTS" means, among other things, obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers' acceptances sold by eligible commercial banks and certain other instruments acceptable to the applicable rating agency, all invested by, or at the direction of, and for the benefit of the master servicer, the related servicer, SAMCO Mortgage Securities Corp. or the related seller, as applicable, or any other person named in the prospectus supplement.

      "EQUITY RELEASE SAM" means a residential mortgage loan under which the mortgagor pays no interest or principal to the holder of the SAM periodically but pays all principal due and the Appreciation Share upon the occurrence of a Mortgage Termination Event.

      "ERRORS AND OMISSIONS INSURANCE POLICY" means an insurance policy with broad coverage on Depositor's Employees maintained by the master servicer or each servicer at its own expense which protects and insures such master servicer or servicer against losses in connection with the release or satisfaction of a SAM without having obtained payment in full of the indebtedness secured thereby and, if so stated in the related prospectus supplement, protects and insures, in the form of the Mortgage Banker's Blanket Bond, such master servicer or servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Depositor Employees.

      "EUROCLEAR OPERATOR"or "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, conductor of all operations.

      "EUROCLEAR PARTICIPANTS" means participants of the Euroclear System including banks (including central banks), securities brokers and dealers and other professional financial intermediaries and possibly the underwriters of any Series of Certificates.

      "EVENTS OF DEFAULT" means an event, under the Pooling and Servicing Agreement, generally including

   o any failure by the master servicer or servicer to cause to be deposited in the Distribution Account or Collection Account, as applicable, any amount so required to be deposited pursuant to the Pooling and Servicing Agreement and such failure continues unremedied for two business days or such other time period as is specified in such agreement;

   o any failure by the master servicer or servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 60 days or such other time period as is specified in the Pooling and Servicing Agreement, after the giving of written notice of such failure to the master servicer or servicer by the Trustee, or to the master servicer or servicer and the Trustee by the holders of Certificates of any Class evidencing not less than 25% of the Percentage Interests evidenced by such Class;

   o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations; and

   o the master servicer or servicer assigning or delegating its duties or rights in contravention of the provisions permitting such assignment or delegation under the Pooling and Servicing Agreement.

      "EXCHANGEABLE CERTIFICATE TRUST FUND" means a trust fund, established pursuant to a trust agreement between the seller and a trustee, which issues Classes of Exchangeable Certificates that are identical in all respects to the Classes of Certificates deposited in such trust fund.

      "EXCHANGEABLE CLASSES" means classes of a series which are exchangeable and represent beneficial ownership of an interest in one or more classes of certificates on deposit in an Exchangeable Certificate Trust Fund, as specified in the applicable prospectus supplement.

      "EXCHANGEABLE POOL" means a pool of Exchangeable Classes which are to be created, sold, and administered.

      "EXCHANGED EXCHANGEABLE CLASS" means a single Exchangeable Class which is exchanged for several Received Exchangeable Classes.

      "EXTRAORDINARY LOSSES" means any uncovered loss attributable to shortfalls in the payment of amounts due to one or more classes of certificates. Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, chemical contamination, errors in design, faulty workmanship or materials or waste by the mortgagor, as set forth in the applicable prospectus supplement.

      "FASIT" means a financial asset securitization investment trust within the meaning of section 860L of the Code.

      "FASIT CERTIFICATES" means certificates issued in respect of a SAM Pool classified as a FASIT for federal income tax purposes.

      "FASIT OWNER" is an owner of a FASIT Ownership Certificate.

      "FASIT OWNERSHIP CERTIFICATE" means a FASIT Certificate that is treated as an "ownership interest" within the meaning of section 860L(b)(2) of the Code.

      "FASIT PROVISIONS" means sections 860H through 860L of the Code.

      "FASIT REGULAR CERTIFICATE" means a FASIT Certificate that is treated as a "regular interest" within the meaning of section 860L(b)(1) of the Code.

      "FH ACT" means the Fair Housing Act, which prohibits discrimination on the basis of any of a number of prohibited factors.

      "FHA LOANS" means a pool of mortgage loans insured by the FHA under the Housing Act, or Title V of the Housing Act of 1949.

      "FHLBB" means the Federal Home Loan Bank Board, the OTS's predecessor.

      "FHLMC ACT" means the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970.

      "FHLMC CERTIFICATES" means Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and ultimate (but generally not timely) payment of principal by FHLMC (formerly, the Federal Home Loan Mortgage Corporation).

      "FNMA CERTIFICATES" means Guaranteed Mortgage Pass-Through
Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage
Association.

      "FEDERAL THRIFTS" means federal savings and loan associations and savings banks which, according to a statement of policy by the OTS, may lend on terms where the principal is to be repaid and the institution receives a "substantial payment of interest" periodically.

      "FIDELITY BOND" means a blanket fidelity bond with broad coverage on Depositor's Employees maintained by the master servicer or each servicer at its own expense which protects and insures such master servicer or servicer against losses in connection with the release or satisfaction of a SAM without having obtained payment in full of the indebtedness secured thereby and, if so stated in the related prospectus supplement, protects and insures, in the form of the Mortgage Banker's Blanket Bond, such master servicer or servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Depositor Employees.

      "FITCH" means Fitch IBCA, Inc.

      "FLOATING RATE CLASS" means a class of Exchangeable Certificates with a stated interest rate that varies directly with changes in an index.

      "FRAUD BOND" means an amount of coverage for certificateholders against loss in the event that coverage relating to a SAM which otherwise would have been available under a Primary Insurance Policy is not available because of an exclusion in such Primary Insurance Policy, from coverage of Fraud Loss. The terms and amounts of coverage under any Fraud Bond will be specified in the related prospectus supplement.

      "FRAUD INSTRUMENT" means one or more of a Letter of Credit, Reserve Fund or Fraud Bond which may provide coverage with respect to Fraud Losses.

      "FRAUD LOSS" means any loss incurred on defaulted SAMs as to which there was fraudulent conduct or negligence by any of the Originator, the seller, SAMCO Mortgage Securities Corp., the master servicer, the servicer or the mortgagor in connection with such SAMs, as set forth in the applicable prospectus supplement.

      "GNMA CERTIFICATES" means fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage
Association.

      "GNMA ISSUER" means a mortgage banking company or other financial concern approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or
VA Loans.

      "GARN-ST GERMAIN ACT" means the Garn-St Germain Depository
Institutions Act of 1982, which purports to pre-empt state statutory and case law that prohibits the enforcement of "due-on-sale" clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.

      "GENERAL ACCOUNT REGULATIONS" means final regulations issued by the DOL not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account, which provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

      "GLOBAL SECURITIES" means the globally offered Mortgage Pass-Through Certificates, which are available only in book-entry form and are tradeable as home market instruments in both European and U.S. domestic markets.

      "GUARANTY AGREEMENT" means a guaranty agreement between GNMA and the GNMA Issuer.

      "HAZARD INSURANCE POLICY" means an insurance policy on each SAM providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located, the amount of which is not less than the replacement value of the improvements securing such SAM or the principal balance owing on such SAM, whichever is less.

      "HIGH-YIELD INTEREST" means a FASIT Regular Certificate that is treated as a "high-yield interest" within the meaning of section
860L(b)(1)(B) of the Code.

      "HOUSING ACT" means the amended section 306(g) of Title II of the National Housing Act of 1934.

      "IMPLIED MARKET RATE" means with respect to any SAM, a typical market interest rate for a comparable single-family mortgage product having the same principal terms as the related SAM but not having a shared appreciation mortgage feature.

      "INDEXED APPRECIATION PAYMENT" means as to any SAM or class of certificates, an amount determined by reference to an index of single family residential house appreciation which estimates the Additional Interest Payment or Payments which would have been due on such SAM or SAM Pool had a Mortgage Termination Event occurred with respect to such SAM at the time that the repurchase obligation arose.

      "INDIRECT PARTICIPANTS" means banks, brokers, dealers and trust companies that clear through or indirectly maintain a custodial relationship with a Participant.

      "INSURANCE PROCEEDS" means all proceeds (net of Insured Expenses and unreimbursed advances made, by the related master servicer or servicer, if any) of the Hazard Insurance Policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures.

      "INSURED EXPENSES" means unreimbursed payments of property taxes, insurance premiums and similar items incurred.

      "INVERSE FLOATING RATE CLASS" means a class of Exchangeable
Certificates with a stated interest rate that varies inversely with changes in an index.

      "JUMBO SAM" means a SAM having an initial principal amount of greater than $650,000.

      "LTV" means the loan-to-value ratio for the related SAM.

      "LETTER OF CREDIT" means a letter provided as credit enhancement to a series of certificates, set to expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

      "LETTER OF CREDIT BANK" means a bank or other entity responsible for delivering such Letter of Credit to the Trustee.

      "LIQUIDATION EXPENSES" means unreimbursed expenses incurred in connection with liquidation or foreclosure.

      "LIQUIDATION PROCEEDS" means all cash amounts (net of Liquidation Expenses and unreimbursed advances made, by the master servicer or servicer, if any) received and retained in connection with the liquidation of defaulted SAMs, by foreclosure or otherwise.

      "MGT/EOC" means Morgan Guaranty Trust as the Operator of the Euroclear System.

      "MASTER SERVICING FEE" means a fee paid to each master servicer for its services in accordance with performing its duties and under any Pooling and Servicing Agreement or Servicing Agreement, as applicable.

      "MONETARY CONTROL ACT" means the Depository Institutions Deregulation and Monetary Control Act of 1980 which preempts the application of any state law or constitution limiting the "rate or amount of interest, discount points, finance charges, or other charges which may be charged, taken, received, or reserved" for loans secured by first liens on residential real property, stock in a residential cooperative housing corporation or certain residential manufactured homes.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MORTGAGE BANKER'S BLANKET BOND" means a blanket bond, the form of which any Fidelity Bond and Errors and Omissions Insurance Policy may take if so stated in the related prospectus supplement, which protects and insures the master servicer or servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Depositor's Employees.

      "MORTGAGE NOTES" means promissory notes which evidence SAMs.

      "MORTGAGE SUBSIDY SAM" means a residential mortgage loan under which the mortgagor pays to the Originator an interest rate that is below, and may be substantially below, the market interest rate for such loans and the Appreciation Share that is calculated in connection with such Mortgage Subsidy SAM.

      "MORTGAGE SUBSIDY SAMS" means fixed or adjustable rate shared appreciation mortgage loans which currently pay interest.

      "MORTGAGE TERMINATION EVENT" means

   o any transfer of any interest in the Mortgaged Property, other than a Permitted Transfer;

   o total taking of the Mortgaged Property as the result of any condemning authority exercising rights of eminent domain;

   o the commencement of foreclosure proceedings in connection with any lien junior to SAMCO Mortgage Securities Corp.'s security interest in the Mortgaged Property;

   o the voluntary or involuntary filing of any petition seeking to extend to the mortgagor the protection of any state or federal bankruptcy law;

   o no mortgagor occupying the Mortgaged Property for a period greater than 12 months or the rental of the Mortgaged Property;

   o the repayment (including through refinancing) of the principal amount of the SAM; and

   o at the option of SAMCO Mortgage Securities Corp., a default by the mortgagor with respect to any amounts due (including any amounts required to be escrowed), or any covenant or representation made, by the mortgagor under the Mortgage Note or the Mortgage.

      "MORTGAGED PROPERTIES" means one- to four-family residential properties or multi-family residential properties.

      "MORTGAGES" means first and secured mortgages, deeds of trust or security deeds.

      "MULTIPLE VARIABLE RATE" means a rate for stated interest at (1) more than one qualified floating rate, or at (2) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate."

      "NON-U.S. PERSON" means a person that is not a U.S. Person, whose collections of payment are generally exempt from U.S. federal income and withholding taxes, provided

   o the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate,

   o the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and

   o the last U.S. Person in the chain of payment to the holder received such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false.

      "OCC" means the Office of the Comptroller of the Currency which has informally determined that national banks which it charters have implicit authority to accept consideration for a mortgage loan in the form of equity appreciation in the real estate securing the loan, provided the national bank expects to receive money rather than a possessory interest in real property and the principal is to be repaid.

      "OID" means original issue discount.

      "OID REGULATIONS" means the Treasury regulations promulgated under sections 1271 through 1275 of the Code.

      "OTS" means the Office of Thrift Supervision.

      "ORIGINAL VALUE" means a value equal to the lower of the purchase price, if any, and the appraised value of the property on the origination date of the Mortgage Subsidy SAM.

      "ORIGINATORS" means an originator of a SAM which is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, or a savings and loan association, a savings bank, a commercial bank, a licensed mortgage banker or similar banking or lending institution which is supervised and examined by a federal or state authority or such other entities as may be described in the applicable prospectus supplement.

      "PARITY ACT" means the Alternative Mortgage Transaction Parity Act of
1982.

      "PARTICIPANTS" means participating organizations including securities brokers and dealers, banks, trust companies and clearing corporations, and possibly certain other organizations including underwriters of any series of certificates.

      "PARTIES IN INTEREST" means certain persons who have certain specified relationships to the Plan, for whom a broad range of transactions involving Plan Assets is prohibited.

      "PASS-THROUGH CERTIFICATE" means a Trust Certificate issued in respect of a SAM Pool that (1) is classified as a grantor trust for federal income tax purposes and (2) contains shared appreciation mortgages from which the Additional Interest Payments have not been stripped.

      "PASS-THROUGH RATE" means the amount paid to the certificateholders for each class of certificates calculated on the basis of the Remittance Rate for the related SAMs.

      "PAYING AGENT" means a paying agent appointed by the Trustee.

      "PERCENTAGE INTEREST" means the interest represented by a certificate of a particular class which is equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the aggregate initial amount or notional amount of all the certificates of such class.

      "PERMITTED ASSETS" has the meaning contained in section 860L(c)(1) of the Code.

      "PERMITTED TRANSFER" means

   o a transfer by devise, descent, or operation of law on the death of a joint tenant or tenant by the entirety;

   o  a transfer to a relative resulting from the death of the mortgagor;

   o a transfer where the mortgagor's spouse or children become an owner of the Mortgaged Property;

   o a transfer resulting from a decree of a dissolution of marriage, legal separation agreement, or from an incidental property settlement agreement, by which the mortgagor's spouse becomes an owner of the Mortgaged Property;

   o a transfer into an inter vivos trust in which the mortgagor is and remains a beneficiary and which does not relate to a transfer of rights of occupancy in the property;

   o the creation of a lien or other encumbrance subordinate to the SAMCO Mortgage Securities Inc.'s security instrument which does not relate to a transfer of rights of occupancy in the Mortgaged Property;

   o the creation of a purchase money security interest for household appliances; or (viii) any other transfer or disposition described in regulations prescribed by the OTS.

      "PLAN ASSET INVESTORS" means entities holding Plan Assets with respect to Plans, collective investment funds, insurance company general or separate accounts that purchase or hold certificates of the applicable series.

      "PLAN ASSETS" means the investable assets of any Plan.

      "PLANNED AMORTIZATION CLASS" means a class of Exchangeable
Certificates that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying SAMs.

      "PLANS" means employee benefit plans and other benefit plans or arrangements which are subject to ERISA or Section 4975 of the Code, upon which certain requirements are imposed by ERISA.

      "PMBS AGREEMENT" means a pooling and servicing agreement pursuant to which Private Mortgage-Backed Securities are issued.

      "PMBS ISSUER" means a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans or SAMs, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.

      "PMBS SERVICER" means a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee, or such other servicer as specified in the related prospectus supplement.

      "PMBS TRUSTEE" means the trustee under the PMBS Agreement with whom the seller/servicer of the underlying mortgage loans enters into the PMBS Agreement.

      "POOL INSURANCE POLICY" means a separate insurance policy obtained for the related SAM Pool and issued by the insurer which covers loss by reason of default in payment on single family loans in the SAM Pool in an amount specified in the prospectus supplement.

      "POOL INSURER" means the insurer named in the related prospectus supplement responsible for issuing the Pool Insurance Policy.

      "POST-IMPROVEMENT APPRAISED VALUE" means the appraised value of the Mortgaged Property conducted after the completion of a Qualifying Major Home Improvement.

      "PRE-IMPROVEMENT APPRAISED VALUE" means the appraised value of the Mortgaged Property determined prior to the commencement of a Qualifying Major Home Improvement.

      "PREPAYMENT ASSUMPTION" means the mortgage prepayment assumption used to calculate OID as required under section 1272(a)(6) of the Code and the Treasury regulations promulgated thereunder.

      "PRIMARY INSURANCE POLICY" means a primary insurance policy with regard to each SAM for which such coverage is required which is maintained by the master servicer or the related servicer, in full force and effect, to the extent specified in the related prospectus supplement.

      "PRIMARY INSURER" means the issuer of the related Primary Insurance
Policy.

      "PRINCIPAL BALANCE" means a balance equal to the initial principal amount thereof reduced by (i) all voluntary prepayments of principal actually made on or before such date; and (ii) the portion of all Liquidation Proceeds, Insurance Proceeds or income from the Mortgaged Property applied to or prior to such date as a payment of principal on such Equity Release SAM.

      "PRIVATE MORTGAGE-BACKED SECURITIES" means private issued mortgage-backed securities.

      "PROJECTED PAYMENT SCHEDULE" means a schedule of the payments expected to be made with respect to the Appreciation Certificate, based upon reasonable prepayment assumptions and the Comparable Yield.

      "PTCE 83-1" means Prohibited Transaction Class Exemption 83-1, which permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plan Asset Investors, regardless of whether
(1) the mortgage pool is exempt from "plan asset" treatment or (2) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code.

      "PTE" means Prohibited Transaction Exemption, an individual administrative exemption.

      "PTE 90-30" means Prohibited Transaction Exemption 90-30, issued by the DOL to Bear Stearns & Co., Inc., which exempts the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of PTE 90-30 from certain of the prohibited transaction rules of ERISA and the Code, and provide that the trust's assets may include (i) yield supplement agreements or similar yield maintenance arrangements of the type described above, provided such arrangements do not involve swap agreements or other notional principle contracts; and (ii) certain pre-funding account arrangements.

      "QUALIFIED INSURER" means a mortgage guaranty insurance company which is duly qualified as such under the laws of each state in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact a mortgage guaranty insurance business and to write the insurance provided by the Primary Insurance Policy or the Pool Insurance Policy, as the case may be, and which is approved as an insurer by FHLMC or FNMA or any successor entity and by SAMCO Mortgage Securities Corp.

       "QUALIFYING MAJOR HOME IMPROVEMENT" means an improvement made to the Mortgaged Property which increases the value of the Mortgaged Property and

   o is a major improvement having a minimum total project value of the greater of $5,000 and 3% of the Original Value or Adjusted Value, if one exists;

   o is completed within six months of the start date of the Qualifying Major Home Improvements; and

   o  excludes certain work or items, including, but not limited to,

      o ordinary maintenance and repair, including the replacement of roofing,

      o decorations, wallpaper, paint and the replacement of appliances and floor coverings,

      o     landscaping, plants, patios, decks, fences and sheds, and

      o replacement or updating of existing systems such as, heating, air conditioning, septic and wells.

      "RCRA" means the federal Resource Conservation and Recovery Act.

      "REIT" means a real estate investment trust within the meaning of section 856(a) of the Code.

      "REMIC" means a real estate mortgage investment conduit within the meaning of section 860D of the Code.

      "REMIC CERTIFICATE" means a certificate issued in respect of a SAM Pool classified as a REMIC for federal income tax purposes.

      "REMIC PROVISIONS" means sections 860A through 860G of the Code.

      "REMIC REGULAR CERTIFICATe" means a REMIC Certificate that is treated as a "regular interest" within the meaning of section 860G(a)(1) of the Code.

      "REMIC REGULATIONS" means the Treasury regulations issued under the provisions of the Code relating to REMICs.

      "REMIC RESIDUAL CERTIFICATE" means a REMIC Certificate that is treated as a "residual interest" within the meaning of section 860G(a)(2) of the Code.

      "REMIC SAM POOL" means a SAM Pool consisting of REMIC Certificates which represent interests in such Pool.

      "RECEIVED EXCHANGEABLE CLASS" means any Exchangeable Class which is given to the holder/seller of any single Exchanged Exchangeable Class, the sale of which makes the investor subject to the coupon stripping rules of
Section 1286 of the Code.

      "RECORD DATE" means the close of business on the last business day of the month preceding the month in which the Distribution Date occurs.

      "REGULATION" means a final regulation, issued by the DOL, under which the assets of an entity in which a Plan Asset Investor makes an equity investment are to be treated as Plan Assets in certain circumstances.

      "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "REMITTANCE RATE" means the difference between the stated interest rate on each SAM (or SAM Pool, if applicable) and the amount needed to pay Master Servicing Fees, Servicing Fees, Certificate Administrator Fees and any Retained Yield.

      "RESERVE ACCOUNT" means one or more reserve accounts established by the Trustee.

      "RESERVE FUND" means a fund funded, applied and maintained by the master servicer, SAMCO Mortgage Securities Corp., the Originator or the seller, as applicable, in the manner and under the conditions specified in the prospectus supplement.

      "RESIDUAL OWNER" means an owner of a REMIC Residual Certificate.

      "RESTRICTED GROUP" means the Underwriter, the Trustee, the servicer, any obligor with respect to the Receivables included in the Trust, any entity deemed to be a "sponsor" of the Trust as such term is defined in PTE 90-30, or any affiliate of any such party, to which PTE 90-30 does not apply.

      "RETAINED YIELD" means a portion of the interest payable on each SAM set as a fixed rate and not part of the Trust Fund.

      "RULES" means the rules, regulations and procedures creating and affecting DTC and its operations.

      "S&P" means Standard & Poor's, a division of the McGraw-Hill companies.

      "SAM PERCENTAGE" means a percentage of a SAM which is equal to the Appreciation Share.

      "SAM POOL" means a pool of shared appreciation mortgage loans.

      "SAMS" means fixed or adjustable rate shared appreciation mortgage loans, which currently pay interest or currently pay no interest.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

      "SALE AND SERVICING AGREEMENT" means an agreement by which SAMs are sold to EMC Mortgage Corporation by an Originator or seller.

      "SALES PRICE" means the sales price, if any, of Mortgaged Property.

      "SENIOR CERTIFICATES" means one or more classes of certificates of a series, which may be Appreciation Certificates, holders of which receive, if so specified in the applicable prospectus supplement, payments that otherwise would have been payable to the holders of the Subordinated Certificates.

      "SERVICING AGREEMENT" means any contract entered into by the master servicer or Trustee for the performance of certain administrative and servicing functions for the SAMs, which may be the related Sale and Servicing Agreement.

      "SERVICING FEES" means the amounts payable as fees to the Trustee and the master servicer or servicer, if any, and other similar fees.

      "SETTLEMENT VALUE" means the appraised value of the Mortgaged Property on the Termination Date; provided that (i) there is no sale of the Mortgaged Property; (ii) the purchaser is not a relative of the mortgagor; or (iii) the variance between the Sales Price and the appraised value is less than or equal to five percent.

      "SIMPLIFICATION ACT" means the Tax Simplification and Technical Corrections Bill of 1993, presently pending before the United States Congress, which would apply a tax on an annual basis to "large partnerships."

      "SINGLE VARIABLE RATE" means a rate for payment of "qualified stated interest," which is either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) the current values of a single "qualified floating rate" or "objective rate."

      "SPECIAL HAZARD INSTRUMENT" means one or more of a Letter of Credit, Reserve Fund or a Special Hazard Insurance Policy which may provide coverage with respect to Special Hazard Losses, as set forth in the applicable prospectus supplement.

      "SPECIAL HAZARD INSURANCE POLICY" means an insurance policy, the amount of which is specified in the prospectus supplement, which protects holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of Hazard Insurance Policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in Hazard Insurance Policies, but does not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks.

      "SPECIAL HAZARD INSURER" means the insurer named in the prospectus supplement responsible for issuing a separate Special Hazard Insurance Policy.

      "SPECIAL HAZARD LOSS" means any loss of a type generally covered by a Special Hazard Insurance Policy, as set forth in the applicable prospectus supplement.

      "STATED INTEREST" means the amount of fixed interest paid on a SAM.

      "STRIP" means an interest that represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of certificates.

      "STRIPPED CERTIFICATE" means a certificate issued in respect of a SAM Pool that (i) is classified as a grantor trust for federal income tax purposes and (ii) contains interests representing either (A) Additional Interest Payments or (B) principal and interest payments other than Additional Interest Payments on shared appreciation mortgages.

      "SUBORDINATED CERTIFICATES" means one or more Classes of Certificates of a Series, which may be Appreciation Certificates, distributions for which are, if so specified in the applicable prospectus supplement, payable to holders of the Senior Certificates.

      "TERMINATION DATE" means the earlier of the maturity of the Mortgage Subsidy SAM and the occurrence of such Mortgage Termination Event.

      "TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law which govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

      "TIL ACT" means the federal Truth in Lending Act, the disclosure provisions of which require creditors to disclose to consumers the terms of all consumer credit transactions.

      "TRUST" means a SAM Pool classified as a grantor trust for federal income tax purposes.

      "TRUST ASSETS" means the SAMs included in one or more SAM Pools for that series and related property.

      "TRUST CERTIFICATES" means Pass-Through Certificates and Stripped Certificates.

      "TRUST FUND" means a trust consisting of the SAMs included in one or more SAM Pools for that series and any related property, in which the certificates of each series represent undivided interests.

      "TRUSTEE" means an independent bank or trust company acting as trustee for the benefit of a Series of Certificateholders and designated as such in each prospectus supplement.

      "U.S. PERSON" means

   o  a citizen or resident of the United States,

   o a corporation or partnership (including any entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia, or

   o an estate or trust that is subject to U.S. federal income tax regardless of the source of its income or

   o a trust if a United States court is able to exercise primary supervision over its administrators and one or more United States person have the authority to control all of its substantial decisions.

      "VA" means Veterans Administration.

      "VA LOANS" means a pool of mortgage loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States
Code.

      "WEIGHTED AVERAGE LIFE" means the average amount of time that elapses from the date of issuance of a certificate until each dollar of principal is repaid to the certificateholders.



                                                                      ANNEX II

                         GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES


      Except in certain limited circumstances, the Global Securities to be issued in series from time to time will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of the DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.


      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.


      Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear, in such capacity, and as DTC Participants.

      Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organization or their participants.


INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Mortgage Pass-Through Certificates issues in same-day funds.


      Trading between Cedelbank Customers or Euroclear Participants. Secondary market trading between Cedelbank Customers or Euroclear
Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date, i.e., the trade fails, the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.


      Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.


      Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedelbank or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;


            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


      A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless, under currently applicable law, each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            Exemption for non-U.S. Persons (Form W-8). Beneficial owners of certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.


            Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the conduct of a Trade or Business in the United States).


            Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are certificateholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the certificateholder or his agent.


            Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9
      (Payer's Request for Taxpayer Identification Number and Certification).


            U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or original issue discount paid to a nonresident alien would continue to be exempt from U.S. withholding taxes, including backup withholding, provided that the holder complies with the new certification procedures.



                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Registration fee..................... $278.00
Printing and engraving............... *
Legal fees and expenses ............. *
Accounting fees and expenses......... *
Trustee's fees and expenses ......... *
Blue Sky Qualification Fees and
Expenses
      (including Counsel Fees)....... *
Rating Agency Fee.................... *
Miscellaneous ....................... *
            Total.................... $278.00

------------
* To be determined based upon the number of issuances and the specific circumstances of each issuance.


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of the State of Delaware, as amended, under which the Registrant is incorporated, empowers a corporation, subject to certain limitations, to indemnify its directors and officers against the actual and reasonable expenses of defending litigation against them in their capacities as directors and officers.

      Section 13 of Article III of SAMCO Mortgage Securities Corp.'s By-Laws provides as follows:


            The provisions of this Section 13 shall apply to the directors and officers of the corporation in accordance with Article III and V of these By-Laws as more fully set forth in this prospectus.


      (1)   As used in this Article:

            (a) "acted properly" as to any person shall mean that such person acted in good faith; acted in a manner not clearly opposed to any written policy of the corporation or which he reasonably believed to be in the best interests of the corporation; and with respect to any criminal action or proceeding, had no reasonable cause to believe that this conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act properly.


            (b) "agent" shall mean any person who is or was a director, officer or employee of the corporation and/or any subsidiary; a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the corporation and/or any subsidiary; serving at the request of the corporation as a director, officer or employee of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise (which shall, for the purpose of this Article be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan or trust.


            (c) "expenses" shall include attorneys' fees and any expenses of establishing a right to indemnification under this Article.

            (d) "proceeding" shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body.

            (e) "subsidiary" shall mean a corporation, 50% or more of the shares of which at the time outstanding have voting power for the election of directors, is owned directly or indirectly by the corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.


      (2) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an agent against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if such person acted properly.


      (3) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent against amounts paid in settlement and against expenses actually and reasonably incurred by him in connection with the defense or settlement of such proceeding if he acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (4) Expenses incurred in deferring a proceeding shall be paid by the corporation to or on behalf of an agent in advance of the final disposition of such proceeding if:

            (a) there is a reasonable basis to believe that such agent may be entitled to indemnification under this Article;

            (b) such advance payments would not result in undue financial hardship to the corporation; and

            (c) the corporation shall have received an undertaking by or on behalf of such agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.


      (5) Any indemnification or advance under paragraph (b), (c) or (d) of this Article (unless ordered by a court), shall be made by the corporation only as authorized in the specific proceeding upon a determination that indemnification or advancement to such person is proper in the circumstances. Such determination shall be made


            (a) by the Chairman of the Board so long as he was not made a party to such proceeding;

            (b) if the Chairman of the Board were made a party by the Board of Directors, by a majority vote of a quorum consisting of directors who were not made parties to such proceeding;

            (c) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

            (d)   by the shareholders.

      (6) The corporation shall indemnify or advance funds to any person described in Section (a)(ii)(C) only after such person shall have sought indemnification or an advance from the corporation, partnership, pint venture, trust or other enterprise in which he was serving at the corporation's request, shall have failed to receive such indemnification or advance and shall have assigned irrevocable to the corporation any right to receive indemnification which he might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

      (7) The indemnification provided to an agent by this Article

            (a) shall not be deemed exclusive of any other rights to which such agent may be entitled by law or under any articles of incorporation, By-Law, agreement, vote of shareholders or disinterested directors or otherwise; and

            (b) shall inure to the benefit of the legal representatives of such agent or his estate, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such agent.

      (8) The indemnification and advances provided to an agent by this Article shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of an agent taken prior to the effective date of this Article; provided that payment of such claims had not been agreed to or denied by the corporation at the effective date.

      (9) The invalidity or unenforceability of any provision in this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

There is directors' and officers' liability insurance presently outstanding, which insures directors and officers of SAMCO Mortgage Securities Corp. against claims arising out of the performance of their duties.


      The Pooling and Servicing Agreement for each series of certificates will provide that no director, officer, employee or agent of SAMCO Mortgage Securities Corp. is liable to any holder of certificates or to the trustee on behalf of the holders of such certificates, or to any other person, except on account of such director's, officer's, employee's or agent's own willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Pooling and Servicing Agreement for each series will further provide that, with the exceptions stated above, a director, officer, employee or agent of SAMCO Mortgage Securities Corp. is entitled to be indemnified by the Trust Fund against all liability in connection with the mortgage pool evidenced by such series.


ITEM 16.    EXHIBITS

Exhibit      Description of Exhibit
-------      ----------------------
1.1          Form of Underwriting Agreement (to be utilized for firm
             commitment underwritings and public reoffering by underwriters).

1.2 Form of Purchase Agreement (to be utilized for sales by the Registrant and placement agents primarily to institutional purchasers).

3.1          Certificate of Incorporation of SAMCO Mortgage Securities Corp.

3.2          By-Laws of SAMCO Mortgage Securities Corp.


4.1 Form of Sale and Servicing Agreement between SAMCO Mortgage Securities Corp. and applicable master servicer or servicer, including Forms of certificates as exhibits thereto.

4.2 Form of Pooling and Servicing Agreement between SAMCO Mortgage Securities Corp. and Trustee, including Forms of certificates as exhibits thereto.


4.3          Form of typical Pool Insurance Policy.

4.4          Form of typical Special Hazard Insurance Policy.

4.5          Form of typical Primary Insurance Policy.

4.6          Form of typical Bankruptcy Bond.

4.7          Form of typical Fraud Bond.

4.8          Form of typical Letter of Credit.


5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the certificates.


8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.

24.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).

24.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto).

25.1         Powers of Attorney (included in signature page hereto).


ITEM 17.    UNDERTAKINGS.

            SAMCO Mortgage Securities Corp. hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

            o to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


            o to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            o to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


            4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SAMCO Mortgage Securities Corp. under the foregoing provisions, SAMCO Mortgage Securities Corp. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by SAMCO Mortgage Securities Corp. of expenses incurred or paid by a director, officer or controlling person of SAMCO Mortgage Securities Corp. in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, SAMCO Mortgage Securities Corp. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      SAMCO Mortgage Securities Corp. hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report under Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                 SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, except for the security rating requirement which it will meet by the time of sale, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on the 24th day of September, 1999.


                                        SAMCO MORTGAGE SECURITIES CORP.
                                        as Depositor

                                        By: /S/ Joseph T. Jurkowski, Jr
                                           ----------------------------
                                           Joseph T. Jurkowski, Jr


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

       Signature                       Title                    Date
       ---------                       -----                    ----

/S/ Jeffery Mayer*              President/Chairman of      September 24, 1999
-----------------------------   the Board of Directors
Jeffery Mayer                   (Principal Executive
                                Officer)


/S/ Samuel L. Molinaro Jr.*     Vice President/Treasurer   September 24, 1999
-----------------------------   (Principal Financial
Samuel L. Molinaro Jr.          Officer)


/S/ Paul M. Friedman*           Director/Vice              September 24, 1999
-----------------------------   President/Assistant
Paul M. Friedman                Secretary


/S/ Susan R. Mitchell*          Controller                 September 24, 1999
-----------------------------
Susan R. Mitchell


* By Power-of-Attorney.




                             INDEX TO EXHIBITS


EXHIBIT      DESCRIPTION OF EXHIBIT
-------      ----------------------
1.1          Form of Underwriting Agreement (to be utilized for firm
             commitment underwritings and public reoffering by underwriters).

1.2 Form of Purchase Agreement (to be utilized for sales by the Registrant and placement agents primarily to institutional purchasers).

3.1          Certificate of Incorporation of SAMCO Mortgage Securities Corp.

3.2          By-Laws of SAMCO Mortgage Securities Corp.


4.1 Form of Sale and Servicing Agreement between SAMCO Mortgage Securities Corp. and applicable master servicer or servicer, including Forms of certificates as exhibits thereto.

4.2 Form of Pooling and Servicing Agreement between SAMCO Mortgage Securities Corp. and Trustee, including Forms of certificates as exhibits thereto.


4.3          Form of typical Pool Insurance Policy.

4.4          Form of typical Special Hazard Insurance Policy.

4.5          Form of typical Primary Insurance Policy.

4.6          Form of typical Bankruptcy Bond.

4.7          Form of typical Fraud Bond.

4.8          Form of typical Letter of Credit.


5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the certificates.


8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.

24.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).

24.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto).


25.1         Powers of Attorney.


------------
* Filed previously.



                                   EXHIBITS


                                                             EXHIBIT 5.1


_________________________
_________________________
_________________________
_________________________


_________________, [1999]



Board of Directors
_________________________
_________________________
_________________________
_________________________


Gentlemen:


I have examined the Registration Statement on Form S-3 as prepared for filing with the Securities and Exchange Commission on ________, [1999] by _________________________ (the "DEPOSITOR"), in connection with the registration under the Securities Act of 1933, as amended, of SAMCO Mortgage Securities Corp.'s Mortgage Pass-Through Certificates (the "CERTIFICATES"), to be issued under various Pooling and Servicing Agreements (the "POOLING AND SERVICING AGREEMENTS"), between SAMCO Mortgage Securities Corp. and a bank or trust company, as Trustee (the "TRUSTEE"). The Certificates are to be primarily sold to underwriters and to institutional investors as set forth in the Registration Statement.

I have also examined the proceeds relating to the authorization and execution of the various Pooling and Servicing Agreements and the issuance and sale of the Certificates.


I am of the opinion that:


      1. Each Pooling and Servicing Agreement, when it has been duly executed and delivered by SAMCO Mortgage Securities Corp. and the Trustee, will be a valid and binding obligation of SAMCO Mortgage Securities Corp..

      2. The Certificates, when sold and duly executed, authenticated and delivered in the manner referred to in the Registration Statement and in accordance with the terms of the related Pooling and Servicing Agreement, will be legally and validly issued, fully-paid and non-assessable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name under "Legal Matters" in the Registration Statement and in the prospectus which is a part thereof.



                                           Very truly yours,






                                                          EXHIBIT 8.1


                                  [TO COME]